                                                                 EXHIBIT 10.11



               SECOND AMENDED AND RESTATED PARTICIPATION AGREEMENT



                          dated as of December 19, 1996



                                      among



                                THE GEON COMPANY,


                                 1994 VCM INC.,


                     STATE STREET BANK AND TRUST COMPANY OF
                       CONNECTICUT, NATIONAL ASSOCIATION,
                    not in its individual capacity except as
                 expressly stated herein, but solely as Trustee,


                     THE FINANCIAL INSTITUTIONS NAMED HEREIN
                                  AS PURCHASERS


                                       and


                                 CITIBANK, N.A.,
                                    as Agent

                                TABLE OF CONTENTS


                                                                     Page
                                                                     ----

PRELIMINARY STATEMENT .................................................1


ARTICLE I.        FINANCING ...........................................5

   SECTION 1.01.    Agreement to Issue and Purchase....................5
   SECTION 1.02.    Closing Dates......................................5
   SECTION 1.03.    Simultaneous Closing Transactions..................6
   SECTION 1.03A.   Simultaneous Refinancing Transactions..............7
   SECTION 1.04.    Procedures for HCL Fundings;
                         Requisitions..................................7


ARTICLE II.         CONDITIONS PRECEDENT..............................11

   SECTION 2.01.    Conditions Precedent to the Second
                          Refinancing.................................11
   SECTION 2.02.    Conditions Precedent to Fundings
                          Subsequent to the Second Refinancing
                          Date........................................17


ARTICLE III.        REFINANCING OF INTERIM NOTES (HCL SERIES).........19

   SECTION 3.01.    Refinancing of Interim Notes (HCL Series).........19
   SECTION 3.02.    Conditions Precedent to Final Completion
                          Date........................................20


ARTICLE IV.         REPRESENTATIONS AND WARRANTIES....................21

   SECTION 4.01.    Company Representations and Warranties............21
   SECTION 4.02.    SSBTC Financing Closing Date
                          Representations and Warranties..............29
   SECTION 4.03.    Second Refinancing Date SSBTC
                          Representations and Warranties..............31


ARTICLE V.          COVENANTS.........................................32

   SECTION 5.01.    Company's Covenants...............................32


ARTICLE VI.         THE NOTES AND THE CERTIFICATES....................37

   SECTION 6.01.    Determination of Rates............................37
   SECTION 6.02.    Assignments and Participations....................40
   SECTION 6.03.    Taxes.............................................45
   SECTION 6.04.    Substitution of Purchaser.........................48
   SECTION 6.05.    Sharing of Payments, Etc..........................49

                                                                     Page
                                                                     ----

   SECTION 6.06.    Tax Treatment.....................................50


ARTICLE VII.        EVENTS OF DEFAULT AND UNWIND EVENTS...............51

   SECTION 7.01.    Events of Default.................................51
   SECTION 7.02.    Remedies upon an Event of Default.................54
   SECTION 7.03.    Unwind Events.....................................55
   SECTION 7.04.    Remedies upon an Unwind Event.....................55
   SECTION 7.05.    Residual Guaranty and Return Conditions...........55


ARTICLE VIII.       THE AGENT.........................................58

   SECTION 8.01.    Authorization and Action..........................58
   SECTION 8.02.    Agent's Reliance, Etc.............................58
   SECTION 8.03.    Citicorp and Affiliates...........................59
   SECTION 8.04.    Purchaser Credit Decision.........................59
   SECTION 8.05.    Indemnification...................................60
   SECTION 8.06.    Successor Agent...................................60


ARTICLE IX.         MISCELLANEOUS.....................................61

   SECTION 9.01.    Survival..........................................61
   SECTION 9.02.    Notices...........................................61
   SECTION 9.03.    Severability......................................62
   SECTION 9.04.    Amendments, Etc...................................62
   SECTION 9.05.    Headings..........................................63
   SECTION 9.06.    Compliance Responsibility.........................63
   SECTION 9.07.    Definitions.......................................63
   SECTION 9.08.    Benefit...........................................63
   SECTION 9.09.    Place of Payment..................................63
   SECTION 9.10.    Counterparts......................................64
   SECTION 9.11.    Governing Law and Jurisdiction....................64
   SECTION 9.12.    Time; Business Day................................65
   SECTION 9.13.    The Trustee.......................................65
   SECTION 9.14.    Transaction Costs; Facility Fees..................65
   SECTION 9.15.    INDEMNIFICATION...................................67
   SECTION 9.16.    Operative Documents; Further Assurances...........70
   SECTION 9.17.    Confidentiality...................................71
   SECTION 9.18.    Interest..........................................71
   SECTION 9.19.    Waiver of Trial by Jury...........................74
   SECTION 9.20.    Options...........................................74
   SECTION 9.21.    Financial Advisor.................................75
   SECTION 9.22.    Securities Representation.........................75
   SECTION 9.23.    UNENFORCEABILITY OF ORAL AGREEMENTS;
                          (TEXAS STATUTORY LANGUAGE)..................75
   SECTION 9.24.    Amendment and Restatement.........................76

Schedule I              - Manner of Payment and Communications to
                             Parties
Schedule II             - Rating Level Pricing Grid
Schedule
   4.01(e)              - Litigation
Schedule
   4.01(l)              - Existing Encumbrances
Appendix A              - Definitions
Exhibit A               - Form of Requisition
Exhibit B               - Form of Final Completion Certificate
Exhibit C               - Form of Independent Engineer's Certificate
Exhibit D               - Approved Construction Budget
Exhibit E               - Construction Schedule
Exhibit F               - Feedstock Pipeline Agreement

                  SECOND AMENDED AND RESTATED PARTICIPATION AGREEMENT dated as of December 19, 1996 (as it may be further amended from time to time, this "Agreement"), by and among The Geon Company, a Delaware corporation (the "Company"); 1994 VCM Inc., a corporation organized under the laws of Texas ("VCMI"); State Street Bank and Trust Company of Connecticut, National Association, a national banking association ("SSBTC") and the wholly-owned subsidiary of State Street Bank and Trust Company ("State Street"), not in its individual capacity except as expressly stated herein, but solely as Trustee under the Declaration (herein, together with any successor trustee under the Declaration, the "Trustee"); the financial institutions named as purchasers on
Schedule I hereto, and/or any assignee thereof who may, from time to time, become a party to this Agreement pursuant to the terms hereof (collectively, the "Purchasers"); and Citibank, N.A. ("Citibank"), in its capacity as agent for the Purchasers hereunder. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth in Appendix A hereto.

                              Preliminary Statement

                  A. The Company, VCMI, SSBTC, the Purchasers and Citibank are parties to the Participation Agreement (the "Original Agreement") dated as of August 16, 1994, which was amended and restated as of November 9, 1995 (the "First Restated Agreement").

                  B. The Company is the record owner of certain parcels of land (collectively, the "Parcel") described on Schedule A to the Ground Lease as hereinafter defined located in LaPorte, Texas. On the Financing Closing Date and the First Refinancing Date, VCMI acquired from the Company certain work-in-process and thereafter constructed improvements (i) to a vinyl chloride monomer plant and related facilities (collectively, the "Plant") and (ii) to a chlorine unloading facility (the "Chlorine Facility") and certain other improvements, in each case located primarily on the Parcel, which improvements are more fully described in the Bills of Sale referred to below (the "Initial Improvements"). The Initial Improvements together with all structures, buildings, fixtures and other improvements located on the Parcel on or after the Financing Closing Date, all integral equipment located thereon or therein on or after the Financing Closing Date, and certain other improvements located on adjacent parcels owned by the Company, all as more fully described on Exhibit A to the Agency Agreement dated as of August 16, 1994, as amended and restated as of November 9, 1995 (the "Original Agency

Agreement"), are collectively defined as the "Original Improvements". On the Financing Closing Date and on the First Refinancing Date, respectively, VCMI acquired from the Company title to the Initial Improvements pursuant to several deeds and bills of sale (the "Bills of Sale"). VCMI and the Company entered into a ground lease dated as of August 16, 1994, which was amended and restated as of November 9, 1995 (the "Original Ground Lease"), pursuant to which the Company leased certain portions of the Parcel to VCMI for a term expiring on August 15, 2034 and granted VCMI certain easements necessary for the operation of the Property, and VCMI granted the Company certain easements necessary for the operation of the Company Plant. VCMI's rights and interests in the Parcel (the "Ground Lease Property") and in the easements granted under the Ground Lease and the ownership interest in the Improvements (as hereinafter defined) are sometimes collectively referred to herein as the "Property". VCMI subleased certain portions of the Ground Lease Property and leased the Improvements (including the Initial Improvements) to the Company pursuant to a lease dated as of August 16, 1994, as amended as of December 1, 1994 and as amended and restated as of November 9, 1995 (the "Original Lease").

                  C. The Company, acting as VCMI's Construction Agent under the Original Agency Agreement, completed the construction of the Original Improvements on June 10, 1996.

                  D. To finance VCMI's acquisition of the Property and the completion of the construction of the Improvements, the Trustee has issued to the Certificate Purchasers the Original Certificates and issued to the Note Purchasers the Original Interim Notes pursuant to a declaration of trust dated as of August 16, 1994, as amended and restated as of November 9, 1995 (the "Original Declaration of Trust"). On June 10, 1996, the Original Interim Notes were refinanced by the issuance of A-Notes (the "Original A-Notes") and B-Notes (the "Original B-Notes") in an aggregate principal amount equal to the then outstanding principal balance of the Original Interim Notes.

                  E. On (i) the Financing Closing Date, the Trustee loaned to VCMI the aggregate proceeds of the Initial Advance and the Initial Investment and (ii) the date of each subsequent Advance and Investment, the Trustee loaned or, from and after the date hereof, shall loan to VCMI the aggregate proceeds of such Advance and Investment pursuant to a credit agreement dated as of August 16, 1994, as amended and restated as of November 9, 1995, between the Trustee and VCMI (the "Original VCMI Loan Agreement" and, as amended and restated, the "VCMI Loan Agreement"). In consideration therefor, VCMI executed and delivered to the Trustee on the First Refinancing Date promissory notes evidencing such indebtedness dated as of November 9, 1995 (collectively, the "Original VCMI Note") and, as security for the Original VCMI Note, mortgages, deeds of trust, security agreements, financing statements and assignments of rents (collectively, the "Original VCMI Mortgage").

                  F. The Company also entered into a guaranty agreement dated as of August 16, 1994, which was confirmed by the Company as of November 9, 1995 (the "Instrument Guaranty") pursuant to which the Company guarantees repayment by the Trustee of the Instruments to the extent provided therein.

                  G. In addition, the Company entered into a services agreement (the "Original Services Agreement") dated as of August 16, 1994 (as the same may be amended from time to time, the "Services Agreement") pursuant to which it will be obligated to provide certain services to VCMI and with respect to the Property in the event the Company does not purchase the Property at the expiration or other termination of the Lease.

                  H. In connection with SSBTC's performance of its obligations under the Original Agreement and under the other Original Operative Documents, State Street executed a guaranty dated as of August 16, 1994, which was confirmed by State Street as of November 9, 1995 (as the same may be amended from time to time, the "State Street Guaranty").

                  I. On the Second Refinancing Date (as defined below), VCMI will acquire title to the work-in-process for the construction of a hydrogen chloride reactor (the "HCL Facility") and associated support systems (together with the HCL Facility, the "HCL Improvements") pursuant to a deed and bill of sale dated as of the date hereof (the "HCL Bill of Sale"). The HCL Improvements together with the Original Improvements are collectively referred to herein and in the other Operative Documents as the "Improvements". Simultaneously therewith, VCMI and the Company will enter into an amended and restated ground lease dated as of the date hereof (as the same may be further amended from time to time, the "Ground Lease") pursuant to which, inter alia, the Company will grant VCMI (i) a leasehold estate in an additional portion of the Parcel as described on Schedule D to the Ground Lease (the "HCL Parcel") and (ii) certain easements necessary for the construction and operation of the HCL Facility.

                  J. The Company will also amend and restate the Original Lease to (i) include the HCL Improvements and the HCL Parcel in the Property leased pursuant thereto and (ii) extend the term thereof to December 19, 2001 (as the same may be further amended from time to time, the "Lease").

                  K. To finance (i) VCMI's acquisition of the HCL Facility and
(ii) the construction of the HCL Improvements, the Trustee will issue on the Second Refinancing Date a Certificate (HCL Series) to each of the Certificate Purchasers and an Interim Note (HCL Series) to each of the Note Holders pursuant to an Amended and Restated Declaration of Trust dated as of the date hereof (as the same may be further amended from time to time, the "Declaration" or "Declaration of Trust"). In exchange for the Original A-Notes and Original B-Notes, the Trustee will issue A-Notes and B-Notes reflecting the extension of the Maturity Date to December 19, 2001.

                  L. Subject to the terms and conditions hereof and pursuant to Requisitions, the Note Purchasers shall make HCL Advances, and the Certificate Purchasers shall make HCL Investments, from time to time, for all amounts paid or payable as Ground Lease Rent and as costs for the acquisition of the HCL Improvements and the design, engineering, construction, operation, testing and licensing of the HCL Improvements, as well as interest, distributions, fees and expenses paid or payable on or with respect to the Interim Notes (HCL Series) and Certificates (HCL Series), the Operative Documents (as they relate to the HCL Improvements, the Interim Notes (HCL Series) or the Certificates (HCL Series)) or otherwise related to the transactions contemplated hereby with respect to the HCL Improvements (collectively, the "Actual HCL Project Costs"). Upon the Interim Note (HCL) Maturity Date, the Trustee shall refinance the Interim Notes (HCL Series) through the issuance of a specified proportion of the A-Notes and B-Notes, to be issued pursuant to the Declaration in the same aggregate principal amount as the Interim Notes (HCL Series). The Instruments will be issued, dated and will mature and be payable as provided in the Declaration. The Instruments shall be entitled to the benefit of the Trust Estate held pursuant to the Declaration.

                  M. To implement the transactions described above, the parties have agreed to amend and restate the Original Agreement as provided herein, and amend and restate certain of the other Original Operative Documents. VCMI and the Company will enter into an agency agreement to provide for the construction of the HCL Improvements (as the same may be amended from time to time, the "Agency Agreement"). In addition, on the Second Refinancing Date State Street will execute a confirmation of its guaranty and the Company will execute and deliver an amended and restated instrument guaranty (as amended, the "Instrument Guaranty"). In connection with the Second Refinancing, VCMI will execute and deliver additional notes (collectively, with the Original VCMI Note, as amended, the "VCMI Note") and a mortgage, deed of trust, security agreement, financing statement and assignment of rents (collectively, with the Original VCMI Mortgage, as amended, the "VCMI Mortgage").

                  NOW, THEREFORE, in consideration of the agreements herein and in the other Operative Documents and in reliance upon the representations and warranties set forth herein and therein, the parties agree as follows:

                                   ARTICLE I.

                                    FINANCING

                  SECTION 1.01. Agreement to Issue and Purchase. (a) Subject to the terms and conditions of this Article I and of Article II hereof, each of the Note Purchasers hereby agrees to advance (which obligation to advance is several and not joint and several) to the Agent in the manner provided in Section 1.04 below, from time to time, its Percentage of Actual HCL Project Costs, up to in the aggregate, and in no case exceeding, its Interim Note (HCL) Commitment, and the Trustee shall issue to each of the Note Purchasers on the Second Refinancing Date, in consideration therefor, Interim Notes (HCL Series) in an aggregate principal amount equal to the Interim Note (HCL) Commitment of such Note Purchaser; and

                  (b) Subject to the terms and conditions of this Article I and of Article II hereof, each Certificate Purchaser hereby agrees to make an investment from time to time (the "HCL Investment") in the 1994 VCM Plant Trust by paying to the Trustee an amount, up to in the aggregate, and in no case exceeding, its Certificate (HCL) Commitment, and the Trustee shall issue to each Certificate Purchaser, in consideration therefor, a Certificate (HCL Series) in an aggregate stated amount equal to the Certificate (HCL) Commitment of such Certificate Purchaser.

                  SECTION 1.02. Closing Dates. (a) The closing of the transactions specified in Section 1.03 of this Agreement took place either on August 16, 1994 (the "Financing Closing Date") or on November 9, 1995 (the "First Refinancing Date") at the offices of Chadbourne & Parke LLP, 30 Rockefeller Plaza, New York, New York.

                  (b) The closing of the transactions specified in Section 1.03A of this Agreement (the "Second Refinancing") shall take place on December 19, 1996 (or such earlier or later date to which the Company and the Agent may agree), at the offices of Chadbourne & Parke LLP, 30 Rockefeller Plaza, New York, New York (the "Second Refinancing Date").

                  SECTION 1.03. Simultaneous Closing Transactions. On the Financing Closing Date or on the First Refinancing Date, as applicable, the following transactions were consummated simultaneously:

                  (a) The Original Agreement, the Original Ground Lease, the Original Agency Agreement, the Original Declaration of Trust, the Original Lease, the Original Certificates, the Original Interim Notes, the Original A-Notes, the Original B-Notes, the State Street Guaranty, the State Street Guaranty Confirmation, the Original Instrument Guaranty, the Instrument Guaranty Confirmation, the Bills of Sale, the Original Services Agreement, the Original VCMI Note, the Original VCMI Loan Agreement and the Original VCMI Mortgage were executed and delivered by the parties thereto.

                  (b) On the Financing Closing Date, each of the Note Purchasers made an initial advance (each, an "Initial Advance") equal to its Percentage of the difference of: Actual Project Costs incurred by the Trustee on or before the Financing Closing Date in its acquisition of the Property minus the amount of the Initial Investments and each of the Certificate Purchasers made an initial investment (each, an "Initial Investment") each in accordance with the applicable provisions of Section 1.04.

                  (c) On the Financing Closing Date, the Trustee loaned to VCMI the aggregate proceeds of the Initial Investments and the Initial Advances. Such loan was made under the Original VCMI Loan Agreement pursuant to which (i) the Trustee directed the Agent to transfer all moneys received by the Agent from the Advances and the Investment to an account held by the Agent in the name of VCMI and (ii) VCMI directed the Agent to disburse such funds in accordance with the Requisitions and the other Operative Documents.

                  (d) On the Financing Closing Date, the Agent, on behalf of VCMI, paid or disbursed the aggregate sum of the Initial Investment and the Initial Advance to the Company, or as otherwise directed by the Construction Agent, by transfer of immediately available funds in accordance with the Requisition for the Initial Investment and the Initial Advance.

                  SECTION 1.03A. Simultaneous Refinancing Transactions. On the Second Refinancing Date, subject to the satisfaction of the conditions set forth in Section 2.03, the following transactions shall be consummated simultaneously:

                  (a) This Agreement, the Ground Lease, the Agency Agreement, the Declaration, the Lease, the Certificates (HCL Series), the Interim Notes (HCL Series), the A-Notes, the B-Notes, the Certificates, the State Street Guaranty Confirmation, the Instrument Guaranty, the HCL Bill of Sale, the VCMI Note, the VCMI Loan Agreement and the VCMI Mortgage shall be duly executed and delivered by the parties thereto.

                  (b) Each of the Note Purchasers shall make a HCL Advance (the "Initial HCL Advance") and each of the Certificate Purchasers shall make a HCL Investment (the "Initial HCL Investment"), each in accordance with the applicable provisions of Section 1.04.

                  (c) The Trustee shall loan to VCMI the aggregate proceeds of the HCL Investments and the HCL Advances made on the Second Refinancing Date. Such loan shall be made by means of the VCMI Loan Agreement pursuant to which
(i) the Trustee shall direct the Agent to transfer all moneys received by the Agent from such HCL Advances and such HCL Investment to an account held by the Agent in the name of VCMI and (ii) VCMI shall direct the Agent to disburse such funds in accordance with the Requisitions and the other Operative Documents.

                  (d) The Agent, on behalf of VCMI, shall pay or disburse, or cause to be paid or disbursed, the aggregate sum of the HCL Investments and the HCL Advances made on the Refinancing Date to the Company, or as otherwise directed by the Construction Agent by transfer of immediately available funds in accordance with the Requisition for the Second Refinancing.

                  SECTION 1.04.  Procedures for HCL Fundings; Requisitions.

                  (a) Advances and Related Matters. (i) Subject to the satisfaction of the conditions set forth in Section 2.01, with respect to the Initial HCL Funding, Section 2.02, with respect to each HCL Funding subsequent to the Initial HCL Funding (except in the case of HCL Fundings made from time to time pursuant to Section 1.04(c) hereof), (A) each Note Purchaser agrees to make an advance (each together with the Initial HCL Advance, a "HCL Advance"), from time to time but not more frequently than once per calendar month, in an amount equal to its Percentage of Actual HCL Project Costs specified in any Requisition, up to an aggregate principal amount equal to its Interim Note (HCL) Commitment; and (B) each Certificate Purchaser agrees to make, in addition to its Initial HCL Investment, a HCL Investment on or prior to the applicable Payment Date during the Construction Period in an amount equal to, (i) in the case of the Initial HCL Investment, its Initial Certificate (HCL) Commitment and (ii) in the case of each other HCL Investment, its pro rata share of the Distributions payable on the Certificates. Each Purchaser shall record the HCL Advances or HCL Investments made by it on the payment schedule attached to its Interim Note (HCL Series) or Certificate (HCL Series), as the case may be.

                  (ii) On the date specified for any HCL Funding, each Note and Certificate Purchaser shall, before 10:00 A.M. (New York City time) make available, or cause to be made available, to the Agent, on behalf of the Trustee, an amount equal to the HCL Advance or HCL Investment, as the case may be, to be made by it, at the Agent's address referred to in Schedule I hereto, in immediately available funds. Upon the Agent's receipt of funds from the Note and Certificate Purchasers for such HCL Funding and upon fulfillment of the applicable conditions set forth in Article II, the Agent, pursuant to the VCMI Loan Agreement, will make distributions and payments of interest due hereunder and will make the remaining funds representing such HCL Funding available for credit to and upon the instructions of the Construction Agent (or the Company, or as otherwise directed by the Construction Agent, in the case of the Initial HCL Funding) in immediately available funds in accordance with the Requisition for such HCL Funding.

                  (iii) No Note Purchaser shall have any obligation to make any HCL Advance for any amount in excess of the lesser of (A) its aggregate Interim Note (HCL) Commitment or (B) its Percentage of the difference between (1) the aggregate of the Actual HCL Project Costs (less the amount of the HCL Investment) set forth in the Approved Construction Budget and (2) the aggregate of all prior HCL Advances made by the Note Purchasers. No Certificate Purchaser shall have any obligation to make a HCL Investment in excess of its Certificate
(HCL) Commitment.

                  (iv) The Company acknowledges that if it, as the Construction Agent, does not provide to the Agent all necessary documentation required hereunder on a timely basis, delays may result in the making of the HCL Advances and the HCL Investment. The Agent shall have no duty to verify the authenticity of any signature appearing on any Requisition other than to compare it with incumbency certificates provided by the Company listing Officers of the Company authorized to execute Requisitions.

                  (v) Unless the Agent shall have received notice from a Note Purchaser prior to the date of any HCL Advance that such Note Purchaser will not make available to the Agent its HCL Advance, the Agent may assume that such Note Purchaser has made its funds available to the Agent on such date in accordance with this Section 1.04(a) and the Agent may, in reliance upon such assumption, make available to the Construction Agent (or in the case of the Initial HCL Advance, the Company or as otherwise directed by the Construction Agent) on such date a corresponding amount. If and to the extent that such Note Purchaser shall not have so made such HCL Advance available to the Agent on such date, such Note Purchaser agrees to repay the Agent forthwith on demand by the Agent such corresponding amount, together with interest thereon, for each day from the date such amount is made available to the Construction Agent (or in the case of the Initial HCL Advance, the Company or as otherwise directed by the Construction Agent), until the date such amount is repaid to the Agent, at the Federal Funds Rate. If such Note Purchaser shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Note Purchaser's funding of its HCL Advance for purposes of this Agreement.

                  (vi) The failure of any Purchaser to make the HCL Advance or HCL Investment, as the case may be, to be made by it shall not relieve any other Purchaser of its obligation, if any, hereunder to make its HCL Advance or HCL Investment, but no Purchaser shall be responsible for the failure of any other Purchaser to make the HCL Advance or HCL Investment to be made by such other Purchaser on the date of any HCL Funding.

         (b) Requisitions. Not less than five (5) Business Days (or three (3) Business Days in the case of the Second Refinancing) prior to the day on which a HCL Funding is desired, the Construction Agent must submit to the Agent, with a copy to the Trustee, a requisition (each, a "Requisition") substantially in the form attached as Exhibit A hereto. The Agent will give notice of such

Requisition to the Note Purchasers, the Trustee and, if such Requisition is for the Second Refinancing, to the Certificate Purchasers not less than five (5) Business Days (or three (3) Business Days in the case of the Second Refinancing) prior to the date of the HCL Funding requested therein. Such notice by the Agent shall specify the amount of the HCL Advance or HCL Investment, as the case may be, to be made by each Purchaser. Each Requisition (i) shall be irrevocable,
(ii) must request a HCL Funding of at least $200,000 or such lesser amount as shall be equal to the total aggregate principal and stated amount of the unused Total HCL Commitment available at such time, and (iii) shall request that the Purchasers make HCL Advances and/or the HCL Investment, as the case may be, for Actual HCL Project Costs incurred as specified in the Requisition. Each Requisition shall constitute a representation and warranty by the Company that all the conditions precedent to such HCL Funding have been satisfied (except as specifically identified in such Requisition).

                  (c) Certain HCL Advances and HCL Investments. It is intended that all interest on the Interim Notes (HCL Series), commitment fees and other fees and expenses of the Note Purchasers due hereunder in connection with the acquisition, construction and installation of the HCL Improvements prior to the Interim Note (HCL) Maturity Date shall be paid from HCL Advances and that all Distributions on the Certificates (HCL Series) due hereunder prior to the Interim Note (HCL) Maturity Date shall be paid from HCL Investments. No Requisition shall be necessary to permit the Agent to request the Note Purchasers to make HCL Advances for the account of any or all Note Purchasers, to pay amounts for interest on the Interim Notes (HCL Series) or Facility Fees due to such Note Purchasers hereunder on or prior to the Interim Note (HCL) Maturity Date, or to request the Certificate Purchasers to make HCL Investments for the account of any or all Certificate Purchasers, to pay amounts for distributions on the Certificates (HCL Series) prior to the Interim Note (HCL) Maturity Date provided, however, that the Purchasers shall make such HCL Advances or HCL Investments, as the case may be, only (i) after the Agent has notified the Purchasers and the Company of the date and the Applicable Rate set for such HCL Funding and the amounts thereof due and owing and unpaid to be made by each such Purchaser and (ii) on a Payment Date. Notwithstanding anything to the contrary contained in this Agreement, HCL Advances and HCL Investments shall be limited in the aggregate to the Actual HCL Project Costs, up to each Note Purchaser's Interim Note (HCL) Commitment plus each Certificate Purchaser's Certificate (HCL) Commitment.

                                   ARTICLE II.

                              CONDITIONS PRECEDENT

                  SECTION 2.01. Conditions Precedent to the Second Refinancing. The obligations set forth in Article I (excluding Section 1.03) shall be subject to the fulfillment, to the satisfaction of the Agent, on or before the Second Refinancing Date, of the following conditions precedent:

                  (a) Due Authorization, Execution and Delivery. The Operative Documents shall have been duly authorized, executed and delivered by all parties thereto and shall be in full force and effect. No condition or event shall exist or have occurred which would constitute a Default or Event of Default under any of the Operative Documents or the Original Operative Documents by any party thereto and the Trustee and the Company shall each have delivered an Officer's Certificate to such effect dated the Second Refinancing Date.

                  (b) Representations. The representations and warranties of each of the Company and SSBTC, respectively, set forth in the Operative Documents shall be true and correct on and as of the Second Refinancing Date or, as applicable, on and as of the date specified in such representation or warranty, and the Company and SSBTC shall each have delivered an Officer's Certificate dated the Second Refinancing Date to such effect as to their respective representations and warranties.

                  (c) Opinions. The following opinions, dated the Second Refinancing Date and addressed to the parties indicated below, shall have been delivered:

                          (i) an opinion of the General Counsel to the Company, addressed to the Agent, the Note and Certificate Purchasers, VCMI and the Trustee, and in form and substance satisfactory to the Agent and Special Counsel;

                         (ii) an opinion of Chadbourne & Parke LLP, special counsel to the Agent and the Note and Certificate Purchasers, addressed to the Agent, the Note and Certificate Purchasers, VCMI and the Trustee, as to matters of New York law and in form and substance satisfactory to the Agent and Special Counsel;

                        (iii) an opinion of Hughes & Luce, special counsel to the Agent and the Note and Certificate Purchasers, addressed to the Agent, the Note and Certificate Purchasers, VCMI and the Trustee, as to matters of Texas law, and in form and substance satisfactory to the Agent and Special Counsel;

                         (iv) an opinion of Bingham, Dana & Gould, special counsel to the Trustee ("Trustee's Counsel"), addressed to the Agent, the Note and Certificate Purchasers, VCMI and the Company, and in form and substance reasonably satisfactory to the Agent, the Company and Special Counsel; and

                          (v) such other opinions of counsel as the Agent and the Special Counsel may reasonably request, addressed to the Agent, the Note and Certificate Purchasers, VCMI and the Trustee, and in form and substance reasonably satisfactory to the Agent and Special Counsel, and directions from the Company regarding the opinions referred to in clause (i) above.

                  (d) Proceedings Satisfactory and Other Evidence. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by the Operative Documents and all documents, papers and authorizations relating thereto shall be reasonably satisfactory to the Agent, the Company and their respective counsel. The Agent and the Company, and their respective counsel, shall have received copies of such documents and papers as they have reasonably requested, in form and substance reasonably satisfactory to them, including but not limited to the Operative Documents.

                  (e) Legality. The execution, delivery and issuance of the Notes and the Certificates by the Trustee and the purchase thereof by the Note and Certificate Purchasers shall not be subject to the registration requirements of the Act or any state securities or blue sky Laws, and shall not be prohibited by any applicable Law (including, without limitation, Regulation G, Regulation T, Regulation U or Regulation X and any applicable usury Laws) and shall not subject any Note or Certificate Purchaser to any Tax (other than Excluded Charges or a Tax paid by the Company pursuant to Sections 6.03 and 9.14), penalty, liability or other onerous condition under or pursuant to any applicable Law and the Agent and the Note and Certificate Purchasers shall receive such evidence as the Agent and the Note and Certificate Purchasers (through the

Agent) may reasonably request to establish compliance with this condition.

                  (f) Closing Fees. The Trustee shall have paid, or caused to be paid to CSI, from the proceeds of the Second Refinancing, the applicable advisory fee referred to in the engagement letter dated as of November 8, 1996 (the "Advisory Fee") and such other amounts as the Company may be required to pay on or before the Second Refinancing Date in accordance with the terms of the Operative Documents.

                  (g) Title and Survey. (i) The Company shall have good and marketable title to an indefeasible fee estate in the Parcel and the Chlorine Facility Parcel, and shall have conveyed to VCMI (x) good title to the Improvements and (y) a leasehold estate in the Parcel, in each case free and clear of all Liens except Permitted Encumbrances. The Company shall have delivered, or caused to be delivered, to the Agent, the Trustee, VCMI, the Purchasers and Special Counsel (a) a Texas Standard Form T-1 form of extended coverage policy of owner's title insurance for the Parcel, the Ground Lease Property and the Improvements with the Texas Standard Leasehold Owner Policy Endorsement and naming VCMI as the insured (the "Owner Title Policy") in the aggregate amount of $17,250,000, issued by the Title Company and showing and insuring the record title or leasehold interest of VCMI in the Parcel, (b) the Standard Form T-2 Mortgagee Policy of Title Insurance for the Ground Lease Property and the Improvements, with the Texas Standard Leasehold Mortgagee Policy Endorsement, and naming Trustee as the insured, in the aggregate amount of $17,250,000, issued by the Title Company, showing VCMI as the record owner of the Ground Lease Property and Improvements and insuring the VCMI Mortgage as a valid first lien against the Ground Lease Property and Improvements (the "Mortgagee Title Policy"), (c) a Texas Standard Form T-1 form of extended coverage policy of owner's title insurance for the Chlorine Facility Easement and naming VCMI as the insured (the "Easement Owner Policy") in the aggregate amount of $750,000 issued by the Title Company and showing and insuring the record title of VCMI in the Chlorine Facility Easement, (d) the Standard Form T-2 Mortgagee Policy of Title Insurance for the Chlorine Facility Easement naming the Trustee as the insured, in the aggregate amount of $750,000, issued by the Title Company showing VCMI as the record owner of the Chlorine Facility Easement and insuring the VCMI Easement Mortgage as a valid first lien against the Chlorine Facility Easement (the "Easement Mortgagee Policy"), (e) a Texas Standard Form T-1 form of extended coverage policy of owner's title insurance for the HCL Parcel and naming VCMI as the insured (the "HCL Owner Policy") in the aggregate amount of $7,500,000, issued by the Title Company and showing and insuring the record title or leasehold interest of VCMI in the HCL Improvements and HCL Parcel, (f) the Standard Form T-2 Mortgagee Policy of Title Insurance for the Parcel and the Chlorine Facility Easement naming the Trustee as the insured, in the aggregate amount of $7,500,000, issued by the Title Company showing VCMI as the record owner of the Improvements and holder of a leasehold interest in the Parcel and the Chlorine Facility Easement and insuring the Mortgage D (as defined in the VCMI Loan Agreement) as a valid first lien against the HCL Improvements and the HCL Parcel (the "HCL Mortgagee Policy"), and (g) a P9b3 endorsement covering any amendment to the Original VCMI Mortgage. (The Owner Title Policy, the Mortgagee Title Policy, the Easement Owner Policy and the Easement Mortgagee Policy are collectively referred to herein as the "Title Policy"). The Title Policy shall be issued subject only to Permitted Encumbrances and containing such affirmative insurance as Agent or Special Counsel shall require as may be available under Texas law.

                      (ii) The Agent and the Trustee shall have received a current, accurate survey of the Parcel and the HCL Parcel showing the location of all improvements, easements, encroachments and other survey matters, dated a recent date, in form and substance satisfactory to the Agent, the Trustee and the Title Company, prepared by a licensed surveyor acceptable to the Agent, which survey is certified to the Company, the Trustee, the Agent, VCMI and the Note and Certificate Purchasers.

                  (h) Compliance with Law. The Parcel, the Original Improvements, the HCL Improvements and the construction thereof and the Construction Agent shall be in material compliance with all Laws, including, without limitation, all building, construction and zoning Laws and Environmental Laws applicable to the Property.

                  (i) Permits and Certain Property Matters. (i) All Permits that are or will become Applicable Permits shall have been obtained, except Applicable Permits customarily obtained or which are permitted by Law to be obtained after the Second Refinancing Date (in which case the Company, having completed all appropriate diligence in connection therewith, shall have no reason to believe that such Permits will not be granted in the usual course of business prior to the date that such Permits are required by Law). All such obtained Permits shall be in proper form, shall be in full force and effect and not subject to any further appeal, consent or further contest or to any unsatisfied condition (other than conditions relating to completion in the future) that may allow modification or revocation; and

                      (ii) The Property shall not have suffered a Condemnation or a Casualty, or any other damage or destruction which renders the Property unusable in whole or in material part and, under applicable Law, the Property may be used for the purposes contemplated by the Company in accordance with the Lease.

                  (j) Documents Relating to the Property. The Company shall have delivered, or caused to be delivered, to the Trustee, the Agent, VCMI and the Note and Certificate Purchasers documentation with respect to the condition of the Property or any part thereof, the real estate Taxes applicable to the Parcel and the Property and such other documents and agreements (including but not limited to a copy of the HCL Construction Contract, and any other necessary Facility Agreements or assignments thereof) relating to the operation of the Property or any part thereof as the Agent or any of the Note and Certificate Purchasers (through the Agent) may reasonably request, in form and substance reasonably acceptable to the Agent and the Note and Certificate Purchasers.

                  (k) Environmental Matters. The Phase I environmental audit of the Parcel and the Property by the Environmental Consultant dated as of July 28, 1994 shall have been updated, and a Phase I environmental audit of the portions of the Parcel subjected to the Ground Lease in connection with the HCL Improvements shall be conducted by the Environmental Consultant, at the sole cost and expense of the Company, and the Agent, the Trustee, VCMI and the Note and Certificate Purchasers shall have received a copy of the Environmental Consultant's report with regard thereto, which shall conclude that (i) no environmental hazards exist on the Parcel or the Property that are unacceptable to the Agent, the Trustee, VCMI or any of the Note and Certificate Purchasers,
(ii) the Company is employing reasonable environmental practices relative to industry standards, and (iii) the Property is not likely to create any environmental hazards based upon anticipated and permitted practices which are unacceptable to VCMI, the Trustee, the Agent, or any of the Note and Certificate Purchasers.

                  (l) No Event of Default. No event shall have occurred and no condition shall exist which, assuming that all Operative Documents had been signed prior to the Second Refinancing Date, would constitute an Event of Default as of the Second Refinancing Date.

                  (m) Appraisal Update. The Company shall have caused an updated appraisal of the Property (the "Appraisal Update"), satisfactory in form and substance to the Agent and the Note and Certificate Purchasers, to be delivered to the Agent and the Note and Certificate Purchasers. Such Appraisal Update shall be prepared by the Appraiser and shall be at the expense of the Company.

                  (n) No Material Adverse Event. There shall exist no action, suit, investigation, litigation or proceeding affecting the Company or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement or any Instrument or any other Operative Document or the consummation of the transactions contemplated hereby, and there shall have been no adverse change in the status, or financial effect on the Company or any of its Subsidiaries, of the Disclosed Litigation that could reasonably be expected to have a Material Adverse Effect.

                  (o) Requisition. The Construction Agent shall have delivered to the Agent, the Trustee, each Note Purchaser and the Certificate Purchasers at least three Business Days prior to the Second Refinancing Date a Requisition, which Requisition shall request the Certificate Purchasers and each Note Purchaser to make all necessary arrangements to fund its HCL Investment or HCL Advance, as the case may be, on the Second Refinancing Date.

                  (p) Recording and Filing. Each of the Ground Lease and the Lease (or a memorandum of each thereof), the HCL Bill of Sale, the VCMI Mortgage and all financing statements under the UCC shall have been duly recorded, published, registered and filed by the Company, in such manner and in such places as the Company, the Company's counsel, the Agent and Special Counsel shall determine to be necessary or appropriate to publish notice thereof and protect the validity and effectiveness thereof and to establish, create, perfect, preserve and protect the rights of the parties thereto and their respective successors and assigns, and all Taxes, fees and other charges in connection with such recording, publishing, registration and filing of the Operative Documents or any memoranda thereof and any financing statements shall have been paid by the Company.

                  (q) Feedstock Pipeline Agreement. The Company shall have entered into an agreement with Bayer Corporation substantially in form and substance as set forth in Exhibit F hereto, for the supply of hydrogen chloride feedstock to the HCL Facility (the "Feedstock Pipeline Agreement").

                  (r) Offering Memo. Nothing shall have come to the attention of the Purchasers during the course of their due diligence investigation to lead them to believe that the Offering Memo was or has become misleading, incorrect or incomplete in any material respect; without limiting the generality of the foregoing, the Purchasers shall have been given such access to the management, records, books of account, contracts and properties of the Company and its Subsidiaries as they shall have reasonably requested.

                  (s) Additional Documents. The Agent shall have received such other approvals, certificates or documents as the Agent may reasonably request to evidence satisfaction of the conditions set forth in this Section 2.01.

                  SECTION 2.02. Conditions Precedent to Fundings Subsequent to the Second Refinancing Date. The several (and not joint and several) obligations of each of the Note Purchasers to make HCL Advances, and each of the Certificate Purchasers to make HCL Investments, subsequent to the Second Refinancing Date as set forth in Article I shall be subject to the fulfillment, to the satisfaction of the Agent, by, on or as of the date of such HCL Funding, of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of the Company set forth in the Operative Documents shall be true and correct as if made on and as of the date of such HCL Funding or, as applicable, on and as of the date specified in such representation or warranty.

                  (b) Compliance; No Default, etc. The Company shall be in compliance with its obligations under the Operative Documents on such date and there shall exist no Default, Event of Default, Unwind Event or Environmental Trigger and no Termination Notice shall have been delivered or been deemed to have been delivered.

                  (c) Requisition; Use of Investment Proceeds. Except with respect to HCL Advances and HCL Investments made by the Purchasers pursuant to
Section 1.04(c), the Agent shall have received a timely and complete Requisition pursuant to and in compliance with Section 1.04(b). All proceeds of the HCL Fundings expended by or on behalf of the Company shall have been or will be applied solely to Actual HCL Project Costs, and the Company, in its individual capacity and not as Construction Agent, shall certify the same in each Requisition and provide such other evidence with respect to the use of such proceeds as may be reasonably requested by the Agent. The final Requisition may request HCL Advances to provide for payment of amounts previously withheld from contractors' invoices ("Contractors' Holdbacks"). Such Contractors' Holdbacks shall be held by the Construction Agent pending evaluation of the contractor's services and then either disbursed to such contractor or returned to the Agent for distribution to the Purchasers.

                  (d) Compliance with Law. The Parcel, the Improvements and the construction thereof and the Construction Agent shall be in material compliance with all Laws, including, without limitation, all building, construction and zoning Laws and Environmental Laws applicable to the Property.

                  (e) No Material Adverse Event. There shall exist no action, suit, investigation, litigation or proceeding affecting the Company or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect other than the matters described on Schedule 4.01(e) hereto (the "Disclosed Litigation") or (ii) purports to affect the legality, validity or enforceability of this Agreement or any Instrument or the consummation of the transactions contemplated hereby, and there shall have been no adverse change in the status, or the financial effect on the Company or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 4.01(e) hereto that could reasonably be expected to have a Material Adverse Effect, and the Company, in its individual capacity and not as Construction Agent, shall certify the same in each Requisition.

                  (f) Legality. The making of any HCL Advance or HCL Investment, and maintenance of any Advance or Investment, by any Purchaser shall not be prohibited by any applicable Law (including, without limitation, Regulation G, Regulation T, Regulation U or Regulation X and any applicable usury Laws) and shall not subject any Purchaser to any Tax (other than Excluded Charges and any Tax paid by the Company pursuant to Sections 6.03 and 9.14), penalty, liability or other onerous condition under or pursuant to any applicable Law.

                  (g) Permits. All Permits that are or will become Applicable Permits shall have been obtained, except Applicable Permits customarily obtained or which are permitted by Law to be obtained after the date of the requested Advance (in which case the Company, having completed all appropriate diligence in connection therewith, shall have no reason to believe that such Permits will not be granted in the usual course of business prior to the date that such Permits are required by Law). All such obtained Permits shall be in proper form, in full force and effect and not subject to any appeal, consent or further contest or to any unsatisfied condition (other than conditions relating to completion in the future) that may allow modification or revocation.

                  (h) Closings. The Financing Closing, the First Refinancing and, from and after the date hereof, the Second Refinancing shall have been consummated and all conditions precedent thereto shall have been satisfied or waived in accordance with the terms of this Agreement.

                  (i) Taxes. All Taxes payable by the Company pursuant to paragraph 6 of the Lease shall have been paid by the Company, subject to the Company's rights of contest pursuant to the Lease.

                  (j) Additional Documents. The Agent shall have received such other approvals, certificates or documents (including without limitation an updated title report) as the Agent may reasonably request to evidence satisfaction of the conditions set forth in this Section 2.02.

                                  ARTICLE III.

                    REFINANCING OF INTERIM NOTES (HCL SERIES)

                  SECTION 3.01. Refinancing of Interim Notes (HCL Series). Subject to Section 3.02, on the Interim Note (HCL) Maturity Date the remaining unused Interim Note (HCL) Commitments of the Note Purchasers, if any, will automatically be canceled and the Interim Notes (HCL Series) will be refinanced through the issuance by the Trustee of A-Notes and B-Notes. Each of the Holders of the Interim Notes (HCL Series) on the Interim Note (HCL) Maturity Date shall receive as payment in full of the aggregate principal amount thereof A-Notes (HCL Series) and B-Notes (HCL Series) in aggregate principal amounts determined pursuant to the Interim Note (HCL) Maturity Formula.

                  SECTION 3.02. Conditions Precedent to Final Completion Date. The following conditions shall be fulfilled to the reasonable satisfaction of each of the Purchasers on or as of the Final Completion Date:

                  (a) Lien Releases and Waivers. The Construction Agent shall have secured final lien releases or waivers by all contractors and all subcontractors and by materialmen and other parties who have supplied labor, materials or services for the design and construction, testing, start-up or operation of the HCL Improvements, or who otherwise might be entitled to claim a contractual or statutory lien against the Property or any part thereof (other than liens arising from Contractors' Holdbacks, liens being contested in good faith or liens which the Company expects to be released or waived within 6 months of the Final Completion Date; provided that no enforcement, execution, or levy proceeding shall have been commenced that is not being contested in good faith).

                  (b) Certificate of Final Completion; Legal Compliance. The Company shall deliver to the Agent and the Trustee an Officer's Certificate of Final Completion, approved by the Independent Engineer in the form of Exhibit B hereto, to the effect that final completion of the HCL Improvements, as described therein, has occurred and further certifying to the effect that:

                           (i) The Property and the construction and operation of the HCL Improvements are in compliance in all material respects with all applicable Laws; and

                           (ii) All Permits (including without limitation a permanent certificate of occupancy) that are or will become Applicable Permits have been obtained, except Applicable Permits customarily obtained or which are permitted by Law to be obtained after the Final Completion Date (in which case the Company, having completed all appropriate diligence, shall have no reason to believe that such Permits will not be granted in the usual course of business prior to the date that such Permits are required by Law and the Company shall have applied for such Permits and satisfied all legal requirements necessary to authorize continued operation while the Permit application is pending). All such obtained Permits shall be in proper form, in full force and effect and not subject to any appeal or contest or to any unsatisfied conditions (other than conditions relating to completion in the future) that may allow modification or revocation.

                  (c) Independent Engineer's Certification. The Company shall deliver a Certificate in the form of Exhibit C hereto executed by the Independent Engineer (the "Independent Engineer's Certificate") certifying that
(i) the installation of the HCL Improvements has been mechanically completed and electrically checked, and piping and equipment have been pressure tested, mechanically checked, and placed in service or standby; and (ii) the HCL Facility is capable of converting during a continuous 72 hour period, 720 short tons per day of hydrogen chloride to Crude Ethylene Dichloride. In making such certification, the Independent Engineer, in his sole discretion, either may rely on production records provided by the Company or require a performance test.

                  (d) Insurance. The Company shall be in compliance with all Insurance Requirements and all insurance policies required thereunder shall be in full force and effect. To the extent not previously delivered pursuant hereto, the Company shall deliver, or cause to be delivered, to the Trustee and the Agent certificates of insurance or applicable reinsurance cover notes evidencing the coverage of such policies.

                  (e) Representations and Warranties. The representations and warranties of the Company as set forth in the Operative Documents shall be true and correct as if made on and as of the Final Completion Date or, as applicable, on and as of the date specified in such representation or warranty.

                                   ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 4.01. Company Representations and Warranties. The Company hereby represents and warrants to the Trustee, the Agent, VCMI and the Note and Certificate Purchasers that the following shall be true and correct on and as of the Second Refinancing Date:

                  (a) Corporate Existence. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified and authorized to do business in the State of Texas.

                  (b) Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement and the other Operative

Documents to which it is a party are within the Company's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable Law or of the certificate of incorporation or by-laws of the Company or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or result in the creation or imposition of any lien on any asset of the Company (except as contemplated by the Operative Documents) or its Subsidiaries.

                  (c) Binding Effect. This Agreement and the other Operative Documents to which the Company is a party are legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

                  (d) Financial Information. (i) The consolidated balance sheet of the Company and its Consolidated Subsidiaries as of December 31, 1995, and the related consolidated statements of income and cash flows for the fiscal year then ended, reported on by Ernst & Young and set forth in the Company's annual report for the fiscal year ended December 31, 1995 as filed with the Securities and Exchange Commission (the "Commission") on Form 10-K and the consolidated balance sheet of the Company and its Consolidated Subsidiaries as at September 30, 1996 and the related consolidated statements of income and cash flows of the Company and its Consolidated Subsidiaries for the nine months then ended, duly certified by a financial officer of the Company, copies of which have been delivered to each of the Note and Certificate Purchasers, fairly present, in conformity with GAAP, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and changes in financial position for such periods.

                           (ii) Since December 31, 1995, (except as set forth in
the financial statements referenced in subsection (i) above) there has been no Material Adverse Change.

                  (e) Litigation. To the best of the Company's knowledge, there is no pending or threatened action, suit, investigation, litigation or proceeding, including, without limitation, any Environmental Action, affecting the Company or any of its Subsidiaries before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect (other than the Disclosed

Litigation) or (ii) purports to affect the legality, validity or enforceability of this Agreement or any of the Operative Documents or the consummation of the transactions contemplated hereby, and there has been no adverse change in the status, or financial effect on the Company or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 4.01(e) hereto.

                  (f)      Compliance with ERISA, etc.

                           (i) No ERISA Event has occurred or is reasonably
expected to occur with respect to any Plan.

                           (ii) Neither the Company nor any ERISA Affiliate has
incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan.

                           (iii) Neither the Company nor any ERISA Affiliate has
been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

                           (iv) Except as set forth in the financial statements
referred to in Section 4.01(d), the Company and its Subsidiaries have no material liability with respect to "expected post retirement benefit obligations" within the meaning of Statement of Financial Accounting Standards No. 106.

                  (g) Subsidiaries. Each of the Company's Subsidiaries is a corporation duly incorporated, validly existing and in good standing, in each case under the laws of its jurisdiction of incorporation.

                  (h) Status. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, nor is it subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Interstate Commerce Act, or under any other state or Federal Law limiting its ability to execute and deliver any Operative Document or perform its obligations thereunder.

                  (i) Compliance with Margin Regulations. No proceeds of any Advance or Investment have been used in violation of any applicable Law (including, without limitation, Regulation G, Regulation T, Regulation U and Regulation X).

                  (j) No Default. No event has occurred and no condition exists which constitutes a Default or an Event of Default.

                  (k) Consents. The execution and delivery by the Company of each Operative Document to which it is a party and any other agreement which it has entered into in connection with the transactions contemplated thereby, the consummation of the transactions contemplated thereby and its compliance with the terms thereof does not require the consent or the approval or authorization of, or filing, registration or qualification with, any Federal, state or local government on the part of the Company as a condition to such execution, delivery and compliance.

                  (l)      Title to the Parcel.

                           (i) The Company has good and marketable title to an
indefeasible fee estate in the Parcel and the Ground Lessor Parcel, subject to no Liens other than Permitted Encumbrances and those set forth on Schedule 4.01(l) attached hereto.

                           (ii) As of the Second Refinancing Date, VCMI will
have good title to the Improvements, a good and valid leasehold interest in the Ground Lease Property, and a good and valid easement over the Chlorine Facility Parcel subject only to Permitted Encumbrances.

                           (iii) Neither the Parcel, the Chlorine Facility
Parcel nor the Property contains any defect or feature making it unsuitable for the proper operation of the Improvements.

                  (m) Compliance with Law. The Company is in material compliance with all Laws (including all Environmental Laws) with respect to the Parcel or the Property or with respect to its leasing and operation of the Property, the construction of the Improvements or the conduct of its business on the Property. The Company has not received any notice of, or citation for, any violation of any Law which has not been resolved or which the Company reasonably believes can not be resolved in the ordinary course of business, which notice or citation relates to the ownership or operation of the Parcel or the Property.

                  (n) Recordation. The Ground Lease (or a memorandum thereof), the HCL Bill of Sale, the Lease (or a memorandum thereof), the VCMI Mortgage and all financing statements under the UCC, to be recorded or filed pursuant to
Section 2.01(p) hereof, are in a form sufficient to create or publish notice of, as the case may be, the interests in the Ground Lease Property, the Property and the Improvements purported to be created thereby. Upon the recordation of the Ground Lease (or a memorandum thereof), the HCL Bill of Sale, the VCMI Mortgage and the Lease (or a memorandum thereof) and the filing of such financing statements, each to be recorded or filed pursuant to Section 2.03(q) hereof in such places as the Company shall notify the Trustee prior to the Second Refinancing Date, such documents will have been recorded or filed in each place in which recording or filing is required to publish notice, under Texas Law, of the interests created thereby and to protect the validity and effectiveness thereof, and all Taxes, fees and other public charges payable in connection with the publishing and filing of the Ground Lease (or a memorandum thereof), the HCL Bill of Sale, the VCMI Mortgage and the Lease (or a memorandum thereof), shall be contemporaneously paid in full by the Company.

                  (o) Approved HCL Construction Budget and Related Matters. The Approved HCL Construction Budget has been prepared in good faith on the basis of reasonable assumptions and accurately includes all Actual HCL Project Costs currently anticipated to be incurred or estimated to be incurred and all reserves expected to be established and maintained in connection with achieving completion of the HCL Improvements by the Final Completion Date. The HCL Construction Schedule accurately describes estimated dates of completion of the stages of construction of the HCL Improvements.

                  (p) Rights to Property; Etc. (i) The Company has all rights-of-way, easements and real property licenses, environmental allowances, rights in real property (including, without limitation, fixtures and appurtenances), utilities and other services necessary for the day-to-day operation of the Property and (A) such rights-of-way, easements, licenses, environmental allowances, utilities and other services are valid and in full force and effect in accordance with their terms, (B) there is presently no material default with respect to any such rights-of-way, easements, licenses, utilities and other services, and (C) all utility services necessary for the construction of the HCL Improvements and operation of the Property for its intended purposes are or will be available at the boundaries of the Parcel.

                           (ii) None of the Permitted Encumbrances will
interfere with the use or possession of the Property or any other material asset used in connection therewith or the use of or the exercise by VCMI of its rights either under any Operative Document or to the Property.

                           (iii) The Company has given any and all notices
required to be given in connection with the construction of the HCL Improvements pursuant to any easements, rights-of-way, licenses or other agreements affecting the Parcel or the Property, or any part thereof.

                           (iv) The Improvements do not encroach upon any
contiguous or adjoining property other than property owned by the Company; the Improvements do not encroach on any easements or rights-of-way affecting the Property except as set forth in the Operative Documents, or violate any rights granted thereunder or any covenants or restrictions affecting the Property, or any part thereof, and any future violation will not result in a reversion or forfeiture of title, right of re-entry or power of termination; and the easements, rights-of-way, covenants and restrictions affecting the Ground Lease Property, except as set forth in the Operative Documents, will not interfere with the use or occupancy of the Ground Lease Property or the Property, or any part thereof, or any asset owned or used in connection therewith, nor will the exercise of rights or remedies thereunder result in any damage to the Improvements or diminution of value of the Property, or any part thereof.

                           (v) The Liens described in Section 5.01(h) (i)(I),
singly or in the aggregate, (A) do not directly or indirectly encumber or otherwise affect the Parcel or the Property or (B) could not have a Material Adverse Effect.

                           (vi) The Chlorine Facility Easement is sufficient for
the proper installation and operation of the Chlorine Facility.

                  (q) Trade Secrets and Patents. (i) The ownership of the Property by VCMI and the leasing or subleasing and operation of the Property by the Company, including the construction and proposed operation of the Improvements, do not and will not conflict with, infringe on, or otherwise violate any copyright, trade secret or patent rights of any other Person.

                           (ii) The Company has all rights to all patents,
patent applications, proprietary computer software, "know-how" and copyrights used or to be used in the ordinary course of the construction and operation of the Improvements (the "Intellectual Property Rights") that are necessary for the operation thereof, including the right to assign the Intellectual Property Rights. To the best of the Company's knowledge, there is no judicial proceeding pending or threatened involving any claim of any infringement, misuse or misappropriation by the Company or any Affiliate thereof of any patent, copyright, license or similar intellectual property right owned by any third party related to the Intellectual Property Rights.

                  (r) Environmental Compliance. (i) The operations and properties of the Company and each of its Subsidiaries comply in all material respects with all Environmental Laws, all necessary Environmental Permits have been obtained and are in effect for the operations and properties of the Company and its Subsidiaries, the Company and its Subsidiaries are in compliance in all material respects with all such Environmental Permits, and no circumstances exist that could be reasonably likely to (A) except as described on Schedule 4.01(e) hereto, form the basis of an Environmental Action against the Company or any of its Subsidiaries or any of their properties that could have a Material Adverse Effect or (B) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law that could have a Material Adverse Effect.

                           (ii) None of the properties currently or formerly
owned or operated by the Company or any of its Subsidiaries is listed or proposed for listing on the National Priorities List under the CERCLA ("NPL") or on CERCLIS or any analogous state list of sites requiring investigation or cleanup, the listing, or proposed listing of which would be reasonably likely to have a Material Adverse Effect, except as described in the registration statement, Registration No. 33-70998, as declared effective by the Securities and Exchange Commission on November 23, 1993 or, to the best knowledge of the Company, is adjacent to any such property.

                           (iii) Except where noncompliance would not
individually or in the aggregate have a Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Materials to any location that is listed or proposed for listing on the NPL or on the CERCLIS or any analogous state list, and (B) all Hazardous Materials generated, used, treated, handled or stored at or transported to or from any property currently or formerly owned or operated by the Company or any of its Subsidiaries have been disposed of in compliance with all Environmental Laws and Environmental Permits.

                  (s) No Condemnation or Casualty. The Property has not suffered a Condemnation or a Casualty or any other damage or destruction which renders the Property unusable in whole or in material part, and, under applicable Law, the Property may be used for the purposes contemplated by the Company in accordance with the Lease.

                  (t) Permits. All Permits that are or will become Applicable Permits have been obtained, except Applicable Permits customarily obtained or which are permitted by Law to be obtained after the Second Refinancing Date (in which case the Company, having completed all appropriate diligence in connection therewith, has no reason to believe that such Permits will not be granted in the usual course of business prior to the date that such Permits are required by
Law). All such obtained Permits are in proper form, are in full force and effect and are not subject to any further appeal or further contest or to any unsatisfied condition (other than conditions relating to completion in the future) that may allow modification or revocation.

                  (u) Insurance. The Company is in compliance with all Insurance Requirements, and all insurance policies required by paragraph 16 of the Lease are in full force and effect.

                  (v) Taxes. All Taxes, fees and other charges which have become due and payable in connection with the execution and delivery of the Operative Documents or any memorandum thereof have been paid, unless such Taxes are being contested in good faith and by proper proceedings as to which appropriate reserves are being maintained and no lien resulting therefrom has attached to the Company's property and become enforceable against its other creditors.

                  (w) Compliance. The Property is in material compliance with all existing applicable Laws.

                  (x) No Material Adverse Event. No applicable Law prohibits, and no litigation, governmental investigation or other proceeding is pending or overtly threatened in which there is a reasonable possibility of an unfavorable judgment, decree, order or other determination which could prevent or make unlawful, or impose any material adverse condition upon, the Property or the acquisition, construction, use, ownership, operation or leasing thereof, or VCMI's ownership thereof.

                  (y) Full Disclosure. No statement or material furnished by or on behalf of the Company to the Agent, any Note and/or Certificate Purchasers, VCMI, the Trustee or Special Counsel, in connection with any Operative Document, any transaction contemplated thereby or the Offering Memo contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein not misleading in light of the circumstances in which such statement or material was furnished.

                  (z) Prior Representations and Warranties. The representations and warranties of the Company as set forth in the Original Operative Documents are true and correct on and as of the Second Refinancing Date or, as applicable, on and as of the date specified in such representation or warranty.

                  SECTION 4.02. SSBTC Financing Closing Date Representations and Warranties. SSBTC, in its individual capacity and not as Trustee, represents and warrants to the Company, VCMI, the Agent and the Note and Certificate Purchasers that the following statements were true and correct as of the Financing Closing
Date:

                  (a) Organization and Authority. (i) SSBTC is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America.

                           (ii) SSBTC has all requisite power and authority to
execute and deliver each Operative Document to which it is a party and to comply with the terms thereof and perform its obligations thereunder.

                  (b) Pending Litigation. There are no actions, suits or Proceedings pending or threatened against or affecting SSBTC in any court or before any governmental body or arbitration tribunal which, if adversely determined, would adversely affect VCMI's ownership of the Property or the business, condition (financial or otherwise), performance, properties, prospects or results of operation of SSBTC or the Trustee's ability to perform its obligations as Trustee under any Operative Document to which it is a party or any other agreement which it has entered into in connection with any transaction contemplated by any Operative Document.

                  (c) Authorization; No Conflict. The execution and delivery by SSBTC of, and compliance by SSBTC with all of the provisions of, each Operative Document to which it is a party and any other agreement entered into in connection with any transaction contemplated by the Operative Documents are within the powers of SSBTC and are authorized by SSBTC and will not conflict with, result in any breach of any of the provisions of, or constitute a default under, SSBTC's articles of association or by-laws or any agreement or other instrument to which SSBTC is a party or by which SSBTC may be bound or which is applicable to any of SSBTC's property or result in a violation of any applicable Connecticut or Federal Law.

                  (d) Enforceability. Each of the Operative Documents to which SSBTC is a party, and any other agreement entered into by SSBTC in connection with any transaction contemplated by any Operative Document, has been duly authorized by all necessary action on the part of SSBTC, and is the legal, valid and binding obligation of SSBTC enforceable against SSBTC in accordance with its terms, except as enforceability thereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity.

                  (e) No Default. No event has occurred and no condition exists which, upon consummation of the transactions contemplated by any Operative Document, would constitute a default by SSBTC. SSBTC is not in violation in any respect of any agreement or any other instrument, nor is SSBTC in violation of its articles of association or any other instrument to which it is a party or by which it or any of its property may be bound or affected which would have a material adverse effect on either the business, financial position or results of operations of SSBTC or SSBTC's ability to perform its obligations as Trustee under the Operative Documents.

                  (f) Consents. The nature of SSBTC, its execution and delivery of each Operative Document to which it is a party, its consummation of the transactions contemplated thereby, its compliance with the terms thereof or any circumstance in connection with the transactions contemplated thereby does not require the consent of any Person or the approval or authorization of, or filing, registration or qualification with, any Connecticut or Federal governmental authority governing the banking or trust powers of SSBTC on the part of SSBTC (other than such as have been obtained) as a condition to such execution, delivery and compliance.

                  (g) Enforceability Against Trustee. As of the Financing Closing Date the Original Instruments were duly authorized by all necessary corporate action on the part of the Trustee and the Original Instruments constituted the legal, valid and binding obligations of the Trustee (acting solely as Trustee under the Declaration, and not in its individual capacity).

                  SECTION 4.03. Second Refinancing Date SSBTC Representations and Warranties. SSBTC, in its individual capacity and not as Trustee, hereby represents to the Company, VCMI, the Agent and the Note and Certificate Purchasers that the following statements are true and correct as of the Second Refinancing Date:

                  (a) Second Refinancing Date Representations and Warranties. The representations and warranties of SSBTC as set forth in the Original Operative Documents are true and correct as if made on and as of the Second Refinancing Date or, as applicable, on and as of the date specified in such representation or warranty.

                  (b) Enforceability Against Trustee. As of the Second Refinancing Date, the Instruments have been duly authorized by all necessary corporate action on the part of the Trustee and the Instruments (other than the A-Notes and B-Notes issuable upon refinancing of the Interim Notes (HCL Series)) constitute, and (upon issuance) the A-Notes and B-Notes issuable upon refinancing of the Interim Notes (HCL Series) will constitute, the legal, valid and binding obligations of the Trustee (acting solely as Trustee under the Declaration, and not in its individual capacity) and are, or (as applicable) will be, enforceable against the Trustee in accordance with their terms and the terms of the Declaration.

                                   ARTICLE V.

                                    COVENANTS

                  SECTION 5.01.  Company's Covenants.

                  (a) Information. The Company will deliver to the Agent for distribution to the Note and Certificate Purchasers:

                        (i) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Company, Consolidated balance sheets of the Company and its Subsidiaries as of the end of such quarter and Consolidated statements of income and cash flows of the Company and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified (subject to year-end audit adjustments) by a financial Officer of the Company as having been prepared in accordance with GAAP, it being agreed that delivery of the Company's Quarterly Report on Form 10-Q will satisfy this requirement, together with a certificate of said Officer certifying compliance with the covenants set forth in Section 5.01(i) as of the end of such quarter;

                       (ii) as soon as available and in any event within 120 days after the end of each fiscal year of the Company, a copy of the annual audit report for such year for the Company and its Subsidiaries, containing Consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year and Consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, in each case accompanied by an opinion acceptable to the Majority Purchasers by Ernst & Young or other independent public accountants acceptable to the Majority Purchasers, together with a certificate of the chief financial officer of the Company certifying compliance with the covenants set forth in Section 5.01(i) as of the end of such fiscal year;

                      (iii) as soon as possible and in any event within five Business Days after the occurrence of each Default continuing on the date of such statement, a statement of an Officer of the Company having knowledge of or responsibility for such matters setting forth details of such Default and the action that the Company has taken and proposes to take with respect thereto;

                  (iv) promptly after the sending or filing thereof, copies of all reports that the Company sends to any of its securityholders;

                  (v) promptly after the commencement thereof, notice of the commencement and nature of all actions and proceedings before any court, governmental agency or arbitrator affecting the Company or any of its Subsidiaries of the type described in Section 4.01(e);

                  (vi) promptly and in any event within 10 days after the Company or any of its ERISA Affiliates knows or has reason to know that any ERISA Event has occurred, a statement of an officer of the Company having knowledge of or responsibility for such matters describing such ERISA Event and the action, if any, that the Company or such ERISA Affiliate has taken and proposes to take with respect thereto;

                  (vii) promptly and in any event within seven Business Days after receipt thereof by the Company or any of its ERISA Affiliates, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any such Plan;

                  (viii) promptly and in any event within 30 days after the receipt thereof by the Company or any of its ERISA Affiliates, a copy of the latest annual actuarial report for each Plan if the ratio of the fair market value of the assets of such Plan to its current liability (as defined in Section 412 of the Code) is less than 60%;

                  (ix) promptly and in any event within five Business Days after receipt thereof by the Company or any of its ERISA Affiliates from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan,
         (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by the Company or any of its ERISA Affiliates in connection with any event described in clause (A) or (B); and

                  (x) such other information respecting the condition or operations, financial or otherwise, of the Company or any of its Subsidiaries as any Purchaser or the Trustee through the Agent may from time to time reasonably request.

                  (b) Compliance with Environmental Laws. Comply, and cause each of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew and cause each of its Subsidiaries to obtain and renew all Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties pursuant to the order of any regulatory authority and generally in accordance with the requirements of all Environmental Laws; provided, however, that neither the Company nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

                  (c) Maintenance of Property; Insurance; As-Built Survey. (i) The Company will keep, and will cause each of its Subsidiaries to keep, all property used or useful in its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

                           (ii) The Company will, and will cause each of its
Subsidiaries to, maintain (either in the name of the Company or in such Subsidiary's own name) with financially sound and responsible insurance companies, insurance on all of its properties in at least such amounts and against at least such risks (and with such risk retention) as the Company in good faith determines is necessary or appropriate for the prudent management of its business; and will furnish to the Purchasers, upon request from the Agent, information presented in reasonable detail as to the insurance so carried.

                           (iii) The Company will deliver to the Agent promptly
after the occurrence of the Final Completion Date, the final as-built plans and specifications of the HCL Improvements (which plans may include the Original Improvements and which in any event shall be provided to

Agent within one hundred twenty (120) days after the Final Completion Date).

                  (d) Conduct of Business and Maintenance of Existence. The Company will continue to engage in business of the same general type as now conducted by the Company and its Subsidiaries, and will preserve, renew and keep in full force and effect its corporate existence and its rights, privileges and franchises necessary or desirable in the normal conduct of its business to the extent permitted by Law.

                  (e) Compliance with Laws. The Company will comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable Laws, including without limitation, ERISA and Environmental Laws.

                  (f) Books and Records. The Company will keep, and cause each of its Subsidiaries to keep, proper books of record and account in which entries in conformity with GAAP shall be made of all financial transactions and the assets and business of the Company and each such Subsidiary.

                  (g) Use of Proceeds; Application of Proceeds to Actual Project Costs. The Company, as the Construction Agent, will use proceeds of the HCL Advances and the HCL Investments solely to pay Actual HCL Project Costs, and none of such proceeds will be used in violation of any applicable Law, including, without limitation, Regulation G, Regulation T, Regulation U and Regulation X. The Company shall apply the proceeds of all HCL Advances and HCL Investments solely to Actual HCL Project Costs.

                  (h) Negative Pledge. The Company will not create, assume or suffer to exist, and will not cause, suffer or permit any Subsidiary to create, assume or suffer to exist, any Lien of or upon any assets of the Company or additions thereto or shares of capital stock of any Subsidiary, whether owned at the Financing Closing Date or thereafter acquired, other than:

                  (A) Permitted Encumbrances;

                  (B) purchase money Liens upon or in any property acquired or held by the Company or any Subsidiary in the ordinary course of business to secure the purchase price of such property or to secure Debt incurred solely for the purpose of financing the acquisition of such property, or Liens existing on such property at the time of its acquisition (other than any such Lien created in contemplation of such acquisition) or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided, however, that no such Lien shall extend to or cover any property other than the property being acquired, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced, provided further that the aggregate principal amount of the indebtedness secured by the Liens referred to in this clause (B) shall not exceed $10,000,000 at any time outstanding;

                  (C) the Liens existing on August 16, 1994 and described on
         Schedule 5.01(h) to the Original Agreement;

                  (D) other Liens securing Debt in an aggregate principal amount not to exceed $20,000,000 at any time outstanding;

                  (E) the replacement, extension or renewal of any Lien permitted by clauses (B) and (C) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby;

                  (F) Liens, if any, resulting from the documents evidencing the Receivables Financing; and

                  (G) Liens, if any, resulting from the transactions contemplated by the Participation Agreement dated as of December 22, 1995 among the Company, the Trustee, the Agent and the Purchasers named therein, as the same may be amended from time to time.

                  (i) Financial Covenants. During the term of this Agreement, the Company will:

                  (A) Interest Coverage Ratio. Maintain an Interest Coverage Ratio of at least 6:1.

                  (B) Borrowed Debt/EBITDAR Ratio. Maintain a Borrowed Debt/EBITDAR Ratio of not more than 3.5:1.

                  (C) Minimum Retained Earnings. Either (i) for each fiscal quarter maintain retained earnings equal to or exceeding $150,000,000 or (ii) for any period of four consecutive fiscal quarters, not incur net losses in excess of $50,000,000.

                  (j) Mergers, Etc. The Company shall not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or permit any of its Subsidiaries to do so, except that any Subsidiary of the Company may merge or consolidate with or into, or dispose of assets to, any other Subsidiary of the Company, and except that any Subsidiary of the Company may merge into or dispose of assets to the Company and the Company may merge with any other Person so long as the Company is the surviving corporation, provided, in each case, that no Default or Event of Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom.

                  (k) Accounting Changes. The Company shall not make or permit, or permit any of its Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required or permitted by generally accepted accounting principles.

                  (l) Performance. The Company shall observe and perform all provisions to be observed or performed by it contained in each Operative Document to which it is a party, in accordance with the terms thereof and within the times permitted thereby (including any grace or cure periods provided thereby) so as to prevent the occurrence of an Event of Default, and will maintain, or cause to be maintained, the validity and effectiveness as to the Company of each such Operative Document to which it is a party.

                  (m) Intellectual Property Rights. The Company shall preserve, protect and maintain its rights in and to the Intellectual Property Rights in accordance with prudent industry practice.

                                   ARTICLE VI.

                         THE NOTES AND THE CERTIFICATES

                  SECTION 6.01.  Determination of Rates.

                  (a) The Company shall select whether the Applicable Rate will be determined by reference to the LIBO Rate or the Base Rate by giving written notice of that determination to the Trustee and the Agent three Business

Days (or one Business Day if the Company selects the Base Rate) before each Interest Setting Date. If the Applicable Rate is to be determined by reference to the LIBO Rate, such notice shall also specify the Interest Period or Periods elected by the Company as to which the LIBO Rate shall apply. As to any portion of the principal of the Instruments which bears interest determined by reference to the LIBO Rate, the Company may elect to Convert the Applicable Rate with respect thereto to the Base Rate, or elect a different LIBO Interest Period or Periods with respect thereto, only on the last day of the then current Interest Period applicable thereto. As to any portion of the principal of the Instruments which bears interest determined by reference to the Base Rate, the Company may elect to Convert the Applicable Rate with respect thereto to the LIBO Rate on any Business Day, subject to the aforesaid notice requirement. Any Conversion of Base Rate Fundings into LIBO Rate Fundings shall be in an amount not less than $10,000,000. In the case of any Conversion of Base Rate Fundings into LIBO Rate Fundings, the Company shall indemnify each Purchaser against any loss, cost or expense incurred by such Purchaser as a result of any revocation of such notice of Conversion, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Purchaser to fund the Funding to be Converted by such Purchaser as a result of such revocation.

                  (b) All computations of interest and of any fee payable hereunder or under any other Operative Document (other than computations made for purposes of determining the Maximum Rate) shall be made by the Agent on the basis of a year of 360 days (365 days in the case of the computation of interest if the Applicable Rate is determined by reference to the Base Rate), for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fee is payable. Each determination by the Agent of an interest rate hereunder or under any other Operative Document shall be conclusive and binding for all purposes, absent manifest error, but no such interest rate shall ever exceed the Maximum Rate.

                  (c) Each Reference Bank agrees to furnish to the Agent timely information for the purpose of determining each LIBO Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Agent for the purpose of determining any such interest rate, the Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks. The Agent shall give prompt notice to the Company and the Purchasers of the Applicable Rate.

                  (d) If, with respect to any LIBO Rate Fundings, the Majority Purchasers notify the Agent that the LIBO Rate for any Interest Period for such Funding will not adequately reflect the cost to such Majority Purchasers of making, funding or maintaining their respective LIBO Rate Fundings for such Interest Period, the Agent shall forthwith so notify the Company and the Purchasers, whereupon (i) each LIBO Rate Funding will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Funding, and (ii) the obligation of the Purchasers to make, or to Convert Fundings into, LIBO Rate Fundings shall be suspended until the Agent shall notify the Company and the Purchasers that the circumstances causing such suspension no longer exist.

                  (e) If the Company shall fail to select the duration of any Interest Period for any LIBO Rate Funding the Agent will forthwith so notify the Company and the Purchasers and such Fundings will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Fundings.

                  (f) On the date on which the aggregate unpaid principal amount of LIBO Rate Fundings comprising any Funding shall be reduced, by payment or prepayment or otherwise, to less than $10,000,000, such Fundings shall automatically convert into Base Rate Fundings.

                  (g) If fewer than two Reference Banks furnish timely information to the Agent for determining the LIBO Rate for any LIBO Rate Fundings,

                           (i) the Agent shall forthwith notify the Company and
                  the Purchasers that the interest rate cannot be determined for such LIBO Rate Fundings,

                           (ii) each such Funding will automatically, on the
                  last day of the then existing Interest Period therefor, convert into a Base Rate Funding (or if such Funding is then a Base Rate Funding, will continue as a Base Rate Funding), and

                           (iii) the obligation of the Purchasers to make, or to
                  convert Base Rate Fundings into, LIBO Rate Fundings shall be suspended until the Agent shall notify the Company and the Purchasers that the circumstances causing such suspension no longer exist.

                  (h) In the event, and on each occasion, that on the Interest Setting Date the Agent shall have determined (which determination shall be conclusive and binding upon the Company absent manifest error) that reasonable means do not exist for ascertaining the LIBO Rate for purposes of determining the Applicable Rate, then the Agent shall, as soon as practicable thereafter, give written, telex or facsimile notice of such determination to the Company, the Purchasers and the Trustee, and thereafter the Applicable Rate on the Instruments shall be determined by reference to the Base Rate (rather than the LIBO Rate), but in no event to exceed the Maximum Rate, until the circumstances giving rise to such notice no longer exist.

                  (i) In the event that, subsequent to the Financing Closing Date, the introduction of or any change in any United States or foreign Law, or the interpretation or application thereof, makes it unlawful, or any central bank or other governmental authority having jurisdiction asserts that it is unlawful, for any Purchaser (including any branch, subsidiary or Affiliate office of such Purchaser from which the Instruments are actually funded or at which the Instruments are actually maintained or held) to fund or maintain and/or to continue to hold the Instruments if the Applicable Rate thereon is determined with respect to the LIBO Rate, then the Applicable Rate on such Instruments shall be converted automatically to the Base Rate plus the Applicable Margin (but in no event to exceed the Maximum Rate) on and after the last day of the applicable Interest Period or on and after such earlier date as may be required by such Law.

                  (j) Upon the occurrence and during the continuance of an Event of Default arising from the nonpayment of the Company's obligations hereunder, the Applicable Rate on the Instruments shall automatically be converted to the Base Rate.

                  SECTION 6.02. Assignments and Participations. (a) The Company may not assign its rights or delegate its obligations under this Agreement without the prior written consent of the Agent and all of the Purchasers. Upon an assignment to and assumption by a Person of the rights and obligations of the Company under and in compliance with this Agreement, the representations, warranties and covenants of the Company and the conditions applicable to the Company hereunder shall thereafter apply to such Person and not to the Company.

                  (b) In addition to the assignments permitted under Section 6.02(h), each Note Purchaser and each Certificate Purchaser may assign to one or more Eligible Assignees all or a portion of the Instruments then held by it and its rights and obligations thereunder and under this Agreement (including, without limitation, all or a portion of its Interim Note (HCL) Commitment and Certificate (HCL) Commitment and/or the HCL Advances under its Interim Notes (HCL Series) and/or its HCL Investment under its Certificates (HCL Series)) and the other Operative Documents; provided, however, that (i) each assignment shall be of a constant, and not a varying, percentage of all such rights and obligations; (ii) each such assignment of Notes shall be of a pro rata share of each series of Notes then held by such Note Purchaser; (iii) the aggregate principal amount of the Notes being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5 million in original principal amount and in integral multiples of $1 million in excess thereof; (iv) no such assignment shall be made if as a result thereof any Purchaser's aggregate Interim Note (HCL) Commitment, after giving effect to such assignment, is less than $5 million (determined as of the date of the Assignment and Acceptance with respect to such assignment); provided, however, that this Section 6.02(b)(iii)-(iv) shall not prohibit an assignment of the entire outstanding principal amount of the Notes then held by a Purchaser; and (v) the parties to each such assignment shall execute and deliver to each of the Agent, with (if requested by the Agent) an administrative fee to be paid by the Assignor (as defined below) of $3,000, and the Trustee for its acceptance and recording in the Record or the Register as the case may be, an Assignment and Acceptance; provided, however, the requirements of Sections 6.02(b)(i)-(iv) shall not apply with respect to assignments to such Purchaser's Affiliates or to any financial institutions to which the Note Purchaser is assigning Notes as collateral security pursuant to Regulation A of the Federal Reserve Board and any operating circular issued by the Federal Reserve System and/or the Federal Reserve Bank or otherwise. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance (which effective date shall be at least five Business Days after the execution of such Assignment and Acceptance, or with respect to an Assignment and Acceptance for Certificates, such earlier date as the Assignor and Assignee shall agree), (x) the assignee thereunder (the "Assignee") shall be a party hereto and to the other Operative Documents to which the Purchasers are parties and, to the extent that rights and obligations hereunder have been assigned to and assumed by it, have the rights and obligations of a Purchaser hereunder and a Holder of Instruments under the Operative Documents (including the obligation of confidentiality set forth in Section 9.17) and (y) the assignor thereunder (the "Assignor") shall, to the extent that rights and obligations hereunder have been assigned by it, relinquish its rights (other than any rights to indemnification it may have hereunder or under the Operative Documents) and be released from its obligations under this Agreement (other than the confidentiality obligations set forth in Section 9.17) and the other Operative Documents with respect to all or such portion, as the case may be, of its Interim Note (HCL) and/or Certificate (HCL) Commitments (and, in the case of an Assignment and Acceptance covering all or the remaining portion of Assignor's rights and obligations under the Agreement and the other Operative Documents, such Assignor shall, except as set forth above, cease to be a party hereto). To the extent that the Certificate Purchaser is an Assignor, the term "Certificate Purchaser," as used in the Operative Documents, shall refer to each Holder of the Certificates and the obligations of each Certificate Purchaser hereunder shall be several and not joint and several.

                  (c) By executing and delivering an Assignment and Acceptance, the Assignor thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement and the other Operative Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Operative Documents or any other instrument or document furnished pursuant hereto; (ii) such Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the Construction Agent or the performance or observance by the Company or the Construction Agent of any of their respective obligations under this Agreement or any other Operative Document, or any other instrument or document furnished pursuant hereto; (iii) such Assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Sections 4.01(d) and 5.01(a) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision with respect to entering into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon the Agent, the Company, the Trustee, VCMI, such Assignor or any other Note or Certificate Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee confirms that it is an Eligible Assignee; (vi) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Operative Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vii) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Note and/or Certificate Purchaser.

                  (d) The Agent shall maintain at its address listed on Schedule I hereto a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Note and Certificate Purchasers and the Commitment of, and principal amount of the Advances and stated amount of the Investment owing to, each Note and Certificate Purchaser from time to time (the "Record"). The entries in the Record shall be conclusive and binding for all purposes, absent manifest error, and the Company, the Agent, the Trustee and the Note and Certificate Purchasers may treat each Person whose name is recorded in the Record as a Note and/or Certificate Purchaser hereunder for all purposes of this Agreement. The Record shall be available for inspection by the Company or any Note or Certificate Purchaser at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor and an Assignee representing that it is an Eligible Assignee, the Agent shall, if such Assignment and Acceptance has been completed give prompt oral or written notice to the Company and the Trustee and (i) accept such Assignment and Acceptance, and (ii) record the information contained therein in the Record. The Agent shall provide the Company with a current list of all Purchasers no less frequently than quarterly.

                  (f) Each Note and Certificate Purchaser may sell participations to one or more banks or other entities in or to all or a portion of the Instruments then held by it and its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Instrument or Instruments held by it) and the other Operative Documents; provided, however, that (i) such Purchaser's obligations under this Agreement and the other Operative Documents (including without limitation all or a portion of its Interim Note (HCL) Commitment to make HCL Advances) shall remain unchanged; (ii) such Note or Certificate Purchaser shall remain the Holder of any such Instrument for all purposes under this Agreement and the other Operative Documents and the Company, the Agent, the Trustee, and the other Note and Certificate Purchasers shall continue to deal solely and directly with such Purchaser in connection with such Purchaser's rights and obligations under this Agreement; (iii) no such participant shall be entitled to receive any greater payment than such Purchaser would have been entitled to receive with respect to the rights participated (including, without limitation, payments for Taxes, Other Charges or Increased Costs) except as a result of circumstances arising after the date of such participation to the extent that such circumstances affect other Note or Certificate Purchasers and participants generally; and (iv) no Note or Certificate Purchaser shall assign or grant a participation that conveys to the participant the right to vote or consent under this Agreement, other than the right to vote upon or consent to any reduction of the principal or stated amount of or the interest or Distributions to be paid on such Purchaser's Instrument(s) or any postponement of any date for the payment of any amount payable in respect of such Purchaser's Instruments.

                  (g) Any Note or Certificate Purchaser may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 6.02, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Company furnished to such Note or Certificate Purchaser by or on behalf of the Company; provided, that prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree in writing with the Company and the Agent to preserve the confidentiality of any confidential information relating to the Company or the transactions contemplated by this Agreement (including, without limitation, the general structure of this transaction) received by it from such Note or Certificate Purchaser in a manner consistent with that set forth in
Section 9.17 hereof.

                  (h) Anything in this Section 6.02 to the contrary notwithstanding (except that at all times the requirements of Section 6.02(g) shall be satisfied), any Note Purchaser may assign and pledge, as collateral or otherwise, and without notice to or consent of the Company, all or any of the Notes held by it and any of its rights (including, without limitation, rights to payment of the principal of and interest on the Notes) under this Agreement to
(i) any of its Affiliates and (ii) any Federal Reserve Bank, the United States Treasury or to any other financial institution as collateral security pursuant to Regulation A of the Federal Reserve Board and any operating circular issued by the Federal Reserve System and/or the Federal Reserve Bank or otherwise; provided, that any payment made by the Company to the Trustee or VCMI for the benefit of such assigning and/or pledging Purchaser in accordance with the terms of the Operative Documents shall satisfy the Company's obligations under the Operative Documents in respect thereof to the extent of such payment. No such assignment and/or pledge set forth in (ii) above shall release the assigning and/or pledging Note Purchaser from its obligations hereunder.

                  SECTION 6.03. Taxes. (a) Any and all payments by the Company, the Trustee, the Agent or VCMI hereunder or under any of the other Facility Documents (including, without limitation, payments of Fixed Rent, Additional Rent, interest, Distributions, fees and principal and stated amounts of the Instruments and payments by VCMI under the VCMI Note) shall be made free and clear of and without deduction for any and all present or future Impositions and all liabilities with respect thereto, excluding, in the case of payments made to each Purchaser, the Agent, the Trustee or VCMI, as the case may be, Excluded Charges. Deduction may be made, if required to be made by Law, in the case of payments made to each Purchaser, the Agent, the Trustee or VCMI, as the case may be, for each of the Excluded Charges.

                  If the Company, the Agent, the Trustee or VCMI shall be required by Law to deduct any Charges from or in respect of any sum payable hereunder or under any of the Facility Documents to the Trustee, the Agent, VCMI or any Purchaser, (i) the sum payable by such deducting party shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 6.03) the Trustee, the Agent, VCMI or such Purchaser, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Company, the Agent, the Trustee or VCMI, as the case may be, shall make such deductions, and (iii) the Company, the Agent, the Trustee or VCMI, as the case may be, shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Law. The Company will indemnify the Agent, the Trustee and VCMI for the full amount of any sums paid by the Agent, the Trustee and VCMI pursuant to the preceding sentence.

                  (b) Notwithstanding anything to the contrary contained in this Agreement, each of the Company, the Agent, the Trustee and VCMI shall be entitled, to the extent it is required to do so by Law, to deduct or withhold income or other similar Taxes imposed by the United States of America or any other jurisdiction on Fixed Rent, Additional Rent, interest, Distributions, fees, principal and stated amounts of the Instruments or other amounts payable hereunder or under the other Facility Documents for the account of the Trustee, VCMI, the Agent or any Purchaser (without the payment of increased amounts to such Purchaser, the Agent, the Trustee or VCMI pursuant to clause (a) of this
Section 6.03 in the case of Excluded Charges) unless the Trustee (or any successor thereto) or a Purchaser, as the case may be, has timely filed with the Agent (who shall then promptly forward the same to the Company and the Trustee) the Prescribed Forms for the applicable year to the extent deduction or withholding of such Taxes is not required or reduced as a result of the filing of such Prescribed Forms. If the Agent, the Trustee or VCMI shall so deduct or withhold any such Taxes, it shall provide a statement to such Purchaser, and if the Company shall so deduct or withhold any such Taxes, it shall provide a statement to the Trustee, in each case setting forth the amount of such Taxes so deducted or withheld, the applicable rate and any other information or documentation which such Purchaser or the Trustee may reasonably request for assisting such Purchaser or the Trustee to obtain any allowable credits or deductions for the Taxes so deducted or withheld in the jurisdiction or jurisdictions in which such Purchaser is subject to Taxes.

                  (c) In addition, the Company agrees to pay any present or future stamp or documentary Taxes or any other excise or property Taxes payable by or on behalf of VCMI, the Agent, the Trustee or any Purchaser, including any transfer Taxes with respect to VCMI's acquisition of the Ground Lease Property or the Chlorine Facility Easement pursuant to the Ground Lease or other property transfer, transfer gains or mortgage recording Taxes, charges or similar levies which arise from the acquisition, ownership, operation, occupancy, possession, use, non-use, financing, leasing, subleasing, or disposition or condition of the

Property or any part thereof by VCMI or from any payment made to VCMI, the Agent, the Trustee or any Purchaser hereunder or under the other Facility Documents or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any of the other Operative Documents and arising directly or indirectly out of the transactions contemplated by this Agreement or any of the Facility Documents (hereinafter referred to as "Other Taxes").

                  (d) The Company will indemnify the Trustee, VCMI, the Agent and each Note and Certificate Purchaser for the full amount of any Charges (including, without limitation, any Other Taxes imposed by any jurisdiction on amounts payable under this Section 6.03) paid by the Trustee, VCMI, the Agent or such Purchaser as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Charges were correctly or legally asserted (it being the intent to indemnify the Trustee, VCMI, the Agent and the Purchasers with respect to Charges resulting from such Person's own negligence). Payments under this indemnification shall be made within 30 days from the date such Purchaser, VCMI, the Agent or the Trustee, as the case may be, makes written demand therefor, which demand shall include a receipt or a reasonably detailed statement of such Charges. In no event shall the Company, in connection with this indemnity or for any other purpose whatsoever under any Facility Document, have any right to examine any tax return or related books and records of the Trustee, VCMI, the Agent or of any Note or Certificate Purchaser.

                  (e) As soon as practicable but in any event within 15 days after the date of the payment of Charges by the Company, the Company will furnish to the Trustee the original or a certified copy of a receipt or other similar instrument (if available) evidencing payment thereof. Should any Purchaser, VCMI, the Agent or the Trustee receive any refund, credit or deduction from any taxing authority (whether before or after payment in full of the principal and stated amount of, and interest on and Distributions with respect to, the Instruments) to which such Purchaser, VCMI, the Agent or the Trustee, as the case may be, would not be entitled but for the payment by the Company of Charges as required by this Section 6.03 (it being understood that the decision whether to make a claim, and if claimed, as to the amount of any such refund, credit or deduction shall be made by such Purchaser, VCMI, the Agent or the Trustee in its sole discretion; such Purchaser, VCMI, the Agent or the Trustee, as the case may be, thereupon shall repay, together with any interest paid or allowed by the refunding, crediting or deducting taxing authority in connection with such refund, credit or deduction, to the Company an amount with respect to such refund, credit or reduction equal to any net reduction in Taxes actually obtained by such Purchaser, VCMI, the Agent or the Trustee, as the case may be, and determined by such Purchaser, VCMI, the Agent or the Trustee, as the case may be, in its sole discretion to be attributable to such refund, credit or deduction.

                  (f) Each Note Purchaser organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each initial Note Purchaser and on the date of the Assignment and Acceptance pursuant to which it becomes a Note Purchaser in the case of each other Note Purchaser, and from time to time thereafter if requested in writing by the Company (but only so long as such Note Purchaser remains lawfully able to do so), shall provide the Company with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Note Purchaser is exempt from or entitled to a reduced rate of United States withholding tax on payments of interest pursuant to this Agreement or the Notes. If the form provided by a Note Purchaser at the time such Note Purchaser first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001 or 4224, that the Note Purchaser reasonably considers to be confidential, the Note Purchaser shall give notice thereof to the Company and shall not be obligated to include in such form or document such confidential information.

                  (g) Without prejudice to the survival of any other agreement of the Company, the Trustee, VCMI, the Agent or the Purchasers hereunder, the agreements and obligations of the Company, the Trustee, VCMI, the Agent and the Purchasers contained in this Section 6.03 shall survive the payment in full of both the principal of and interest on the Notes and the Certificate Liquidation Amount of the Certificates.

                  SECTION 6.04. Substitution of Purchaser. If (i) any Note Purchaser shall have converted the basis for determining the Applicable Rate on its Instruments from the

LIBO Rate to Base Rate pursuant to Section 6.01(d) or (e) or shall have required the payment of Reserve Costs or Increased Costs, or (ii) any Note or Certificate Purchaser shall have required the payment of Charges or Other Taxes, the Company shall have the right, after consultation and discussion with the Agent, to seek a substitute purchaser or purchasers satisfactory to the Company (which may be one or more of the other Note or Certificate Purchasers) to assume the Note and/or Certificate Commitments of such Purchaser and to purchase the Instruments held by such Purchaser (without recourse to or warranty by such Purchaser and subject to all amounts owing to such Purchaser under this Agreement having been paid in full).

                  SECTION 6.05. Sharing of Payments, Etc. If any Note or Certificate Purchaser shall obtain any payment (whether voluntary or involuntary), on account of the Instruments held by it (other than on account of Reserve Costs, Funding Costs, Break Costs, Illegality Costs or Increased Costs and other than pursuant to Section 6.03 or any indemnification provision of the Facility Documents) in excess of its ratable share of payments on account of the Instruments obtained by all the Note and Certificate Purchasers, such Purchaser shall forthwith purchase from the other Note and Certificate Purchasers such participations in the Instruments held by them as shall be necessary to cause such purchasing Purchaser to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Purchaser, such purchase from each Note and Certificate Purchaser shall be rescinded and each Note and Certificate Purchaser shall repay to the purchasing Purchaser the purchase price to the extent of such Purchaser's ratable share (according to the proportion of (i) the amount of the participation purchased from such Purchaser as a result of such excess payment to (ii) the total amount of the participations purchased in respect of such excess payment) of such recovery together with an amount equal to such Purchaser's ratable share (according to the proportion of (i) the amount of such Purchaser's required repayment to (ii) the total amount so recovered from the purchasing Purchaser) of any interest or other amounts paid or payable by the purchasing Purchaser in respect of the total amount so recovered. Notwithstanding that the Purchaser shall have purchased a participation in such Instruments, the purchasing Purchaser shall be deemed to have acquired the voting rights under such Instruments to the extent of, and for the duration of, such participation, as if such Purchaser shall have been an Assignee thereof.

                  SECTION 6.06. Tax Treatment. (a) The parties hereto agree that it is the Company's intention that for Federal, state and local income Tax purposes (i) the Lease be treated as the repayment and security provisions of a loan by VCMI to the Company, (ii) the Lessee be treated as the legal and beneficial owner entitled to any and all benefits of ownership of the Property or any part thereof and (iii) all payments of Fixed Rent during the Term be treated as payments of interest and principal, as the case may be.

                  (b) The Company agrees that neither it nor any member of any affiliated group of which it is or may become a member (whether or not consolidated or combined returns are filed for such affiliated group for Federal, state or local income Tax purposes) will at any time take any action, directly or indirectly, or file any return or other document inconsistent with the intended income Tax treatment set forth in Section 6.06(a) hereof, and the Company agrees that the Company and any such Affiliates will file such returns, maintain such records, take such actions and execute such documents as may be appropriate to facilitate the realization of such intended income Tax treatment.

                  (c) Each of the Trustee, the Agent, VCMI and the Note and Certificate Purchasers agrees that neither it nor any member of any affiliated group of which it is or may become a member (whether or not consolidated or combined returns are filed for such affiliated group for Federal, state or local income Tax purposes) will at any time take any action, directly or indirectly, or file any return or other document claiming, or asserting that it is entitled to the income Tax benefits, deductions and/or credits which, pursuant to the intended income Tax treatment set forth in Section 6.06(a) hereof, would otherwise be claimed or claimable by the Company, and that it and any such Affiliates will file such returns, maintain such records, take such actions, and execute such documents (as reasonably requested by the Company from time to time) as may be appropriate to facilitate the realization of, and as shall be consistent with, such intended income Tax treatment, other than engaging in any contest of such treatment with any taxing authority, and if any such filing, maintenance, action or execution requested by the Company would result in any additional income Tax liability payable by it or any Affiliate, or could reasonably be expected to result in liability payable by it or any Affiliate, other than any liability related to or arising as a result of the intended income Tax treatment set forth in Section 6.06(a) hereof, then the Company will provide an indemnity against such unrelated income Tax liability or other liability satisfactory to the Trustee, the Agent, VCMI or the Note and Certificate Purchaser, as the case may be, in its sole opinion.

                                  ARTICLE VII.

                       EVENTS OF DEFAULT AND UNWIND EVENTS

                  SECTION 7.01. Events of Default. If any of the following events shall occur and be continuing, it shall constitute an "Event of Default" hereunder:

                  (a) The Company (i) shall fail to observe or perform any covenant contained in Section 5.01(a)(iii), 5.01(d), 5.01(h), 5.01(i), 5.01(j)
or 5.01(k) or (ii) shall not comply with any of its payment obligations under
Section 9.15(c) within five Business Days after its receipt of a written demand by an Indemnified Party or shall not comply with any of its other obligations under Section 9.15 in a timely manner.

                  (b) Other than as is set forth in Section 7.01(a), the Company shall fail to observe or perform any covenant or agreement contained in this Agreement and such failure shall continue for 30 days after written notice thereof has been given to the Company by the Trustee or the Agent of such failure.

                  (c) The Company or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Debt that is outstanding in a principal or notional amount of at least $10,000,000 in the aggregate (but excluding Debt outstanding hereunder) of the Company or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

                  (d) The Company or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Company or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (d); or

                  (e) Any judgment or order for the payment of money in excess of $10,000,000 shall be rendered against the Company or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (f) Any non-monetary judgment or order shall be rendered against the Company or any of its Subsidiaries that could be reasonably expected to have a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (g) Any ERISA Event shall have occurred and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of the Plan with respect to which such ERISA Event shall have occurred and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Company and its ERISA Affiliates related to any such ERISA Event) has, or is reasonably likely to have, a Material Adverse Effect; or

                  (h) The Company or any of its ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Company and its ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $25,000,000 or requires payments exceeding $5,000,000 per annum; or

                  (i) The Company or any of its ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Company and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $10,000,000;

                  (j) Any certification or any representation or warranty of the Company set forth herein or in any Operative Document or certificate, notice, demand, request or other document delivered by or on behalf of the Company to the Trustee, the Note and/or Certificate Purchasers, VCMI or the Agent hereunder or under any Operative Document shall be inaccurate in any material respect as of the time when the same shall have been made.

                  (k) An "Event of Default" (as defined in any such other Operative Document but excluding an Unwind Event) under any such other Operative Document shall have occurred.

                  (l) Any Operative Document or any obligation of the Company thereunder shall be revoked or repudiated or attempted to be revoked or repudiated by the Company, or shall cease to be in full force and effect, by operation of Law or by any other means.

                  (m) (i) Any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of the Company (or other securities convertible into such Voting Stock) representing 33-1/3% or more of the combined voting power of all Voting Stock of the Company, or (ii) during any period of up to 24 consecutive months, commencing after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of the Company shall cease for any reason (other than due to death or disability) to constitute a majority of the board of directors of the Company (except to the extent that individuals who at the beginning of such 24-month period were replaced by individuals (x) elected by 50% of the remaining members of the nominating committee of the board of directors of the Company or
(y) nominated for election by a majority of the remaining members of the nominating committee of the board of directors of the Company and thereafter elected as directors by the shareholders of the Company); or (iii) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation prior to the Maturity Date, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Company.

                  (n) Any Applicable Permit shall fail to be in full force and effect.

                  SECTION 7.02. Remedies upon an Event of Default. (a) If an Event of Default has occurred and is continuing, VCMI and the Trustee may exercise any of the rights or remedies granted to VCMI or the Trustee under the Lease or any of the other Operative Documents, in addition to any rights or remedies of such parties set forth in this Participation Agreement.

                  (b) If an Event of Default has occurred and is continuing then each of the Trustee, VCMI, the Agent and the Purchasers may take all steps necessary or advisable to protect and enforce its rights hereunder, whether by action, suit or proceeding at law or in equity, for the specific performance of any covenant, condition or agreement contained herein, or in aid of the execution of any power herein granted, or for the enforcement of any other appropriate legal or equitable remedy or otherwise as such party shall deem necessary or advisable.

                  (c) No right or remedy hereunder shall be exclusive of any other right, power or remedy, but shall be cumulative and in addition to any other right or remedy hereunder or now or hereafter existing by law or in equity, and the exercise by a party hereto of any one or more of such rights, power or remedies shall not preclude the simultaneous exercise of any or all of such other rights, powers or remedies. Any failure to insist upon the strict performance of any provision hereof or to exercise any option, right, power or remedy contained herein shall not constitute a waiver or relinquishment thereof for the future. The Trustee, VCMI and the Holders from time to time of the Instruments shall be entitled to injunctive relief in case of the violation or attempted or threatened violation of any of the provisions hereof by any other party hereto, a decree compelling performance of any of the provisions hereof or any other remedy allowed by Law or in equity.

                  SECTION 7.03. Unwind Events. Any Event of Default (as defined in the Agency Agreement) arising from the failure of the Construction Agent to comply with the provisions of Sections 3(a), 3(b) or 3(c) of the Agency Agreement shall not be deemed an Event of Default hereunder but shall constitute an "Unwind Event".

                  SECTION 7.04. Remedies upon an Unwind Event. If an Unwind Event shall have occurred, the Company either shall (i)(A) pay to the Trustee within five (5) days of the occurrence of such Unwind Event an amount (the "Unwind Fee") equal to 89.9% of the Termination Value, plus all Fixed Rent, Additional Rent and all costs and expenses incidental to the unwinding of the transactions, including, without limitation, reasonable fees of Special Counsel and Trustee's counsel and (B) satisfy each of the Return Conditions other than the condition set forth in Section 7.05(b)(ii), or (ii) deliver an Offer to Purchase the Property and purchase the Property upon payment of the Offer Purchase Price pursuant to paragraphs 14 and 15 of the Lease. Upon satisfaction of the conditions set forth in (i) or (ii) above, this Agreement shall terminate as set forth in Section 9.01.

                  SECTION 7.05. Residual Guaranty and Return Conditions. (a) Upon the expiration of the Lease, if the Company does not purchase the Property pursuant to the Lease, the Company shall pay to the Trustee on the Expiration Date (or on the expiration date of the final Extended Term if the Lease has been extended pursuant to paragraph 27(d) of the Lease), an advance residual guaranty payment equal to the Series A Portion of the Original Capitalized Cost of the Property (the "Residual Guaranty").

                  (b) Upon the election of the Company to surrender the Property to VCMI pursuant to paragraph 27(a)(ii) of the Lease or Section 7.04(i) hereof, the Company shall provide, or cause to be provided or accomplished, at the sole cost and expense of the Company, to or for the benefit of VCMI and the holders of the Instruments, at least thirty (30) days but not more than sixty (60) days prior to the Expiration Date or date of such other termination of the Lease each of the following (collectively, the "Return Conditions"):

                          (i) an environmental audit of the Property, together with a copy of the Environmental Consultant's report on its audit, satisfactory, in form and substance, to the Agent, the Trustee, VCMI and the B-Note and Certificate Purchasers, to the effect that (A) the Property is in compliance with all Environmental Laws then enacted or then proposed, as determined by the Environmental Consultant and special counsel selected by the Agent; (B) the environmental condition of the Property on the date the Property is surrendered is no worse than the environmental condition of the Property on the Financing Closing Date and (C) there is no pending or overtly threatened litigation, investigation or other legal proceeding of any kind that could result in any liability to any Purchaser, the Agent, the Trustee or VCMI or in the imposition of any Lien on the Property;

                         (ii) a report of the Appraiser and/or the Independent Engineer, satisfactory in form and substance to VCMI, the Trustee, the Agent and the B-Note and Certificate Purchasers, to the effect that the Property has been maintained in accordance with the terms and conditions of the Lease and that (based on inspection) the Property (x) meets or exceeds the original design specifications and (y) is capable of operating as a vinyl chloride monomer production facility with associated chlorine unloading facilities and (unless earlier purchased by the Company pursuant to the Lease) hydrogen chloride reactor systems at design capacity, and at an efficiency and reliability typical of then-current market standards for similar plants located in the United States and owned and operated by major chemical or petrochemical companies and with the useful life contemplated by and in accordance with the Construction Plans and applicable Laws, and VCMI, the Trustee, the Agent and the B-Note and Certificate Purchasers are satisfied, based on such report, that the Property is capable of operating as herein provided in conformity with the Guiding Principles of the Chemical Manufacturers Association then in effect;

                        (iii) evidence satisfactory to the Agent, VCMI, the Trustee and the Purchasers of the B-Notes and Certificates that the Company is, and (as of the Expiration Date or date of such other termination of the Lease) will be, in full compliance with the Services Agreement and has made arrangements satisfactory to VCMI and the Agent for the provision of services required thereunder for the remainder of the term of the Ground Lease;

                         (iv) the Company shall have arranged for a Texas Standard Form T-1 form of extended coverage owner's title insurance policy, or a commitment therefor, issued by the Title Company, marked "premium paid" (the "Expiration Title Policy") in an aggregate amount equal to the Original Capitalized Cost of the Property and in form and substance satisfactory to the Purchasers of the B-Notes and Certificates and Special Counsel, to be delivered to the Purchasers of the B-Notes and Certificates and Special Counsel, together with copies of all documents relating to title exceptions referred to therein, showing record title in VCMI. The Expiration Title Policy shall insure that VCMI has a valid leasehold interest in the Ground Lease Property and fee title to the Improvements, subject only to Permitted Encumbrances, and shall contain such endorsements as any Purchaser (through the Trustee) or Special Counsel may request;

                          (v) the Company may and, if directed to do so by VCMI or the Trustee, the Company shall remove, or cause the removal of, at the Company's sole expense, any inventory, fixtures, machinery, equipment or other property belonging to the Company or third parties in compliance with paragraph 10(b) of the Lease;

                         (vi) the Company shall have conveyed to VCMI and its successors and assigns all rights of access to the Property necessary to facilitate (in the judgment of the Trustee) VCMI's and its successors' and assigns' permitted use of the Property or any part thereof pursuant to the Ground Lease;

                        (vii) the Independent Engineer has certified that the Plant is capable of producing and/or the Company has entered into supply agreements to provide the Company with sufficient hydrogen chloride to enable the Company to operate the HCL Facility at a rate of 720 short tons per day during routine operations; and

                       (viii) if directed to do so by VCMI, the Agent and the Trustee, the Company shall execute and deliver any and all further instruments, agreements and documents as may, in the reasonable opinion of the VCMI, the Agent and the Trustee, be necessary to confirm the termination and expiration of the Lease and to acknowledge that the Company, from the date of termination and expiration, ceases to have any interest in the Property under the Lease.

                                  ARTICLE VIII.

                                    THE AGENT

                  SECTION 8.01. Authorization and Action. Each Purchaser hereby appoints and authorizes the Agent to take such action as the Agent on such Purchaser's behalf and to exercise such powers under this Agreement and the other Facility Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement or the other Facility Documents, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Purchasers, and such instructions shall be binding upon all Purchasers; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable Law. The Agent agrees to give to each Note and Certificate Purchaser prompt notice of each notice given to it by the Company and the Trustee pursuant to the terms of the Operative Documents.

                  SECTION 8.02. Agent's Reliance, Etc. NEITHER THE AGENT NOR ANY OF ITS DIRECTORS, OFFICERS, AGENTS OR EMPLOYEES SHALL BE LIABLE FOR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY IT OR THEM UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER FACILITY DOCUMENTS, EXCEPT FOR ITS OR THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, IT BEING THE INTENT THAT SUCH PERSONS SHALL NOT BE LIABLE FOR ANY SUCH ACTION OR INACTION THAT CONSTITUTES ORDINARY NEGLIGENCE. Without limiting the generality of the foregoing, the Agent: (i) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Note or Certificate Purchaser and shall not be responsible to any Note or Certificate Purchaser for any statements, warranties or representations made in or in connection with this Agreement or the other Facility Documents; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Facility Documents on the part of the Company or to inspect the property (including the books and records) of the Company; (iv) shall not be responsible to any Note or Certificate Purchaser for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Facility Documents or any other instrument or document furnished pursuant hereto; and (v) shall incur no liability under or in respect of this Agreement or the other Facility Documents by acting upon any notice, consent, certificate or other instrument or writing in accordance with the terms hereof believed by it to be genuine and signed or sent by the proper party or parties.

                  SECTION 8.03. Citicorp and Affiliates. With respect to the Fundings made by it and the Instruments issued to it, Citibank U.S.A. shall have the same rights and powers under any Instrument and this Agreement as any other Purchaser and may exercise the same as though Citibank were not the Agent; and the terms (x) "Purchaser" or "Purchasers" and (y) "Note Purchaser" or "Note Purchasers" shall, unless otherwise expressly indicated, include Citibank U.S.A. in its individual capacity, and Citicorp and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Company and any Subsidiary and any Person who may do business with or own securities of the Company or any Subsidiary, all as if Citibank were not the Agent and without any duty to account therefor to the Purchasers.

                  SECTION 8.04. Purchaser Credit Decision. Each Purchaser acknowledges that it has, independently and without reliance upon the Agent, the Trustee, VCMI or any other Purchaser and based on the financial statements referred to in Section 4.01(d) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Purchaser also acknowledges that it will, independently and without reliance upon the Agent, the Trustee, VCMI or any other Note or Certificate Purchaser or Holder from time to time of the Instruments and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions with respect to this Agreement or any of the other Operative Documents.

                  SECTION 8.05. Indemnification. The Note and Certificate Purchasers agree to indemnify the Agent, ratably according to the respective aggregate principal and stated amounts of the Instruments then held by each of them (or if the Instruments have been fully repaid and retired or if any Instruments are held by Persons which are not Note or Certificate Purchasers, ratably according to either (i) the respective aggregate amounts of their Note and Certificate Commitments, or (ii) if all such Commitments have terminated, the respective amounts of the Note and Certificate Commitments immediately prior to the time the Note and Certificate Commitments were terminated), from and against any and all Losses which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any other Facility Document or any action taken or omitted by the Agent under this Agreement or any other Facility Document; provided, that no Note or Certificate Purchaser shall be liable to the Agent for any portion of such Losses resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Note or Certificate Purchaser agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Operative Document to the extent that the Agent is not reimbursed for such expenses by the Company.

                  SECTION 8.06. Successor Agent. The Agent may resign at any time as Agent under this Agreement by giving written notice thereof to the Note and Certificate Purchasers, the Trustee and the Company and may be removed at any time with or without cause by the Majority Purchasers. Upon any such resignation or removal, the Majority Purchasers, subject to the consent of the Company (which consent shall not be unreasonably withheld), shall have the right to appoint a successor Agent which shall be a commercial bank or trust company organized or licensed to conduct banking business under the Laws of the United States or any state thereof. If no successor Agent shall have been so appointed by the Majority Purchasers, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Majority Purchasers' removal of the retiring Agent, then the retiring Agent may, on behalf of the Note and Certificate Purchasers, appoint a successor Agent, which shall be a Note or Certificate Purchaser which is a commercial bank organized under the laws of the United States of America or of any state thereof and having a combined capital and surplus of at least $500 million. Upon the acceptance of any appointment as Agent under this Agreement by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and shall function as the Agent under this Agreement, and the retiring Agent shall be discharged from its duties and obligations as Agent under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement, irrespective of any amendments hereto subsequent to such resignation or removal.

                                   ARTICLE IX.

                                  MISCELLANEOUS

                  SECTION 9.01. Survival. Except as otherwise expressly provided, the parties' obligations under this Agreement and in any certificate or other instrument delivered by any party or on such party's behalf pursuant to this Agreement shall terminate upon the payment in full of all amounts then and thereafter due on the Notes and the Certificates and under any of the Operative Documents. The confidentiality provisions contained in this Agreement and the provisions of Sections 6.03, 9.14, 9.15, 9.17 and 9.20 hereof shall each survive the payment in full of all amounts then and thereafter due on the Instruments and due under any of the Operative Documents. Such rights and obligations shall survive the execution and delivery of any Facility Document, any issuance or disposition of any of the Instruments, any disposition of any interest in the Property or the termination of any Facility Document and shall continue in effect regardless of any investigation made by or on behalf of any party hereto and notwithstanding that any party may waive compliance with any other provision of any Facility Document.

                  SECTION 9.02. Notices. Unless otherwise specifically provided in any Operative Document, all notices, consents, directions, approvals, instructions, requests and other communications given to any party hereto under any Operative Document shall be in writing to such party at the address set forth in Schedule I hereto or at such other address as such party shall designate by notice to each of the other parties hereto and may be personally delivered (including delivery by private courier services) or by telecopy (with a copy of such notice sent by private courier service for overnight delivery or by registered or certified mail), to the party entitled thereto, and shall be deemed to be duly given or made when delivered by hand unless such day is not a Business Day, in which case such delivery shall be deemed to be made as of the next succeeding Business Day or in the case of telecopy (with a copy of such notice sent by private courier service for overnight delivery or by registered or certified mail), when sent, so long as it was received during normal business hours of the receiving party on a Business Day and otherwise such delivery shall be deemed to be made as of the next succeeding Business Day.

                  SECTION 9.03. Severability. If any provision hereof or the application thereof to any Person or circumstance shall be invalid, illegal or unenforceable, the remaining provisions or the application of such provision to Persons or circumstances other than those as to which it is invalid or enforceable, shall continue to be valid and enforceable.

                  SECTION 9.04. Amendments, Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Purchasers (unless the Agent is authorized hereunder or under any Operative Document to act without joinder of the Majority Purchasers, in which case the Agent may take such action), the Company, VCMI and the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that, in addition to the requirements above, no amendment, waiver or consent shall, unless in writing and signed by all of the Note and Certificate Purchasers, do any of the following: (a) increase the Commitments of the Purchasers or subject the Note or Certificate Purchasers to any additional obligations, (b) reduce the Applicable Rate or any fees or other amounts payable hereunder or under any other Operative Document, (c) take action which requires the signing of all the Note and Certificate Purchasers pursuant to the terms of this Agreement, (d) postpone any date fixed for any payment of principal or stated amount of, or interest or Distributions on the Instruments or any fees or other amounts payable under the Declaration or (e) amend this Section 9.04; provided, further, that, in addition to the requirements above, no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Purchasers required above to take such action, affect the rights or duties of the Agent under this Agreement or any of the Operative Documents. Notwithstanding the foregoing, a waiver of any or all of the conditions set forth in Section 3.02 hereof shall be effective if in writing and signed by the Agent, the Majority Purchasers, VCMI and the Trustee.

                  SECTION 9.05. Headings. The table of contents and headings of the Articles, Sections and subsections of this Agreement are for convenience only and shall not affect the meaning of this Agreement.

                  SECTION 9.06. Compliance Responsibility. None of the Trustee (notwithstanding the representations and warranties of SSBTC in Sections 4.02 and 4.03 hereof), the Agent, VCMI or any Purchaser shall have any responsibility for compliance by the Property or by the Company with any Law, architectural or engineering standards or practices or other matters. The Company expressly assumes such responsibilities and shall indemnify and hold harmless the Trustee, the Agent, VCMI and the Note and Certificate Purchasers with respect thereto in the manner provided in the Lease.

                  SECTION 9.07. Definitions. Except as otherwise expressly provided herein, capitalized terms used in this Agreement and all schedules and exhibits hereto shall have the respective meanings given in Appendix A hereto.

                  SECTION 9.08. Benefit. The parties hereto and their permitted successors and assigns, but no others, shall be bound hereby and entitled to the benefit hereof.

                  SECTION 9.09. Place of Payment. So long as a Purchaser or an Affiliate of a Purchaser or a bank or institutional investor is the owner of any beneficial interest in the Instruments, the Trustee will cause all amounts to be paid by the Trustee which become due and payable or owing on such beneficial interest in the Instruments to be paid by bank wire transfer of immediately available funds or, at the option of such Purchaser, such Affiliate, bank or institutional investor, by check of the Agent, duly mailed, delivered or made at the address or account referenced in Schedule I hereto or provided in writing by such Person to the Trustee, in all cases without presentation of the underlying Instrument, provided, that upon receipt of payment in full the underlying Instruments shall be returned by the respective Holders thereof to the Trustee marked "cancelled."

                  SECTION 9.10. Counterparts. The parties may sign this Agreement in any number of counterparts and on separate counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

                  SECTION 9.11. Governing Law and Jurisdiction. (a) THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW (OR ANY SIMILAR SUCCESSOR PROVISION THERETO) BUT EXCLUDING ALL OTHER CONFLICT-OF-LAWS RULES.

                  (b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Facility Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the Notes in the courts of any jurisdiction.

                  (c) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Facility Document in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  SECTION 9.12. Time; Business Day. (a) TIME IS OF THE ESSENCE IN THIS AGREEMENT, AND THE TERMS HEREIN SHALL BE SO CONSTRUED.

                  (b) If the date scheduled for any payment or action under any Operative Document shall not be a Business Day, then (unless such Operative Document provides otherwise) such payment shall be made or such action shall be taken on the next succeeding Business Day.

                  SECTION 9.13. The Trustee. Except for SSBTC's liability for SSBTC's representations and warranties in Section 4.02 and Section 4.03, and for its own gross negligence and willful misconduct and as otherwise provided in the Operative Documents, it is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by SSBTC, not in its individual capacity but solely as Trustee, under the Declaration, in the exercise of the powers and authority conferred and vested in it as the Trustee ,
(b) each of the undertakings and agreements herein made on the part of the Trustee is made and intended not as a personal representation, undertaking and agreement by SSBTC but is made and intended for the purpose for binding only the Trust Estate created by the Declaration, (c) nothing herein contained shall be construed as creating any liability on SSBTC, individually or personally, to perform any obligation of the Trustee or VCMI either expressed or implied contained herein or in the Operative Documents, all such liability, if any, being expressly waived by the parties to this Agreement and by any Person claiming by, through or under the parties to this Agreement and (d) under no circumstances shall SSBTC be personally liable for the payment of any indebtedness or expenses of the Trustee or VCMI or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trustee or VCMI under this Agreement or the other Operative Documents.

                  SECTION 9.14.  Transaction Costs; Facility Fees.

                  (a) Transaction Costs. Whether or not the transactions contemplated by this Agreement are consummated, the Company shall pay and hold the Trustee, the Agent, VCMI and the Note and Certificate Purchasers harmless against any liability for the payment of all reasonable fees, expenses, disbursements and out-of-pocket costs incurred before, on or after the date hereof in connection with the preparation, execution and delivery of any Facility Document, or any other agreement, arrangement, document or paper relating to the transactions contemplated hereby or any amendment or supplement thereto or any waivers or enforcement thereof, including, but not limited to:

                  (i) the reasonable fees, expenses and disbursements of each of the Agent, the Trustee, VCMI, Trustee's Counsel, Certificate Purchaser's Counsel, Special Counsel and Special Environmental Counsel for services rendered to such parties in connection with such transactions;

                  (ii) the out-of-pocket expenses of each of the Trustee, VCMI and the Agent incurred in connection with such transactions;

                  (iii) all fees and expenses in connection with any appraisal, environmental report, engineering study, survey or inspection of the Property, or any printing and other document reproduction and distribution expenses, stamp or other similar Taxes, fees or excises, including interest and penalties, and all filing fees and Taxes in connection with the recording or filing of instruments and financing statements in connection with the transactions described in this Agreement;

                  (iv) the out-of-pocket expenses of the Trustee, VCMI and the Agent in connection with the placement of the Instruments as contemplated hereby; and

                  (v) the fees, expenses and disbursements of the Agent, the Trustee, VCMI and the Purchasers, including the fees, expenses and disbursements of their respective counsel, in connection with the enforcement of any rights of the Purchasers under any of the Operative Documents.

                  (b) Facility Fees. From and after the Second Refinancing Date, to and including the Interim Note (HCL) Maturity Date, the Company shall pay to the Agent for the account of each Note Purchaser, on the last day of each March, June, September and December in each year and on the Interim Note (HCL) Maturity Date, a facility fee at the applicable rate per annum set forth on the applicable pricing grids attached hereto as Schedules II and III on its respective Interim Note (HCL) Commitment ("Facility Fee"). The Facility Fee shall be computed on the basis of the actual number of days elapsed over a year of 360 days on the total amount of the Interim Note (HCL) Commitment of such Note Purchaser as of the Second Refinancing Date, without deduction for the amount of distributions paid to the Certificate Purchasers.

                  SECTION 9.15. INDEMNIFICATION. (a) THE COMPANY SHALL PAY, PROTECT, INDEMNIFY AND HOLD HARMLESS EACH INDEMNIFIED PARTY FROM AND AGAINST, AND SHALL DEFEND ALL ACTIONS AGAINST ANY INDEMNIFIED PARTY WITH RESPECT TO, ANY AND ALL LIABILITIES (INCLUDING BUT NOT LIMITED TO LIABILITY FOR PATENT OR TRADEMARK INFRINGEMENT OR MISUSE OR MISAPPROPRIATION OF ANY INTELLECTUAL PROPERTY RIGHTS, LIABILITY IN TORT (STRICT OR OTHERWISE)), LOSSES, DAMAGES, COSTS, EXPENSES (INCLUDING BUT NOT LIMITED TO REASONABLE ATTORNEY'S FEES AND EXPENSES OF COUNSEL), CAUSES OF ACTION, SUITS, CLAIMS, DEMANDS OR JUDGMENTS OF ANY NATURE WHATSOEVER (COLLECTIVELY, "LOSSES") ARISING FROM (i) ANY INJURY TO, OR DEATH OF, ANY NATURAL PERSON, OR DAMAGE TO OR LOSS OF PROPERTY, OR ANY MATTERS OCCURRING ON OR RESULTING FROM ACTIVITIES ON THE PROPERTY OR ANY PART THEREOF; (ii) THE OWNERSHIP, CONSTRUCTION, LEASING (INCLUDING, WITHOUT LIMITATION, THE FAILURE OF EITHER THE TRUSTEE OR VCMI TO HAVE A MORTGAGE ON THE GROUND LEASE PROPERTY, THE IMPROVEMENTS OR THE PROPERTY UNDER THE CIRCUMSTANCES SET FORTH IN PARAGRAPH 20(D) OF THE LEASE), SUBLEASING, OPERATION, OCCUPANCY, POSSESSION, USE, NON-USE OR CONDITION OF THE PROPERTY OR ANY PART THEREOF; (iii) ANY VIOLATION BY THE COMPANY OF ANY OF THE TERMS OR CONDITIONS OF THIS AGREEMENT, THE LEASE OR ANY OF THE OTHER FACILITY DOCUMENTS; (iv) ANY EXERCISE OF RIGHTS OR REMEDIES UPON THE OCCURRENCE OF ANY DEFAULT OR EVENT OF DEFAULT;
(v) ANY ACT OR OMISSION OF THE COMPANY OR ANY OF ITS AGENTS, CONTRACTORS, LICENSEES, SUBLESSEES, INVITEES, REPRESENTATIVES OR ANY PERSON FOR WHOSE CONDUCT THE COMPANY IS LEGALLY RESPONSIBLE ON OR RELATING TO OR IN CONNECTION WITH THE OWNERSHIP, CONSTRUCTION, LEASING, SUBLEASING, OPERATION, MANAGEMENT, MAINTENANCE, OCCUPANCY, POSSESSION, USE, NON-USE OR CONDITION OF THE PARCEL, THE IMPROVEMENTS OR THE PROPERTY OR ANY PART THEREOF; (vi) ANY LIENS (INCLUDING, WITHOUT LIMITATION, ANY PERMITTED ENCUMBRANCES) ON OR WITH RESPECT OF AND TO THE PARCEL OR THE PROPERTY OR ANY PART THEREOF; (vii) ANY PERMITTED CONTEST REFERRED TO IN PARAGRAPH 11 OR 18 OF THE LEASE; (viii) ANY VIOLATION BY THE COMPANY OF ANY FACILITY AGREEMENT OR ANY CONTRACT OR AGREEMENT RELATING TO THE PROPERTY OR THE TRANSACTIONS TO BE CONSUMMATED PURSUANT TO THE FACILITY DOCUMENTS TO WHICH THE COMPANY IS A PARTY OR OF ANY LEGAL REQUIREMENT OR INSURANCE REQUIREMENT;
(ix) ANY TERMINATION OR INVALIDITY OF THE BILLS OF SALE, THE HCL BILL OF SALE OR THE GROUND LEASE OR VCMI'S INTEREST IN THE GROUND LEASE PROPERTY OR THE IMPROVEMENTS (OTHER THAN AS A RESULT OF THE PURCHASE OF THE PROPERTY BY THE COMPANY OR THE EXPIRATION OF THE GROUND LEASE IN ACCORDANCE WITH ITS TERMS)

IN EACH CASE AFFECTING ANY INDEMNIFIED PARTY, THE PARCEL OR THE PROPERTY OR ANY PART THEREOF OR THE OWNERSHIP, OPERATION, OCCUPANCY, POSSESSION, USE, NON-USE OR CONDITION THEREOF AND IN EACH CASE REGARDLESS OF THE ACTS, OMISSIONS OR NEGLIGENCE OF ANY INDEMNIFIED PARTY (IT BEING THE INTENT TO INDEMNIFY EACH INDEMNIFIED PARTY FROM SUCH INDEMNIFIED PARTY'S OWN NEGLIGENCE EXCEPT AS OTHERWISE SET FORTH IN THE FOLLOWING PROVISO); PROVIDED, HOWEVER, THAT THE COMPANY SHALL NOT BE REQUIRED TO INDEMNIFY OR HOLD HARMLESS ANY INDEMNIFIED PARTY HEREUNDER AGAINST ANY SUCH CLAIMS TO THE EXTENT ARISING SOLELY AS A RESULT OF THE FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY. FOR PURPOSES OF THIS SECTION 9.15, "INDEMNIFIED PARTY" MEANS EACH OF THE TRUSTEE (IN BOTH ITS INDIVIDUAL AND FIDUCIARY CAPACITIES), THE AGENT, VCMI AND THE HOLDERS FROM TIME TO TIME OF THE INSTRUMENTS, THEIR AFFILIATES, SUCCESSORS AND ASSIGNS AND ANY OFFICER, DIRECTOR, EMPLOYEE OR AGENT OF ANY OF THE ABOVE.

                  (b) THE OBLIGATIONS OF THE COMPANY UNDER THIS SECTION 9.15 SHALL SURVIVE THE EXPIRATION OR ANY TERMINATION OF THE LEASE (WHETHER BY OPERATION OF LAW OR OTHERWISE) FOR ALL MATTERS DESCRIBED IN THIS SECTION 9.15 WHICH OCCUR OR ARISE PRIOR TO SUCH EXPIRATION OR TERMINATION OR ARISE OUT OF OR RESULT FROM FACTS, EVENTS, CLAIMS, LIABILITIES, ACTIONS OR CONDITIONS OCCURRING, ARISING OR EXISTING ON OR BEFORE SUCH EXPIRATION OR TERMINATION. IN CASE ANY ACTION SHALL BE BROUGHT AGAINST ANY INDEMNIFIED PARTY IN RESPECT OF WHICH INDEMNITY MAY BE SOUGHT AGAINST THE COMPANY, SUCH INDEMNIFIED PARTY SHALL PROMPTLY NOTIFY THE COMPANY IN WRITING, BUT FAILURE TO GIVE SUCH PROMPT NOTICE SHALL NOT RELIEVE THE COMPANY FROM ANY LIABILITY HEREUNDER, UNLESS THE COMPANY IS PREJUDICED BY THE FAILURE TO RECEIVE SUCH NOTICE. IF NO DEFAULT OR EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING HEREUNDER, THE COMPANY, AT ITS OWN EXPENSE, MAY ELECT TO ASSUME THE DEFENSE OF ANY ACTION BROUGHT AGAINST AN INDEMNIFIED PARTY, INCLUDING THE EMPLOYMENT OF COUNSEL REASONABLY SATISFACTORY TO SUCH INDEMNIFIED PARTY AND THE PAYMENT BY THE COMPANY OF ALL EXPENSES THEREOF. ANY INDEMNIFIED PARTY SHALL HAVE THE RIGHT TO EMPLOY SEPARATE COUNSEL AT ITS EXPENSE IN ANY SUCH ACTION AND TO CONSULT WITH THE COMPANY REGARDING THE DEFENSE THEREOF; PROVIDED, HOWEVER, THAT, EXCEPT AS OTHERWISE PROVIDED BELOW, THE COMPANY SHALL AT ALL TIMES CONTROL SUCH DEFENSE. IF THE COMPANY SHALL HAVE FAILED TO EMPLOY COUNSEL REASONABLY SATISFACTORY TO SUCH INDEMNIFIED PARTY, THE FEES AND EXPENSES OF COUNSEL TO EACH INDEMNIFIED PARTY SHALL BE PAID BY THE COMPANY. IF THE COMPANY SHALL ELECT IN WRITING NOT TO ASSUME THE DEFENSE OR SHALL FAIL TO PROSECUTE DILIGENTLY SUCH DEFENSE THEREOF, AN INDEMNIFIED PARTY MAY, AFTER

WRITTEN NOTICE TO THE COMPANY AND THE COMPANY'S FAILURE TO REMEDY PROMPTLY THE SAME, ASSUME THE DEFENSE THEREOF, INCLUDING THE EMPLOYMENT OF COUNSEL, IN WHICH CASE THE COMPANY SHALL PAY ALL OF THE LOSSES OF SUCH INDEMNIFIED PARTY INCURRED IN RESPECT OF SUCH DEFENSE. IF ANY INDEMNIFIED PARTY SHALL HAVE BEEN ADVISED BY COUNSEL CHOSEN BY IT THAT THERE MAY BE ONE OR MORE LEGAL DEFENSES AVAILABLE TO SUCH INDEMNIFIED PARTY THAT ARE DIFFERENT FROM OR ADDITIONAL TO THOSE AVAILABLE TO THE COMPANY OR IT WOULD BE INAPPROPRIATE FOR SUCH COUNSEL TO CONTINUE TO REPRESENT IN RESPECT OF A PARTICULAR LEGAL OR FACTUAL ISSUE OR OTHERWISE, EACH OF THE INDEMNIFIED PARTY AND THE COMPANY MAY RETAIN ADDITIONAL AND SEPARATE COUNSEL TO REPRESENT IT OR, AT ITS OPTION, ASSUME THE DEFENSE OF SUCH ACTION AND THE COMPANY WILL REIMBURSE SUCH INDEMNIFIED PARTY FOR THE REASONABLE FEES AND EXPENSES OF ANY COUNSEL RETAINED BY THE INDEMNIFIED PARTY. THE COMPANY SHALL NOT BE LIABLE FOR ANY SETTLEMENT OF ANY ACTION WITHOUT ITS WRITTEN CONSENT. NO SETTLEMENT OF ANY SUCH ACTION MAY BE MADE BY THE COMPANY WITHOUT THE INDEMNIFIED PARTY'S WRITTEN CONSENT; PROVIDED, HOWEVER, SUCH CONSENT SHALL NOT BE NECESSARY IF THE SETTLEMENT RESULTS IN AN UNCONDITIONAL RELEASE OF THE INDEMNIFIED PARTY WITHOUT (1) THE ADMISSION BY THE INDEMNIFIED PARTY OF GUILT, COMPLICITY OR CULPABILITY OR (2) THE INCURRENCE OF ANY PAYMENT OBLIGATION ON THE PART OF SUCH INDEMNIFIED PARTY WHICH IS NOT PAID AT THE TIME OF SUCH SETTLEMENT BY THE COMPANY HEREUNDER.

                  (c) UPON DEMAND FOR PAYMENT BY ANY INDEMNIFIED PARTY OF ANY LOSSES INCURRED BY IT FOR WHICH INDEMNIFICATION IS SOUGHT, ALONG WITH A BRIEF DESCRIPTION IN REASONABLE DETAIL OF THE NATURE AND EXTENT OF THE LOSSES AS WELL AS THE CIRCUMSTANCES UNDER WHICH INDEMNIFICATION IS SOUGHT, THE COMPANY SHALL PAY WHEN DUE AND PAYABLE THE FULL AMOUNT OF SUCH LOSSES TO THE APPROPRIATE PARTY, UNLESS AND SO LONG AS (I) THE COMPANY SHALL HAVE ASSUMED THE DEFENSE OF SUCH ACTION OR IS CONTESTING SUCH LIABILITY, LOSS, DAMAGE, COST, EXPENSE, CAUSE OF ACTION, SUIT, CLAIM, DEMAND OR JUDGMENT FOR WHICH INDEMNITY IS SOUGHT HEREUNDER AND (II) IS DILIGENTLY PROSECUTING THE SAME AND THE COMPANY HAS TAKEN ALL ACTION AS MAY BE NECESSARY TO PREVENT (A) THE COLLECTION OF SUCH LOSSES FROM THE INDEMNIFIED PARTY; (B) THE SALE, FORFEITURE OR LOSS OF THE PROPERTY OR ANY PART THEREOF DURING SUCH DEFENSE OF THE SAME ACTION; AND (C) THE IMPOSITION OF ANY CIVIL OR CRIMINAL LIABILITY FOR FAILURE TO PAY SUCH LOSSES WHEN DUE AND PAYABLE.

                  (d) THE COMPANY ACKNOWLEDGES AND AGREES THAT (I) ITS OBLIGATIONS UNDER THIS SECTION 9.15 ARE INTENDED TO INCLUDE AND EXTEND TO ANY AND ALL LIABILITIES, SUMS PAID IN

SETTLEMENT OF CLAIMS, OBLIGATIONS, CHARGES, ACTIONS, CLAIMS, LIENS, TAXES AND DAMAGES (INCLUDING, WITHOUT LIMITATION, PUNITIVE DAMAGES, PENALTIES, FINES, COURT COSTS, ADMINISTRATIVE SERVICE FEES, RESPONSE AND REMEDIATION COSTS, STABILIZATION COSTS, ENCAPSULATION COSTS, TREATMENT, STORAGE OR DISPOSAL COSTS AND LEGAL FEES INCURRED IN NEGOTIATING WITH GOVERNMENTAL AGENCIES AND OTHER POTENTIALLY RESPONSIBLE PARTIES AND IN ENFORCING INDEMNITIES) IMPOSED UPON OR INCURRED BY OR ASSERTED AT ANY TIME AGAINST ANY INDEMNIFIED PARTY (WHETHER OR NOT INDEMNIFIED AGAINST BY ANY OTHER PARTY) ARISING DIRECTLY OR INDIRECTLY OUT
OF: (A) THE TREATMENT, STORAGE, DISPOSAL, GENERATION, USE, TRANSPORT, MOVEMENT, PRESENCE, RELEASE, THREATENED RELEASE, SPILL, INSTALLATION, SALE, EMISSION, INJECTION, LEACHING, DUMPING, ESCAPING OR SEEPING OF ANY HAZARDOUS MATERIALS OR MATERIAL CONTAINING OR ALLEGED TO CONTAIN HAZARDOUS MATERIALS AT, ON, UNDER, ONTO, THROUGH OR FROM THE PARCEL OR THE PROPERTY OR ANY PART THEREOF; (B) THE VIOLATION OR ALLEGED VIOLATION OF ANY ENVIRONMENTAL LAWS RELATING TO OR IN CONNECTION WITH THE PARCEL, THE EASEMENTS OR THE PROPERTY OR ANY PART THEREOF OR ANY ACTS OR OMISSIONS THEREON OR RELATING THERETO; (C) ALL OTHER FEDERAL, STATE AND LOCAL LAWS DESIGNED TO PROTECT THE ENVIRONMENT OR PERSONS OR PROPERTY THEREIN, WHETHER NOW EXISTING OR HEREINAFTER ENACTED, PROMULGATED OR ISSUED BY ANY FEDERAL, STATE, COUNTY, MUNICIPAL OR OTHER GOVERNMENTAL AUTHORITY; AND (D) THE COMPANY'S FAILURE TO COMPLY WITH ITS OBLIGATIONS UNDER PARAGRAPH 2(E) OF THE LEASE AND (II) THE INDEMNIFICATION PROVIDED FOR UNDER THIS SECTION 9.15(D) SHALL BE GOVERNED BY THE PROCEDURES SET FORTH IN SECTIONS 9.15(b)-(c) HEREOF.

                  SECTION 9.16. Operative Documents; Further Assurances. Each of the parties hereto does hereby covenant and agree to perform and be governed and restricted by the Operative Documents to which it is a party and, subject to the terms and conditions thereof, to take or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable in connection therewith. Each of the parties hereto shall have the rights and obligations set forth in the Declaration with respect to such party notwithstanding that not all of such parties are signatories thereto. The Company, the Trustee, the Agent, VCMI and the Note and Certificate Purchasers will, at the expense of the Company, execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectively the purposes of the Operative

Documents and the transactions contemplated thereby. The Company, the Trustee, the Agent, VCMI and the Note and Certificate Purchasers may at any time, subject to the conditions and restrictions contained in the Operative Documents, enter into supplements which shall form a part hereof, when required or permitted by any of the provisions of the Operative Documents or to cure any ambiguity, or to cure, correct or supplement any defective or inconsistent provision contained herein or in any other Operative Document.

                  SECTION 9.17. Confidentiality. (a) Each of the parties hereto, other than Citibank and, as applicable, its Affiliates, agrees that, subject to
Section 6.02, it will maintain the confidentiality of the general structure of this transaction.

                  (b) Each of the parties hereto agrees that unless otherwise required by Law or by any governmental authority or body or consented to by the Company and Citibank, it will maintain the confidentiality of all non-public information (i) regarding the financial terms of this transaction or (ii) regarding the Company or the Property which shall be furnished to it by or on behalf of the Company in connection with the transactions contemplated by the Operative Documents, including, without limitation, the as-built plans and specifications delivered pursuant to Section 5.01(c), in accordance with the procedures it generally applies to confidential material for a period of three years after all of the Instruments have been repaid in full, but in no event less than seven years from the date hereof; provided, however, that if the Lease has been terminated and the Company has not purchased the Property, then none of the Purchasers, the Agent, VCMI nor the Trustee shall be bound by the confidentiality provisions of this Section 9.17(b).

                  (c) The parties hereto agree not to publish tombstones or other public announcements in connection with the transactions contemplated hereby without the consent of the Company, the Agent and the Purchasers.

                  SECTION 9.18. Interest. It is the intention of the parties hereto to conform strictly to all usury Laws that are applicable to each such party, Purchaser, Note or Certificate or to the transactions contemplated by the Operative Documents (collectively, the "Transactions"). Accordingly, notwithstanding anything to the contrary in the Instruments, this Agreement or any other Operative Document or agreement entered into in connection with the Transactions (collectively, the "Transaction Documents"), it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under Applicable Law (hereinafter defined) that is contracted for, taken, reserved, charged or received by any party under the

Transaction Documents or otherwise in connection with the Transactions shall under no circumstances exceed the maximum amount of interest that could lawfully be charged by such party under Applicable Law, (ii) in the event that the maturity of any indebtedness evidenced by or payable pursuant to the Transaction Documents is accelerated for any reason, or in the event of any required or permitted payment or prepayment of all or any part of such indebtedness (including, without limitation and if applicable, any required or permitted purchase of the Property, or any required or permitted payment of the Offer Purchase Price, the Residual Guaranty or Termination Value), then such consideration that constitutes interest as to any such indebtedness under Applicable Law may never include more than the maximum amount allowed by such Applicable Law, and (iii) if under any circumstances the aggregate amounts paid on any Instruments prior to or incident to the final payment thereof include any amounts which by Applicable Law would be deemed interest in excess of the maximum amount of interest permitted by Applicable Law, such excess amounts, if theretofore paid, shall be credited by the recipient on the principal or stated amount of the affected indebtedness (or, to the extent that the principal or stated amount of such indebtedness shall have been or would thereby be paid in full, refunded by such recipient to the party entitled thereto). If at any time the rate of interest (denominated as such) or Distributions, as applicable, contractually called for in any Transaction Document (as the same may vary from time to time pursuant to the terms of such Transaction Document, the "Stated Rate"), exceeds the maximum non-usurious rate of interest permitted by Applicable Law (the "Maximum Rate") in respect of the indebtedness evidenced by such Transaction Document, taking into account all other amounts paid or payable pursuant to the Transaction Documents which constitute interest with respect to such indebtedness under Applicable Law regardless of whether denominated as interest or Distributions (collectively, the "Other Charges"), then the rate of interest to accrue or Distributions owing on such indebtedness shall be limited to such Maximum Rate (taking into account the Other Charges), but any subsequent reduction in the Stated Rate applicable to such indebtedness shall not reduce the rate of interest or Distributions to accrue on such indebtedness below such Maximum Rate (taking into account the Other Charges) until such time as the total amount of interest or Distributions on such indebtedness equals the amount of interest or Distributions which would have accrued if the Stated Rate applicable to such indebtedness had at all times been in effect. If at the maturity or final payment of any indebtedness the total amount of interest or Distributions paid or accrued on such indebtedness under the preceding sentence is less than the total amount of interest or Distributions which would have accrued if the Stated Rate applicable to such indebtedness had at all times been in effect, then to the fullest extent permitted by Applicable Law there shall be due and payable or owing with respect to such indebtedness an amount equal to the excess, if any, of (a) the lesser of (i) the amount of interest or Distributions (as applicable) which would have accrued on such indebtedness if such Maximum Rate in respect of such indebtedness had at all times been in effect and been chosen as the rate of interest or Distributions to be applicable throughout the term of such indebtedness (taking into account the Other Charges) and (ii) the amount of interest or Distributions (as applicable) which would have accrued on such indebtedness if the Stated Rate applicable to such indebtedness had at all times been in effect, above (b) the amount of interest or Distributions (as applicable) accrued in accordance with the provisions of the Transaction Document evidencing such indebtedness after giving effect to the preceding sentence. All amounts paid or agreed to be paid for the use, forbearance or detention of sums pursuant to or in connection with the Transaction Documents shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread throughout the full term thereof so that the rate or amount of interest paid or payable with respect to any amount of indebtedness evidenced by or payable pursuant to the Transaction Documents does not exceed the applicable usury ceiling, if any. As used herein, the term "Applicable Law" means that law, if any, that is applicable to any particular Transaction and that limits the maximum non-usurious rate of interest that may be taken, contracted for, charged, reserved or received with respect to such Transaction, including the law of the State of New York, the law of the State of Texas, the law of any other jurisdiction that may be mandatorily applicable to such Transaction notwithstanding other provisions of this Agreement and the other Transaction Documents, and the Federal law of the United States of America. As used herein, the term "interest" means interest as determined under Applicable Law, regardless of whether denominated as interest in the Transaction Documents (except to the extent that this Section 9.18 specifically refers to interest denominated as interest). The right to accelerate maturity of any indebtedness evidenced by any Instrument or other Transaction Document, and the right to demand payment of the Offer Purchase Price, the Residual Guaranty or Termination Value does not include the right to accelerate any interest, or to receive any other amounts, which would cause the Transactions to be usurious under Applicable Law. All computations of the maximum amount allowed under Applicable Law, as well as all computations of interest at the Maximum Rate, will be made on the basis of the actual number of days elapsed over a 365 or 366 day year, whichever is applicable pursuant to such Applicable Law. The provisions of this Section 9.18 shall prevail over any contrary provisions in this Agreement, the Instruments or any of the other Transaction Documents.

                  SECTION 9.19. WAIVER OF TRIAL BY JURY. IN ANY ACTION OR PROCEEDING UNDER OR RELATED TO THIS AGREEMENT, THE FACILITY DOCUMENTS OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THE FOREGOING, THE COMPANY, THE AGENT, THE TRUSTEE, VCMI AND EACH NOTE AND CERTIFICATE PURCHASER HEREBY AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY, IRRESPECTIVE OF WHICH PARTY COMMENCES SUCH ACTION OR PROCEEDING.

                  SECTION 9.20. Options. (a) At any time prior to the expiration or termination of the Lease upon the occurrence of an Environmental Event and at the direction of the Majority Holders of the B-Notes and Certificates, (i) VCMI shall have the right, upon five Business Days' written notice, to require the Company to purchase all of its right, title and interest in and to the Property from VCMI for a purchase price of $1 in which case VCMI will convey its right, title and interest in and to the Property to the Company free and clear of any Lien or other adverse interest of any kind created by VCMI or any person claiming by, through or under VCMI (except as consented to by the Company and except as to any interest created upon the exercise of any right under any Operative Document upon any Event of Default) and (ii) the Trustee shall have the right, upon five Business Days' written notice, to require the Company to purchase all of its right, title and interest in and to the shares of capital stock of VCMI from the Trustee for a purchase price of $1.

                  (b) Upon the purchase of the Property by the Company pursuant to the Lease, the Company shall have the right to purchase all of the Trustees's right, title and interest in and to the shares of the capital stock of VCMI for a purchase price of $1. If the Company does not exercise its right to purchase the VCMI stock in connection with the Company's purchase of the Property pursuant to the Lease, the Trustee shall have the right, upon five Business Days' written notice, to require the Company to purchase all of its right, title and interest in and to the shares of capital stock of VCMI from the Trustee for a purchase price of $1.

                  (c) The exercise by VCMI and the Trustee of their respective rights under this Section 9.20 shall not limit VCMI's or the Trustee's other rights under any Operative Document.

                  SECTION 9.21. Financial Advisor. The parties hereto acknowledge and agree that neither CSI, the Company's exclusive financial advisor for the transactions contemplated by the Operative Documents, nor any of Citicorp's Affiliates, is making any representation or warranty, or is required to make any disclosure, now or in the future, with respect to the parties' tax or accounting treatment of the transactions contemplated by the Operative Documents. Each of the parties hereto further acknowledges and agrees that neither Citicorp nor any of its Affiliates is responsible, or will be responsible in the future, for tax and accounting advice with respect to the transactions contemplated by the Operative Documents, and that it (i) has, independently and without reliance on Citicorp or its Affiliates, made its own analysis and decisions with respect to such matters and has had the benefit of the advice of its own independent tax and accounting advisers with respect to such matters to the extent it has deemed appropriate and (ii) will, independently and without reliance on Citicorp or its Affiliates, continue to make its own analyses and decisions with respect to such matters based on such information and advice as it deems appropriate for such purposes.

                  SECTION 9.22. Securities Representation. Each Purchaser hereby represents that it is acquiring its Instruments for investment for its own account, and not with a view to or for sale in connection with a distribution of any Instrument, except in compliance with all applicable securities laws; provided, however, that, subject to Section 6.02 hereof, the disposition of any Instrument held by that Purchaser shall at all times be within its exclusive control.

                  SECTION 9.23. UNENFORCEABILITY OF ORAL AGREEMENTS; (TEXAS STATUTORY LANGUAGE). THE OPERATIVE DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AS TO ITS SUBJECT MATTER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THE PARTIES AGREE THAT THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                  SECTION 9.24. Amendment and Restatement. This Agreement and the other Operative Documents are given in amendment, restatement, renewal and extension (and not in extinguishment or satisfaction) of the Original Operative Documents. With respect to matters relating to the period prior to the date hereof, all provisions of the Original Operative Documents are hereby ratified and confirmed and shall remain in full force and effect.

                  IN WITNESS WHEREOF the parties have caused this Participation Agreement to be duly executed by their officers thereunto duly authorized as of the day and year first above written.

                                        THE GEON COMPANY


                                        By:/S/WOODROW W. BAN
                                        ---------------------------------------
                                             Name:  Woodrow W. Ban
                                             Title:  Assistant Secretary

                                        STATE STREET BANK AND TRUST COMPANY OF
                                        CONNECTICUT, NATIONAL ASSOCIATION, not
                                        in its individual capacity, except as
                                        expressly stated herein, but solely as
                                        Trustee


                                        By:\S\DONALD E. SMITH
                                           ---------------------
                                             Name:Donald E. Smith
                                             Title:Vice President


                                        CITIBANK, N.A., as Agent


                                        By:__________________________________
                                             Name:
                                             Title:

                                        1994 VCM INC.


                                        By: MARK FERRUCCI_______________________
                                            Name:Mark Ferrucci
                                            Title:President

                 SIGNATURE PAGE FOR SECOND AMENDED AND RESTATED
                             PARTICIPATION AGREEMENT



                                  CITICORP, U.S.A., as Note Purchaser


                                  By:  \S\CANDY A. KEE
                                        Name:  Candy A. Kee
                                        Title: Attorney in Fact


                  A-Note                              $20,655,000.00

                  B-Note                              $ 2,874,045.45

                  Interim Note (HCL) Commitment       $ 9,720,000.00

                 SIGNATURE PAGE FOR SECOND AMENDED AND RESTATED
                             PARTICIPATION AGREEMENT



                           THE BANK OF NEW YORK, as Note Purchaser


                           By:______________________________________________
                                Name:
                                Title:



            A-Note                               $14,688,000.00

            B-Note                               $ 2,043,765.65

            Interim Note (HCL) Commitment        $ 6,912,000.00

                 SIGNATURE PAGE FOR SECOND AMENDED AND RESTATED
                             PARTICIPATION AGREEMENT



                                 NATIONAL CITY BANK, as Note Purchaser


                                 By:_______________________________________
                                      Name:
                                      Title:



                   A-Note                               $8,619,000.00

                   B-Note                               $1,199,293.04

                   Interim Note (HCL) Commitment        $4,056,000.00

                 SIGNATURE PAGE FOR SECOND AMENDED AND RESTATED
                             PARTICIPATION AGREEMENT



                                            MORGAN GUARANTY TRUST COMPANY OF
                                              NEW YORK, as Note Purchaser


                                            By:_________________________________
                                                 Name:
                                                 Title:





                  A-Note                        $14,688,000.00

                  B-Note                        $ 2,043,765.65

                  Interim Note (HCL) Commitment $ 6,912,000.00

                 SIGNATURE PAGE FOR SECOND AMENDED AND RESTATED
                             PARTICIPATION AGREEMENT



                                            NATIONSBANK N.A., as Note Purchaser


                                            By:_________________________________
                                                 Name:
                                                 Title:



                  A-Note                        $20,043,000.00

                  B-Note                        $ 2,788,888.55

                  Interim Note (HCL) Commitment $ 9,432,000.00

                 SIGNATURE PAGE FOR SECOND AMENDED AND RESTATED
                             PARTICIPATION AGREEMENT




                                            NBD BANK, as Note Purchaser


                                            By:_________________________________
                                                 Name:
                                                 Title:



                   A-Note                         $8,619,000.00

                   B-Note                         $1,199,293.04

                   Interim Note (HCL) Commitment  $4,056,000.00

                 SIGNATURE PAGE FOR SECOND AMENDED AND RESTATED
                             PARTICIPATION AGREEMENT




                                            CIBC INC., as Note Purchaser


                                            By:_________________________________
                                                 Name:
                                                 Title:




                  A-Note                         $14,688,000.00

                  B-Note                         $ 2,043,765.65

                  Interim Note (HCL) Commitment  $ 6,912,000.00

                 SIGNATURE PAGE FOR SECOND AMENDED AND RESTATED
                             PARTICIPATION AGREEMENT



                                            CITICORP U.S.A., as Certificate
                                                Purchaser


                                            By:_________________________________
                                                 Name:
                                                 Title:





                      Outstanding Certificate $1,903,591.49

                Initial Certificate (HCL) Commitment $837,500.00

                Total Certificate (HCL) Commitment $1,000,000.00

                 SIGNATURE PAGE FOR SECOND AMENDED AND RESTATED
                             PARTICIPATION AGREEMENT



                                            NATIONAL CITY BANK, as Certificate
                                                 Purchaser


                                            By:_________________________________
                                                 Name:
                                                 Title:





                      Outstanding Certificate $1,903,591.49

                Initial Certificate (HCL) Commitment $837,500.00

                Total Certificate (HCL) Commitment $1,000,000.00

                                   SCHEDULE I

                                MANNER OF PAYMENT
                          AND COMMUNICATIONS TO PARTIES


                  This Schedule I shows the names and addresses of the parties to the foregoing Participation Agreement and the respective principal and stated amounts of the Instruments to be purchased by each Note and Certificate Purchaser.

Company and Construction Agent:

         Address for all notices:

         The Geon Company
         One Geon Center
         Avon Lake, Ohio  44012
         Attention:  Secretary
         Facsimile:  (216) 930-3830

Trustee and VCMI:

(l)      Address for all notices:

         State Street Bank and Trust Company
           of Connecticut, National Association
         750 Main Street
         Hartford, Connecticut  06103
         Facsimile:  (203) 244-1899

(2) All payments to the Trustee and VCMI with respect to the Operative Documents shall be made by wire transfer of immediately available funds to Account No. 40652134 at Citibank, N.A., ABA# 021000089, Attention:
         Ed Vowinkel, with a reference to "1994 Geon VCM Plant Trust" and with sufficient information to identify the source and application of such funds.

Agent:

(1)      Address for all notices:

         Citibank, N.A., as Agent
         Bank Loan Syndications
         One Court Square
         7th Floor
         Long Island City, NY.  11120
         Attention:  Ed Vowinkel
         Phone:  (718) 248-4523
         Facsimile:  (718) 248-4844


(2) All payments and transfers of funds to the Agent with respect to the Operative Documents shall be made by wire transfer of immediately available funds to Account No. 36852248 at Citibank, N.A., New York, ABA# 021000089, with a reference to "The Geon Company" and with sufficient information to identify the source and application of such funds.

Purchasers:

                             CITICORP, U.S.A., INC.

A-Note                              $20,655,000.00

B-Note                              $ 2,874,045.45

Interim Note (HCL) Commitment       $ 9,720,000.00

(l) All payments with respect to the Operative Documents shall be made by wire transfer of immediately available funds to Credit Account No. 40548046 (Account Name: Loan Paydown Account) at Citibank, N.A., ABA# 021000089, New York, New York, with a reference to "1994 VCM Plant Trust" and with sufficient information to identify the source and application of such funds.

(2)      Address for all notices in respect of payment:

         Citibank, N.A.
         1 Court Square 7/1
         Long Island City, NY  11120

         Attention:  Demetra Doscas

         Facsimile:  (718) 248-4844

(3)      Address for all other communications:

         Citibank, N.A.
         Chemical Department
         399 Park Avenue
         New York, NY  10043

         Attention:  Carolyn Sheridan


         Facsimile:  (212) 559-3318
         Telex:      NYAAC

                              THE BANK OF NEW YORK

A-Note                                      $14,688,000.00

B-Note                                      $ 2,043,765.65

Interim Note (HCL) Commitment               $ 6,912,000.00

(1) All payments with respect to the Operative Documents shall be made by wire transfer of immediately available funds to Credit Account No. 111556 (Account Name: Geon) at The Bank of New York, ABA# 021000018, New York, NY 10286, Attention: Madlyn Myrick and with sufficient information to identify the source and application of such funds.

(2)      Address for all notices in respect of payment:

The Bank of New York
One Wall Street, 22nd Floor
New York, NY  10286

Attention:  Madlyn Myrick
            Loan Administrator

         Facsimile:  (212) 635-6397

(3)      Address for all other communications:

The Bank of New York
One Wall Street, 22nd Floor
New York, NY  10286

Attention:  Ed Dougherty III
                Assistant Vice President


Facsimile:  (212) 635-6434

                               NATIONAL CITY BANK

A-Note                                  $8,619,000.00

B-Note                                  $1,199,293.04

Interim Note (HCL) Commitment           $4,056,000.00

(1) All payments with respect to the Operative Documents shall be made by wire transfer of immediately available funds to National City Bank, ABA# 041000124, Cleveland, Ohio 44114, Attention: Rebecca R. Chaski, with a reference to "Commercial Loan Operations" and with sufficient information to identify the source and application of such funds.

(2)      Address for all notices in respect of payment:

         National City Bank
         1900 East 9th Street
         M/O-3032
         Cleveland, Ohio  44114

         Attention:    Rebecca S. Chaski
                       Loan Processor III
                       C&C Loan Operations

         Facsimile:  (216) 575-3207

(3)      Address for all other communications:

         National City Bank
         1900 East 9th Street
         M/O-2104
         Cleveland, Ohio  44114

         Attention:    David Evans
                       Vice President

         Facsimile:  (216) 575-9396

                                NATIONSBANK, N.A.

A-Note                           $20,043,000.00

B-Note                           $ 2,788,888.55

Interim Note (HCL) Commitment    $ 9,432,000.00

(1) All payments with respect to the Operative Documents shall be made by wire transfer of immediately available funds to Credit Account No. 13662122506 (Account Name: Corporate Credit Services) at NationsBank, N.A., ABA# 053000196, Charlotte, NC 28255, Attention: Gary Spivey, with a reference to "Geon", and with sufficient information to identify the source and application of such funds.

(2)      Address for all notices in respect of payment:

         NationsBank, N.A.
         101 S. Tryon Street, 16th Floor
         Charlotte, NC  28255


         Attention:   Gary Spivey
                      Credit and Services Representative

         Facsimile:  (704) 386-8694

(3)      Address for all other communications:

         NationsBank, N.A.
         100 N. Tryon Street, 8th Floor
         Charlotte, NC  28255

         Attention:                 Jay Johnston
                                    Vice President

         Facsimile:  (704) 386-3271

                    MORGAN GUARANTY TRUST COMPANY OF NEW YORK

A-Note                                   $14,688,000.00

B-Note                                   $ 2,043,765.65

Interim Note (HCL) Commitment            $ 6,912,000.00

(1) All payments with respect to the Operative Documents shall be made by wire transfer of immediately available funds to Loan Department, Credit Account No. 999-99-090, Attention: CF21, at Morgan Guaranty Trust Company of New York, ABA# 021000238, New York, NY, with a reference to "Geon Co." and with sufficient information to identify the source and application of such funds.

(2)      Address for all notices in respect of payment:

         Morgan Guaranty Trust Company of New York
         c/o J.P. Morgan Services, Inc.
         500 Stanton Christina Road
         P.O. Box 6070
         Newark, DE  19713-2107

         Attention:  Multi-Option Unit - Loan Department

         Facsimile:  (302) 634-1091

         Telex:  177615 MGT UT

(3)      Address for all other communications:

         Morgan Guaranty Trust Company of New York
         60 Wall Street, Floor 22
         New York, NY  10260-0060

         Attention:            Patricia P. Lunka
                               Vice President

         Facsimile:  (212) 648-5336

                      Telex: 177615 MGT UT or 620106 MGT UW

                                    NBD BANK

A-Note                                  $8,619,000.00

B-Note                                  $1,199,293.04

Interim Note (HCL) Commitment           $4,056,000.00

(1) All payments with respect to the Operative Documents shall be made by wire transfer of immediately available funds to Account Name Geon Co. at NBD Bank ABA# 072000326, Detroit, Michigan 48226, Attention "Commercial Loans Department" and with sufficient information to identify the source and application of such funds.

(2)      Address for all notices in respect of payment:

         NBD Bank
         611 Woodward
         Detroit, MI  48226

         Attention:  Patti Dueneke
                     Administrative Assistant

         Facsimile:  (313) 225-3269

(3)      Address for all other communications:

         NBD Bank
         611 Woodward
         Detroit, MI  48226

         Attention:  Lisa A. Ferris
                     Vice President

         Facsimile:  (313) 225-3269

                                    CIBC INC.

A-Note                                  $14,688,000.00

B-Note                                  $ 2,043,765.65

Interim Note (HCL) Commitment           $ 6,912,000.00

(1) All payments with respect to the Operative Documents shall be made by wire transfer of immediately available funds to Credit Account No. 630-00-480 (Account Name: CIBC - (NY) Agency) at Morgan Guaranty Trust Company of New York, ABA# 021000238, New York, NY, for further credit to the internal account CIBC Inc. (HO) Leases, Acct. NO. 855-0000000 and with sufficient information to identify the source and application of such funds.

(2)      Address for all notices in respect of payment:

         CIBC Inc.
         2 Paces West
         2727 Paces Ferry Road
         Suite 1200
         Atlanta, GA  30339

         Attention:   Karen Swengross
                      Senior Associate

         Facsimile:  (404) 319-4853

         Telex:  542413 (Answerback: CANBANKATL)

(4)      Address for all other communications:

         CIBC Inc.
         200 West Madison, Suite 2300
         Chicago, IL  60606

         Attention:  John Kunkle
                     Vice President

         Facsimile:  (312) 726-8884

         with a copy to:

         CIBC Leasing Inc.
         425 Lexington Ave
         New York, NY  10017
         Attention:  Debra Martucci
         Facsimile:  (212) 856-3688

                             CITICORP, U.S.A., INC.

                      Outstanding Certificate $1,903,591.49

                Initial Certificate (HCL) Commitment $837,500.00

                Total Certificate (HCL) Commitment $1,000,000.00

(1)   Address for all notices in respect of payment:

            Citibank, N.A.
            399 Park Avenue 8/5
            New York, NY  10043

            Attention:     Stephanie T. James, SSO

            Facsimile:     (212) 826-2371
            Telex:         NYAAC

(2)   Address for all other communications:

            Citibank, N.A.
            399 Park Avenue 8/5
            New York, NY  10043

            Attention:     Carolyn Sheridan

            Facsimile:     (212) 826-2371
            Telex:         NYAAC

  (3) All payments with respect to the Operative Documents shall be made in accordance with such instructions as the Certificate Purchaser may give from time to time.

                               NATIONAL CITY BANK

                             Certificate Commitment

                      Outstanding Certificate $1,903,591.49

                Initial Certificate (HCL) Commitment $837,500.00

                Total Certificate (HCL) Commitment $1,000,000.00

(1)   Address for all notices in respect of payment:

            National City Bank
            1900 East 9th
            M/O-3032
            Cleveland, Ohio  44114

            Attention:     Rebecca S. Chaski
                           Loan Processor III
                           C&C Loan Operations

            Facsimile:     (216) 575-3207

(2)   Address for all other communications:

            National City Bank
            1900 East 9th Street
            M/O-2104
            Cleveland, Ohio  44114

            Attention:     David Evans
                           Vice President

            Facsimile:     (216) 575-9396


(3) All payments with respect to the Operative Documents shall be made in accordance with such instructions as the Certificate Purchaser may give from time to time.

                                   SCHEDULE II

                            RATING LEVEL PRICING GRID



                   LEVEL I     LEVEL II     LEVEL III    LEVEL IV      LEVEL V

BASIS FOR        Company's    Company's    Company's    Company's    Company's
PRICING          long term    long term    long term    long term    long term
                 senior       senior       senior       senior       senior
                 unsecured    unsecured    unsecured    unsecured    unsecured
                 debt is      debt is      debt is      debt is      debt is
                 rated at     rated at     rated at     rated at     rated at
                 least A-     least BBB    least BBB    least BBB-   least BB+
                 or the       + or the     or the       or the       or the
                 equivalent   equivalent   equivalent   equivalent   equivalent

FACILITY FEE        0.10%       0.125%        0.15%       0.225%       0.375%

CONSTRUCTION
PERIOD

INTERIM NOTES
(HCL)

APPLICABLE
MARGIN              0.20%       0.225%        0.30%      0.2875%        0.50%

APPLICABLE
MARGIN
A-NOTES             0.30%        0.35%        0.45%      0.5125%       0.875%

B-NOTES             0.40%        0.45%        0.55%      0.6125%        .975%

                                Schedule 4.01(l)


                              Existing Encumbrances


                      Liens identified on the Title Policy

                  APPENDIX A TO THE SECOND AMENDED AND RESTATED
                             PARTICIPATION AGREEMENT


            This Appendix A to the Second Amended and Restated Participation Agreement is a glossary of all or substantially all of the defined terms used in the Operative Documents. Not all of the terms defined in this Appendix A are used in the Second Amended and Restated Participation Agreement.

            All references herein to one gender shall include the other and all references to the singular shall include the plural and vice-versa.

            "A-Notes" has the meaning set forth in Article I of the Declaration.

            "Act" means the Securities Act of 1933, as amended, and the Laws promulgated or issued from time to time thereunder.

            "Actual Project Costs" means the costs of the acquisition, construction and installation of the Original Improvements, as more specifically described in the First Restated Agreement.

            "Actual HCL Project Costs" has the meaning set forth in Recital L of the Preliminary Statement to the Participation Agreement.

            "Additional Costs" has the meaning set forth in item II of Schedule B to the Lease.

            "Additional Improvements" has the meaning set forth in paragraph 10(a) of the Lease.

            "Additional Rent" has the meaning set forth in paragraph 4(b) of the Lease.

            "Advance" means a HCL Advance and any Advance made pursuant to the Original Agreement or the First Restated Agreement.

            "Advisory Fee" has the meaning set forth in Section 2.03(f) of the Participation Agreement.

            "Affiliate" when used with respect to a Person, means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person. The term "control" (including the correlative term "controlled") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise; provided, however, that under no circumstances shall the Agent or the Purchasers be deemed to be Affiliates of the Trustee or vice versa.

            "Agency Agreement" has the meaning set forth in Recital M to the Preliminary Statement to the Participation Agreement.

            "Agent" means Citibank, N.A., or any successor selected pursuant to the Participation Agreement, acting as agent for the Purchasers.

            "Allocated Termination Value" has the meaning set forth in Schedule C to the Lease.

            "Applicable Law" has the meaning set forth in Section 9.18 of the Participation Agreement.

            "Applicable Margin" means with respect to the Notes,

            (a) for any Applicable Rate determined by reference to the LIBO Rate, the percentage per annum applicable to the Interest Period as shown on
Schedule III to the Participation Agreement based on the Rating Level in effect on the first day of such Interest Period; and

            (b) for any Applicable Rate determined by reference to the Base Rate, 0%.

            "Applicable Margin" means, with respect to the Certificates:

            (a) for any Applicable Rate determined by reference to the LIBO Rate, 3%; and

            (b) for any Applicable Rate determined by reference to the Base Rate, 2.25%.

            "Applicable A Percentage" has the meaning set forth in Article I of the Declaration.

            "Applicable B Percentage" has the meaning set forth in Article I of the Declaration.

            "Applicable Permit" means any Permit, including any Environmental Permit, that is necessary to own, construct, start-up, test, maintain, operate, lease or use all or any part of the Parcel or the Property or any part thereof in accordance with the Operative Documents.

            "Applicable Rate" means the Applicable Margin plus, subject to
Section 6.01 of the Participation Agreement, either (A) the applicable LIBO Rate or (B) the Base Rate; provided, however, that the Applicable Rate shall never exceed the Maximum Rate.

            "Appraisal Update" has the meaning set forth in Section 2.01(m) of the Participation Agreement.

            "Appraiser" means Arthur Andersen & Co., LLP or another appraiser satisfactory to the Agent and the Majority Holders.

            "Approved HCL Construction Budget" means the budget prepared by the Company, in form and substance satisfactory to the Agent, attached to the Participation Agreement as Exhibit D, which budget specifies the estimated Actual HCL Project Costs including: (a) all labor, materials and services necessary for the design, engineering, construction (including any fees which may be due to the Construction Agent), testing and start-up of the HCL Improvements in accordance with the Construction Plans and (b) all interest and Distribution expenses anticipated by the Company incident to the HCL Advances made under the Interim Notes (HCL Series) and the HCL Investment made under the Certificates (HCL Series) and the expenses to be incurred in connection with the design, engineering, procurement, construction, testing and start-up of the HCL Improvements, as the same may be further amended from time to time in accordance with the provisions of the Participation Agreement and the Agency Agreement.

            "Assignee" has the meaning set forth in Section 6.02(b) of the Participation Agreement.

            "Assignor" has the meaning set forth in Section 6.02(b) of the Participation Agreement.

            "Assignment and Acceptance" has the meaning set forth in Article I of the Declaration.

            "B-Notes" has the meaning set forth in Article I of the Declaration.

            "Bankruptcy Law" means Title 11 of the United States Code, and any applicable Federal, state or local insolvency, reorganization, moratorium, fraudulent conveyance or similar Law now or hereafter in effect for the relief of debtors.

            "Base Rate" means a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the higher of:

            l. the rate of interest announced publicly by Citibank in New York, New York, from time to time, as its base rate; and

            2. one-half of one percent (.5%) per annum above the Federal Funds Rate.

            "Base Rate Funding" means a Funding for which the Applicable Rate is determined by the Base Rate.

            "Basic Rent" has the meaning set forth in item I.C of Schedule B to the Lease.

            "Best's" means Best's Insurance Reports published by A.M. Best Company, Inc. or any successor thereto which is a nationally recognized statistical rating organization.

            "Bills of Sale" has the meaning set forth in Recital B to the Preliminary Statement to the Participation Agreement.

            "Borrowed Debt" means Debt described in clauses (a) through (e) of the definition of Debt, plus obligations under the Operative Documents minus the obligations under the second catoxid reactor feedstock purchase and sale arrangement.

            "Borrowed Debt/EBITDAR Ratio" means, as of any date, the ratio computed by dividing (a) Borrowed Debt of the Company and its Subsidiaries on a Consolidated basis as of such date by (b) EBITDAR of the Company and its Subsidiaries on a Consolidated basis for the four consecutive fiscal quarters of the Company most recently ended as of such date.

            "Break Costs" means an amount equal to the amount (if any) required to compensate any Purchaser for any losses (including, without limitation, any loss, cost or expense incurred by reason of the liquidation or redeployment of deposits or funds acquired by such Purchaser (from third parties including Affiliates) to fund or maintain such Notes or Certificates) it may incur as a result of (i) the Company's payment of the Offer Purchase Price, the Residual

Guaranty, Unwind Fee or Termination Value other than on the last day of an Interest Period or (ii) any purchase of such Purchaser's Notes or Certificates in connection with the substitution of such Purchaser pursuant to Section 6.04(b) of the Participation Agreement other than on the last day of an Interest Period.

            "Business Day" means any day other than a Saturday, Sunday or any other day on which banking institutions in New York, New York; Hartford, Connecticut; or Boston, Massachusetts are required or authorized by Law to suspend operations.

            "Cash Interest Expense" means, for any fiscal period of the Company, interest expense on all Debt of the Company and its Subsidiaries, net of interest income, in accordance with GAAP and including, without limitation, to the extent not otherwise included in accordance with GAAP, (a) interest expense in respect of Debt resulting from the Revolving Credit Facility, (b) the interest component of obligations under leases that have or should have been or should be, in accordance with GAAP, recorded as capital leases, (c) commissions, discounts and other fees and charges payable in connection with letters of credit issued for the account of the Company or any of its Subsidiaries, (d) the net payment, if any, payable in connection with any interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts or any similar agreements and
(e) fees paid pursuant to Section 2.04(a) of the Revolving Credit Facility, but excluding, in each case, (w) any amounts accrued or payable in connection with the transactions contemplated under the Operative Documents or the Receivables Financing (x) amortization of original issue discount, (y) the interest portion of any deferred payment obligation and (2) other interest not payable in cash.

            "Casualty" has the meaning set forth in paragraph 12(a) of the Lease.

            "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. Section 9601 et seq. and as further amended from time to time.

            "CERCLIS" means the Comprehensive Environmental Response Compensation and Liability Information System, which is a list maintained by the United States Environmental Protection Agency of sites where there is a known or suspected release or potential release of hazardous substances which may require remediation.

            "Certificate (HCL) Commitment" of any Purchaser means the commitment of such Person, if any, to make an HCL Investment pursuant to the Certificates (HCL Series) up to the aggregate stated amount set forth below the name of such Person on Schedule I to the Participation Agreement under the heading "Total Certificate (HCL) Commitment," as the same may be adjusted from time to time pursuant to any Assignment(s) and Acceptance(s) executed by such Purchaser or reduced pursuant to the terms of the Participation Agreement.

            "Certificate Liquidation Amount" has the meaning set forth in
Article I of the Declaration.

            "Certificate Purchaser" means any Purchaser who has a Certificate HCL Commitment or who is a Holder of Certificates.

            "Certificate Purchaser's Counsel" means, collectively, such law firms, or successors thereto, which from time to time represent the Certificate Purchasers in connection with the Certificates.

            "Certificates" has the meaning set forth in Article I of the Declaration.

            "Certificates (HCL Series)" has the meaning set forth in Article I of the Declaration.

            "Charges" means Impositions and all liabilities with respect thereto, other than Excluded Charges.

            "Chlorine Facility" has the meaning set forth in Recital B to the Preliminary Statement to the Participation Agreement.

            "Chlorine Facility Easement" has the meaning set forth in Section 25(b)(iii) of the Ground Lease.

            "Chlorine Facility Parcel" has the meaning set forth in Section 25(b)(iii) of the Ground Lease.

            "Citibank" has the meaning set forth in the first paragraph of the Participation Agreement.

            "Citicorp Investment" means Citibank International Limited.

            "Closing Costs" means all charges incident to any sale of the Property, including reasonable attorneys' fees of Special Counsel and Trustee's Counsel and escrow fees, recording fees, broker's fees, any fees, costs (including, without limitation, Break Costs) or expenses incurred by the

Trustee or VCMI in connection with the same and with the release of the Declaration, and all applicable transfer taxes which may be imposed by reason of such sale and conveyance and the delivery of any and all instruments in connection therewith.

            "Closing Date" has the meaning set forth in paragraph 15(a) of the Lease.

            "Code" means the Internal Revenue Code of 1986, as amended, and the Laws promulgated or issued from time to time thereunder.

            "Commission" has the meaning set forth in Section 5.01(a)(i) of the Participation Agreement.

            "Commitments" means the Certificate Commitments and the Note Commitments of the respective Purchasers.

            "Company" means The Geon Company, a Delaware corporation, and any permitted successor or assignee pursuant to the terms of the Participation Agreement.

            "Company Plant" has the meaning set forth in Recital B to the Preliminary Statement to the Services Agreement.

            "Condemnation" has the meaning set forth in paragraph 12(a) of the Lease.

            "Consolidated" refers to the consolidation of the accounts of the Company with its Subsidiaries in accordance with GAAP and with policies, including principles of consolidation, consistent with those applied in the preparation of the consolidated financial statements referred to in Section 4.01(d) of the Participation Agreement.

            "Construction Agent" means the Company, as Construction Agent, pursuant to the Agency Agreement.

            "Construction Period" has the meaning set forth in paragraph 3(a) of the Lease.

            "Construction Plans" means the working drawings and specifications for the construction of the Improvements under the Original Participation Agreement.

            "Contractor" means Brown & Root Industrial Services, Inc., a Delaware corporation.

            "Contractors' Holdbacks" has the meaning set forth in Section 2.02(c) of the Participation Agreement.

            "Conversion Date" means any date on which the basis for the determination of the Applicable Rate with respect to any Instrument (or any portion thereof) is converted pursuant to Article VI of the Participation Agreement or for any other reason pursuant to the terms of the Operative Documents from the LIBO Rate to the Base Rate or from the Base Rate to the LIBO Rate, as the case may be.

            "Convert," "Conversion" and "Converted" each refers to a conversion of Base Rate Fundings into LIBO Rate Fundings or LIBO Rate Fundings into Base Rate Fundings, as the case may be.

            "Corporate Trust Office" has the meaning set forth in Article I of the Declaration.

            "Crude Ethylene Dichloride" means impure ethylene dichloride (approximately 98% ethylene dichloride purity) comprising the exit stream from an oxychlorination reactor during routine operations.

            "CSI" means Citicorp Securities, Inc.

            "CT Agreement" means the letter agreement dated as of July 27, 1994 between The Corporation Trust Company and the Trustee with respect to the organization of VCMI.

            "Debt" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit and (g) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to in effect guaranty any Debt of others of the kinds referred to in clauses (a) through (f) above through an agreement (1) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (2) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss or (3) otherwise to assure a creditor against loss; provided, that the term "Debt" shall not include obligations under the Operative Documents or the Receivables Financing.

            "Declaration" or "Declaration of Trust" has the meaning set forth in Recital K of the Preliminary Statement to the Participation Agreement.

            "Default" means an event which with the lapse of time, the giving of notice or both would become an Event of Default.

            "Default Rate" means the lesser of: (i) the Maximum Rate and (ii) 2% percent in excess of the Applicable Rate then in effect.

            "Disclosed Litigation" has the meaning set forth in Section 2.02(e) of the Participation Agreement.

            "Distribution" has the meaning set forth in Article I of the Declaration.

            "Easements" has the meaning set forth in paragraph 2 of the Ground Lease.

            "EBITDA" means, for any period, net income (or net loss) plus the sum of (i) interest expense, (ii) income tax expense, (iii) depreciation expense and (iv) amortization expense, in each case determined in accordance with GAAP for such period.

            "EBITDAR" means, for any period, net income (or net loss) plus the sum of (a) interest expense, (b) income tax expense, (c) depreciation expense,
(d) amortization expense and (e) rental expense incurred in connection with the Operative Documents in each determined in accordance with GAAP for such period.

            "Eligible Assignee" means with respect to any assignment by a Note Purchaser, any Person approved by the Agent and the Company, such approval not to be unreasonably withheld or delayed, and with respect to any assignment by a Certificate Purchaser, any Person, provided, however that such Person shall not be an Eligible Assignee if the Company shall demonstrate to the reasonable satisfaction of the Majority Holders of the Certificates that, notwithstanding such Person's execution of a confidentiality agreement, the assignment of a Certificate to such Person poses a material risk to the confidentiality of the Company's non-public information and provided further, that if no Environmental Event shall have occurred and be continuing, the Company shall have 30 days to locate a replacement Certificate Purchaser, which Person shall, if acceptable to the Agent, be an Eligible Assignee.

            "Environmental Action" means any administrative, regulatory or judicial action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement arising under any Environmental Law or Environmental Permit or relating to Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

            "Environmental Consultant" means ENSR Consulting and Engineering or such other reputable environmental consulting firm satisfactory to the Agent and the Purchasers.

            "Environmental Event" has the meaning set forth in paragraph 13(a) of the Lease.

            "Environmental Laws" means any and all Federal, state and local Laws (as well as obligations, duties and requirements relating thereto under common law) relating to: (a) emissions, discharges, spills, releases or threatened releases of pollutants, contaminants, Hazardous Materials, materials containing Hazardous Materials, or hazardous or toxic materials or wastes into ambient air, surface water, groundwater, watercourses, publicly or privately-owned treatment works, drains, sewer systems, wetlands, septic systems or onto land; (b) the use, treatment, storage, disposal, handling, manufacturing, transportation, or shipment of Hazardous Materials, materials containing Hazardous Materials or hazardous and/or toxic wastes, material, products or by-products (or of equipment or apparatus containing Hazardous Materials); (c) pollution or the protection of human health or the environment; or (d) land use laws.

            "Environmental Permit" means any Permit, approval, identification number, license or other authorization required under any Environmental Law.

            "Environmental Trigger" has the meaning set forth in paragraph 13(b) of the Lease.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the Laws promulgated or issued from time to time thereunder.

            "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the Company's controlled group, or under common control with the Company, within the meaning of Section 414 of the Internal Revenue Code.

            "ERISA Event" means (a) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Company or any of its ERISA Affiliates in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Company or any of its ERISA Affiliates from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the failure by the Company or any of its ERISA Affiliates to make a payment to a Plan if the conditions for the imposition of a lien under Section 302(f)(1) of ERISA are satisfied; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that could reasonably be expected to constitute grounds for the termination of, or the appointment of a trustee to administer, a Plan.

            "Event of Default" has the meaning set forth in Section 7.01 of the Participation Agreement.

            "Excess Funds" has the meaning set forth in paragraph 12(c) of the Lease.

            "Excluded Charges" means (1) Taxes imposed on the Trustee's or VCMI's net income, and franchise Taxes imposed on it, to the extent such Tax is determined solely by reference to the fees received by the Trustee under the Operative Documents; (2) United States federal income Taxes imposed on a Purchaser to the extent that such Tax is determined solely on the basis that such Purchaser is a creditor entitled to receive only payments of interest and principal (without discount) for such Tax purposes; (3)

Taxes imposed on a Purchaser's net income and franchise Taxes imposed on it, by the jurisdiction under the Laws of which it is organized or by any jurisdiction in which it is doing business or by any political subdivision of the foregoing, to the extent that such Tax is determined solely on the basis that such Purchaser is a creditor entitled to receive only payments of interest and principal (without discount) for such Tax purposes; and (4) any Taxes imposed by the United States of America by means of withholding at the source if and to the extent that (a) such Taxes were in effect and were applicable on August 16, 1994 or the effective date of the Assignment and Acceptance pursuant to which such Person became a Note and/or Certificate Purchaser and (b) such Taxes are determined solely on the basis that such Purchaser is a creditor entitled to receive only payments of interest and principal (without discount) for such Tax purposes; provided, however, that any such Taxes are not incurred or increased directly or indirectly by actions of the Company on or after the date of the Original Participation Agreement (other than actions specifically required of the Company thereunder or under another Operative Document).

            "Expiration Date" has the meaning set forth in paragraph 3 of the Lease.

            "Expiration Title Policy" has the meaning set forth in Section 7.05(b) of the Participation Agreement.

            "Extended Term" has the meaning set forth in paragraph 27(d) of the Lease.

            "Facility Agreements" has the meaning set forth in paragraph 3(d) of the Agency Agreement.

            "Facility Documents" means collectively, the Original Operative Documents and the Operative Documents.

            "Facility Fee" has the meaning set forth in Section 9.14(b) of the Participation Agreement.

            "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Citibank from three Federal funds brokers of recognized standing selected by it.

            "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

            "Feedstock Pipeline Agreement" has the meaning set forth in Section 2.01(q) of the Participation Agreement.

            "Final Completion Date" means the date on and as of which the Company has delivered to the Agent and the Trustee (i) a fully executed Officer's Certificate in the form of Exhibit B to the Participation Agreement and (ii) a fully executed Independent Engineer's Certificate in the form of Exhibit C to the Participation Agreement, together with all applicable attachments, which date shall be no later than December 31, 1998.

            "Financing Closing" means the closing of the transactions described in Section 1.03 of the Original Agreement.

            "Financing Closing Date" has the meaning set forth in Section 1.02 of the Participation Agreement.

            "First Restated Agreement" has the meaning set forth in Recital A of the Preliminary Statement to the Participation Agreement.

            "First Refinancing Date" has the meaning set forth in Section 1.02(a) of the Participation Agreement.

            "Fixed Rent" has the meaning set forth in item I.A of Schedule B to the Lease.

            "Funding" means a funding of Actual Project Costs specified in an approved Requisition, which Funding shall consist of Advances and Investments made by the Purchasers, pursuant to Section 1.04 of the Original Agreement.

            "Funding Costs" means any loss, cost or expense incurred by any Note or Certificate Purchaser as a result of any failure to fulfill on or before the date specified in any Requisition the applicable conditions set forth in Article II of the Participation Agreement, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by such Purchaser (from third parties, including Affiliates) to fund the Advance or make the Investment, as the case may be, to be made by such Purchaser when such Funding, as a result of such failure, is not made on such date.

            "GAAP" means generally accepted accounting principles (including principles of consolidation), in effect from time to time, consistently applied.

            "Ground Lease" has the meaning set forth in Recital I of the Preliminary Statement to the Participation Agreement.

            "Ground Lease Property" has the meaning set forth in Recital B of the Preliminary Statement to the Participation Agreement.

            "Ground Lease Rent" has the meaning set forth in paragraph 6(a) of the Ground Lease.

            "Ground Lessee" means VCMI, and its successors and assigns, as ground lessee pursuant to the Ground Lease.

            "Ground Lessor" means the Company, and its permitted successors and assigns, as ground lessor pursuant to the Ground Lease.

            "Ground Lessor Parcel" has the meaning set forth in paragraph 25 of the Ground Lease.

            "Guaranteed Instruments" has the meaning set forth in the Instrument Guaranty.

            "Hazardous Materials" means (1) hazardous materials, hazardous wastes, and hazardous substances as those or similar terms are defined under any Environmental Laws, including, but not limited to, the following: the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., as amended from time to time, the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., as amended from time to time, CERCLA, the Clean Water Act, 33 U.S.C.
Section 1251 et seq., as amended from time to time, the Clean Air Act, 42 U.S.C.
Section 7401 et seq., as amended from time to time and/or the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., as amended from time to time; (2) petroleum and petroleum products including crude oil and any fractions thereof;
(3) natural gas, synthetic gas, and any mixtures thereof; (4) asbestos and/or any material which contains any hydrated mineral silicate, including, but not limited to, chrysolite, amosite, crocidolite, tremolite, anthophylite and/or actinolite, whether friable or non-friable; (5) polychlorinated biphenyls ("PCB's"), or PCB-containing materials, or fluids; (6) radon; (7) any other hazardous radioactive, toxic or noxious substance, material, pollutant, or solid, liquid or gaseous waste; and (8) any substance that, whether by its nature or its use, is subject to regulation under any Environmental Law or with respect to which any Federal, state or local Environmental Law or governmental agency requires environmental investigation, monitoring or remediation.

            "HCL Advance" has the meaning set forth in Section 1.04(a)(i) of the Participation Agreement.

            "HCL Bill of Sale" has the meaning set forth in Recital I to the Preliminary Statement to the Participation Agreement.

            "HCL Construction Contract" means any agreement by and between the Company and the Contractor, pursuant to which the Contractor has agreed to construct the HCL Improvements.

            "HCL Construction Plans" means the working drawings and specifications for the construction of the HCL Improvements including, without limitation, the documentation provided by the Construction Agent, as the same may be amended from time to time in accordance with the provisions of the Agency Agreement.

            "HCL Construction Schedule" means the amended construction schedule for the HCL Improvements attached to the Participation Agreement as Exhibit E, as the same may be further amended or supplemented from time to time in accordance with the provisions of the Agency Agreement.

            "HCL Facility" has the meaning set forth in Recital I to the Preliminary Statement to the Participation Agreement.

            "HCL Funding" means a funding of Actual HCL Project Costs specified in an approved Requisition, which HCL Funding shall consist of HCL Advances and HCL Investments made by the Purchasers, pursuant to Section 1.04 of the Participation Agreement.

            "HCL Improvements" has the meaning set forth in Recital I to the Preliminary Statement to the Participation Agreement.

            "HCL Investment" has the meaning set forth in Section 1.01(b) of the Participation Agreement.

            "HCL Mortgagee Policy" has the meaning set forth in Section 2.01(g) of the Participation Agreement.

            "HCL Owner Policy" has the meaning set forth in Section 2.01(g) of the Participation Agreement.

            "HCL Parcel" has the meaning set forth in Recital I to the Preliminary Statement to the Participation Agreement.

            "HCL Purchase Price" has the meaning set forth in paragraph 15(b) of the Lease.

            "HCL Termination" has the meaning set forth in paragraph 14A(a) of the Lease.

            "HCL Termination Notice" has the meaning set forth in paragraph 14A(a) of the Lease.

            "Holder" has meaning set forth in Article I of the Declaration.

            "Illegality Costs" means any additional amounts as may be necessary to compensate any Note Purchaser for any losses, costs, interest and fees incurred by it in making any conversion of Applicable Rate in accordance with
Section 6.01(i) of the Participation Agreement.

            "Impositions" means without limitation all Taxes, assessments, levies, fees, water and sewer rents and charges, inspection fees and other authorization fees and all other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of every character (including all penalties, additions to tax, fines or interest thereon) arising directly or indirectly out of the transactions contemplated by the Participation Agreement and the other Operative Documents, including (i) those which, at any time prior to or during the Term, may accrue with respect to, be imposed or levied upon or assessed against or be a Lien upon (A) the Parcel, the Property or any part thereof, or the Operative Documents, including the Instruments, (B) the Lessor or the Trustee in connection with the transactions contemplated by the Operative Documents, or (C) the Ground Lease, the Lease or the leasehold estate thereby created, or which arise in respect of the acquisition, ownership, construction, operation, occupancy, possession, disposition, use, non-use, financing, leasing, sub-leasing or condition of the Parcel, the Property or any part thereof or of the execution, delivery, expiration or termination of the Lease, the Instruments or any other Operative Document; (ii) those which may be imposed or levied upon, assessed against or measured by any Fixed Rent, Additional Rent or other sum payable under the Lease, the Instruments, the Participation Agreement or any other Operative Document; (iii) all sales, value added, use and similar Taxes at any time levied, assessed or payable on account of the ownership, operation, occupancy, use, leasing, or subleasing of the Parcel, the Property or any part thereof; (iv) all charges, levies, fees, rents or assessments for or in respect of utilities, communications and other services rendered or used on or about the Parcel, the Property or any part thereof; and (v) payments in lieu of each of the foregoing.

            "Improvements" has the meaning set forth in Recital I of the Participation Agreement.

            "Increased Costs" means any additional amounts, as set forth in a reasonably detailed certificate submitted to the Company as to the amounts and basis for such amounts, sufficient to compensate any Purchaser for any increased costs or reduced return on capital as a result of funding or maintaining such Purchaser's Notes or Certificates, as the case may be, (including, without limitation, any such increased costs that are a result of the imposition of any reserve, special deposit, capital adequacy or similar requirement against assets of, or deposits with or for the account of, or credit extended by such Purchaser) as a result of (i) the introduction or implementation after the Financing Closing Date of any applicable Law or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or (ii) the compliance by any Purchaser (or its purchasing office) with any guideline or request (whether or not having the force of Law) of any such authority, central bank or comparable agency, which becomes effective after the date hereof, has the effect of increasing the cost or reducing the rate of return on capital to any Purchaser in respect of its agreeing to make, making, funding or maintaining its Notes or Certificates. Notwithstanding the foregoing, amounts that relate to periods prior to six months before the Company's receipt of the certificate notifying it of such amounts shall not constitute "Increased Costs" hereunder.

            "Indemnified Party" has the meaning set forth in Section 9.15(a) of the Participation Agreement.

            "Independent Engineer" means Chem Systems Inc. or any other construction engineering firm satisfactory to the Agent and the Majority Purchasers.

            "Independent Engineer's Certificate" has the meaning set forth in
Section 3.02(c) of the Participation Agreement.

            "Initial Advance" has the meaning set forth in Section 1.03(b) of the Participation Agreement.

            "Initial Certificate (HCL) Commitment" of any Purchaser means the commitment of such Person to make an HCL

Investment pursuant to the Certificates (HCL Series) up to the aggregate stated amount set forth below the name of such Person on Schedule I to the Participation Agreement under the heading "Initial Certificate (HCL) Commitment".

            "Initial Funding" means the Funding consisting of the Initial Advances and the Initial Investment.

            "Initial HCL Advance" has the meaning set forth in Section 1.03(b) of the Participation Agreement.

            "Initial HCL Funding" means the HCL Funding consisting of the Initial HCL Advances and the Initial HCL Investment.

            "Initial HCL Investment" has the meaning set forth in Section 1.03(b) of the Participation Agreement

            "Initial Improvements" has the meaning set forth in Recital B of the Preliminary Statement to the Participation Agreement.

            "Initial Investment" has the meaning set forth in Section 1.03(b) of the Participation Agreement.

            "Instrument Guaranty" has the meaning set forth in Recital G of the Preliminary Statement to the Participation Agreement.

            "Instrument Guaranty Confirmation" means the Confirmation of Instrument Guaranty by the Company dated as of the First Refinancing Date.

            "Instruments" has the meaning set forth in Article I of the Declaration.

            "Insufficiency" means, with respect to any Plan, the "unfunded current liability" of the Plan, within the meaning of Section 412 (or any successor provision thereto) of the Code.

            "Insurance Requirements" has the meaning set forth in paragraph 1(a) of the Lease.

            "Intellectual Property Rights" has the meaning set forth in Section 4.01(q)(ii) of the Participation Agreement.

            "Interest Coverage Ratio" means, with respect to any fiscal quarter, the ratio of EBITDA of the Company and its Subsidiaries on a Consolidated basis to Cash Interest Expense, in each case in the aggregate for the period of four consecutive fiscal quarters ended at the end of such fiscal quarter.

            "Interest Period" means at any time that the Company has selected the Applicable Rate by reference to the LIBO Rate,

            (i) with respect to any A-Notes, B-Notes and Certificates outstanding immediately prior to the Second Refinancing Date (as the same may be amended and restated as contemplated by the Participation Agreement), the period commencing on and including the first day of the Interest Period in effect with respect to such Instruments on the Second Refinancing Date (it being the intent of the parties that the Company incur no Break Costs by virtue of the Second Refinancing occurring on a date that does not constitute the first day of an Interest Period with respect to such Instruments), and, in the case of each subsequent and successive Interest Period applicable thereto, on the last day of the immediately preceding Interest Period,

            (ii) with respect to the Interim Notes (HCL Series and the Certificates (HCL Series), and any A-Notes and B-Notes into which the Interim Notes (HCL Series) are converted,

                  (A) prior to the Interim Note (HCL) Maturity Date in the first instance the period commencing on and including the date of a Funding (in respect of the Interim Notes (HCL Series) and Certificates (HCL Series)), including the Second Refinancing Date, and, in the case of each subsequent and successive Interest Period applicable thereto, respectively, on the last day of the immediately preceding Interest Period, and

                  (B) thereafter the period commencing on and including the
            Interim Note (HCL) Maturity Date and, in the case of each subsequent and successive Interest Period applicable thereto, on the last day of the immediately preceding Interest Period,

and, in each case, ending on (x) with respect only to the Short-Term LIBO Period, the Interim Note (HCL) Maturity Date or the Expiration Date, as applicable, or (y) with respect to all periods other than the Short-Term LIBO Period, the same numerical day in the first, second, third or sixth calendar month thereafter, in each case to the extent available, as selected by the Company by written notice (which may, prior to the Interim Note (HCL) Maturity Date be contained in a Requisition) to the Agent given at least three (3) Business Days before the Interest Setting Date with respect to such Interest Period; provided that:

      (a)with respect to the Interim Notes (HCL Series), no Interest Period for any Advance shall extend beyond the Interim Note Maturity Date, and with respect to the Instruments, no Interest Period shall extend beyond the Expiration Date;

      (b)if any Interest Period would otherwise end on a day which is not a LIBO Business Day, that Interest Period shall be extended to the next succeeding LIBO Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding LIBO Business Day;

      (c)for purposes of calculating interest on the Instruments and/or Fixed Rent for any Interest Period, such calculations shall include the first day but exclude the last day of any such Interest Period;

      (d)any Interest Period that begins on the last LIBO Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last LIBO Business Day of the calendar month at the end of such Interest Period; and

            The Company shall select each Interest Period by giving written notice, whether by Requisition or otherwise, in accordance with Section 6.01(a) of the Participation Agreement. If the Company fails to provide the written notice as specified above, the Company shall be deemed to have selected the Applicable Rate by reference to the Base Rate for the Instruments or the applicable Advance(s), as the case may be.

            "Interest Setting Date" means, (a) with respect to any Interest Period for which the Applicable Rate is determined by reference to the LIBO Rate, the date which is three LIBO Business Days before the first day of such Interest Period or (b) with respect to any period for which the Applicable Rate is determined by reference to the Base Rate, the date specified by the Company, in the written notice delivered by the Company pursuant to Section 6.01(a) of the Participation Agreement, as the first day that such Applicable Rate is to apply.

            "Interim Note (HCL) Commitment" of any Purchaser means the commitment of such Person, if any, to make (HCL) Advances pursuant to the Interim Notes (HCL Series) up to the aggregate principal amount set forth below the name of such Person on Schedule I to the Participation Agreement under the heading "Interim Note (HCL) Commitment", as the same may be adjusted from time to time pursuant to any

Assignment(s) and Acceptance(s) executed by such Purchaser or reduced pursuant to the terms of the Participation Agreement.

            "Interim Note (HCL) Maturity Date" means the earlier of (i) the Final Completion Date and (ii) December 31, 1998.

            "Interim Note (HCL) Maturity Formula" means that, on the Interim Note (HCL) Maturity Date, (i) A-Notes shall be issued in an aggregate principal amount equal to (x) the aggregate outstanding principal and stated amount of the Interim Notes (HCL Series) and Certificates (HCL Series) times (y) .85; and (ii) B-Notes shall be issued in an aggregate outstanding principal amount equal to
(x) the aggregate principal and stated amount of the Interim Notes (HCL Series) and Certificates (HCL Series) minus (y) the aggregate outstanding principal and stated amounts of the A-Notes (to be issued pursuant to clause (i) above) and the Certificates (HCL Series).

            "Interim Notes (HCL Series)" has the meaning set forth in Article I of the Declaration.

            "Interim Trust Estate" has the meaning set forth in Article I of the Declaration.

            "Investment" means a HCL Investment and any Investment made pursuant to the Original Agreement or the First Restated Agreement.

            "ISI" means Insurance Solvency International.

            "Law" means any law (including, without limitation, any zoning law or ordinance, ERISA, any Environmental Law, or Legal Requirements), treaty, directive, statute, rule, regulation, ordinance, order, directive, code, interpretation, judgment, decree, injunction, writ, determination, award, Permit, license, authorization, direction, requirement or decision of or agreement with or by any government or governmental department, commission, board, court, authority, agency, official or officer having jurisdiction of the matter in question.

            "Lease" has the meaning set forth in Recital J to the Preliminary Statement to the Participation Agreement.

            "Legal Requirements" has the meaning set forth in paragraph 6(b) of the Lease.

            "Lessee" means the Company, as Lessee under the Lease.

            "Lessor" means VCMI, as Lessor under the Lease.

            "Lessor Group" has the meaning set forth in paragraph 2(b) of the Lease.

            "Lessor Termination Notice" has the meaning set forth in paragraph 12(b)(ii) of the Lease.

            "Leverage Percentage" means, for any fiscal period of the Company, the ratio (expressed as a percentage) computed by dividing (a) Consolidated Borrowed Debt by (ii) the sum of Consolidated Borrowed Debt plus shareholder's equity of the Company.

            "LIBO Business Day" means a day of the year on which dealings in U.S. dollar deposits are carried on in the London interbank market and banks are open for business in London and not required or authorized to close in New York City.

            "LIBO Rate" means, for any Interest Period for each LIBO Rate Funding, an interest rate per annum equal to the rate per annum obtained by dividing (a) the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's LIBO Funding to be outstanding during such Interest Period and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the LIBO Rate Reserve Percentage for such Interest Period. The LIBO Rate for any Interest Period for each LIBO Rate Funding. Revolving Credit Borrowing shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of
Section 6.01.

            "LIBO Rate Funding" means a Funding for which the Applicable Rate is determined pursuant to the LIBO Rate.

            "LIBO Rate Reserve Percentage" for any Interest Period for all LIBO Rate Fundings means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities as defined in Regulation D (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on LIBO Rate Funding is determined) having a term equal to such Interest Period.

            "Lien" means any deed to secure debt, mortgage, deed of trust, pledge, security interest, security title, encumbrance, lien, judgment lien, writ of execution, attachment or charge of any kind, including without limitation any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give, any security interest or financing statements under the UCC or under any applicable personal property security act or any comparable Law of any jurisdiction.

            "Liquidation Event" has the meaning set forth in Article I of the Declaration.

            "Losses" has the meaning set forth in Section 9.15(a) of the Participation Agreement.

            "Majority Holders" has the meaning set forth in Article I of the Declaration.

            "Majority Purchasers" means, at any time, the Purchasers holding at least 66-2/3% of the aggregate unpaid principal of the Notes and the aggregate unpaid stated amount of the Certificates.

            "Margin Stock" shall have the meaning assigned to that term in Regulation G and Regulation U.

            "Material Adverse Change" means any material change in the business, condition (financial or otherwise), operations, performance or properties of the Company or the Company and its Subsidiaries taken as a whole.

            "Material Adverse Effect" means a material adverse effect on any of:
(a) the Company and its Subsidiaries, taken as a whole, or the Company's ability to perform its obligations under the Operative Documents; (b) the value, condition, marketability or operation of the Property or VCMI's ownership thereof or (c) the validity or enforceability of any of the Operative Documents.

            "Maturity Date" has the meaning set forth in Article I of the Declaration.

            "Maximum Budget Amount" has the meaning set forth in paragraph 5(a) of the Agency Agreement.

            "Maximum Rate" has the meaning set forth in Section 9.18 of the Participation Agreement.

            "Moody's" means Moody's Investors Service, Inc. and any successor thereto which is a nationally recognized credit rating organization.

            "Mortgage" has the meaning set forth in paragraph 20(d) of the Lease.

            "Mortgagee Title Policy" has the meaning set forth in Section 2.03(g) of the Participation Agreement.

            "Multiemployer Plan" means a "multiemployer plan" as defined in
Section 4001(a)(3) (or any successor provision thereto) of ERISA, to which the Company or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

            "Multiple Employer Plan" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Company or any of its ERISA Affiliates and at least one Person other than the Company and its ERISA Affiliates or (b) was so maintained and in respect of which the Company or any of its ERISA Affiliates could have liability under
Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

            "NPL" has the meaning set forth in Section 4.01(r)(ii) of the Participation Agreement.

            "Net Proceeds" has the meaning set forth in paragraph 12(a) of the Lease.

            "1994 VCM Plant Trust" has the meaning set forth in Section 2.01 of the Declaration.

            "Notes" has the meaning set forth in Article I of the Declaration.

            "Note Commitment" of any Purchaser means such Purchaser's Interim Note (HCL) Commitment.

            "Noteholder" has the meaning set forth in Article I of the Declaration.

            "Note Purchaser" means any Purchaser who has a Note Commitment.

            "Offering Memo" means the offering memorandum dated June 1994, as the same may be subsequently amended, prepared by CSI in connection with the syndication of the Commitments.

            "Offer Purchase Price" has the meaning set forth in paragraph 15(b) of the Lease.

            "Offer to Purchase" has the meaning set forth in paragraph 14 of the Lease.

            "Officer" of any Person means the president, any vice president or any other duly authorized and responsible officer of such Person.

            "Officer's Certificate" or "Officers' Certificate" of a Person means a certificate signed by an Officer or Officers of such Person.

            "Operative Documents" means the Participation Agreement, the Ground Lease, the Agency Agreement, the Lease, the Declaration, the Instruments, the Bill of Sale, the Bill of Sale II, the VCMI Note, the VCMI Loan Agreement, the VCMI Mortgage, the Instrument Guaranty, the State Street Guaranty, the Services Agreement, the CT Agreement, the Instrument Guaranty Confirmation and the State Street Guaranty Confirmation.

            "Original A-Notes" has the meaning set forth in Recital D to the Preliminary Statement to the Participation Agreement.

            "Original Agency Agreement" has the meaning set forth in Recital C to the Preliminary Statement to the Participation Agreement.

            "Original Agreement" has the meaning set forth in Recital A to the Preliminary Statement to the Participation Agreement.

            "Original B-Notes" has the meaning set forth in Recital D to the Preliminary Statement to the Participation Agreement.

            "Original Capitalized Cost" has the meaning set forth in item I.B of Schedule B to the Lease.

            "Original Certificates" means the Certificates issued pursuant to the Original Declaration of Trust.

            "Original Declaration of Trust" has the meaning set forth in Recital D to the Preliminary Statement to the Participation Agreement.

            "Original Ground Lease" has the meaning set forth in Recital B to the Preliminary Statement to the Participation Agreement.

            "Original Improvements" has the meaning set forth in Recital B to the Preliminary Statement to the Participation Agreement.

            "Original Instrument Guaranty" has the meaning set forth in Recital F to the Preliminary Statement to the Participation Agreement.

            "Original Instruments" means the Original A-Notes, the Original B-Notes and the Original Certificates.

            "Original Interim Notes" means the Amended and Restated Interim Trust Notes issued pursuant to the Original Declaration of Trust.

            "Original Lease" has the meaning set forth in Recital B to the Preliminary Statement to the Participation Agreement.

            "Original Operative Documents" means the Original Agreement, the First Restated Agreement, the Original Ground Lease, the Original Agency Agreement, the Original Lease, the Original Declaration, the Original Instruments, the Bill of Sale, the Original VCMI Note, the Original VCMI Loan Agreement, the Original VCMI Mortgage, the Original Instrument Guaranty, the Original Services Agreement, the State Street Guaranty and the CT Agreement.

            "Original Services Agreements" has the meaning set forth in Recital G to the Preliminary Statement to the Participation Agreement.

            "Original VCMI Loan Agreement" has the meaning set forth in Recital E to the Preliminary Statement to the Participation Agreement.

            "Original VCMI Mortgage" has the meaning set forth in Recital E to the Preliminary Statement to the Participation Agreement.

            "Original VCMI Note" has the meaning set forth in Recital E to the Preliminary Statement to the Participation Agreement.

            "Other Charges" has the meaning set forth in Section 9.18 of the Participation Agreement.

            "Other Taxes" has the meaning set forth in Section 6.03(c) of the Participation Agreement.

            "Outstanding" with respect to any Instrument, has the meaning set forth in Article I of the Declaration.

            "Owner Title Policy" has the meaning set forth in Section 2.03(g) of the Participation Agreement.

            "Parcel" means the real property described in Schedule A to the Ground Lease.

            "Participation Agreement" means the Participation Agreement dated as of August 16, 1994 by and among the Trustee, Citibank, as Agent, the Company, VCMI and the Purchasers, to which this Appendix is appended, as amended by the Amended and Restated Participation Agreement dated as of November 9, 1995 and the Second Amended and Restated Participation Agreement dated as of December 19, 1996 and as the same may be further amended, modified or supplemented from time to time.

            "Payment Date" means:

            (a) With respect to the Interim Notes (HCL Series), (i) the Interim Note (HCL) Maturity Date, (ii) each Conversion Date, (iii) the last day of each Interest Period after the Second Refinancing Date through the Interim Note (HCL) Maturity Date, but in no event less frequently than quarterly and (iv) if the Applicable Rate is determined by reference to the Base Rate, the last day of each March, June, September and December;

            (b) With respect to the A-Notes and the B-Notes, (i) the Expiration Date, (ii) each Conversion Date, (iii) the last day of each Interest Period after the Financing Closing Date through the Expiration Date, but in no event less frequently than quarterly and (iv) if the Applicable Rate is determined by reference to the Base Rate, the last day of each March, June, September and December;

            (c) With respect to the Certificates, (i) the last Business Day of each month during the Construction Period, (ii) the Interim Note Maturity Date and (iii) during the Primary Term, each day that is a Payment Date for the A-Notes and the B-Notes under clause (b) above;

            (d) With respect to any Note, the maturity date thereof (whether by acceleration or otherwise); and

            (e) With respect to any Instrument, the date of any prepayment.

            In the event that the Lease is extended for an Extended Term, "Payment Date" means the last Business Day of each month of such Extended Term.

            "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

            "Percentage" means, with respect to any Note Purchaser, the percentage that its Note Commitment bears to the aggregate Total Note Commitment, as such Percentage may be adjusted from time to time pursuant to any Assignment(s) and Acceptance(s) executed by any such Purchaser.

            "Permit" means any approval, certificate of occupancy, consent, waiver, exemption, variance, franchise, order, permit, authorization, right or license of or from any Federal, state or local government or agency or subdivision thereof.

            "Permitted Encumbrances" means, with respect to the Property, but only to the extent applicable thereto, any of the following: (i) Liens for Taxes to the extent not required to be paid under Section 4.01(v) of the Participation Agreement or paragraph 18 of the Lease (including contracts entered into in connection with major construction projects); (ii) Liens imposed by Law, such as materialmen's, mechanics', carriers', workmens' and repairmens' Liens and other similar Liens arising in the ordinary course of business; (iii) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; (iv) rights reserved to or vested in any municipality or public authority to control or regulate the use of the Property or to use the Property in any manner; (v) easements, rights-of-way, servitudes, restrictions and other minor defects, encumbrances and irregularities in title to the Property which do not, individually or in the aggregate, materially and adversely affect the value, condition, marketability or operation of the Property or VCMI's ownership or lease thereof; and (vi) the Ground Lease, the Lease, the Bills of Sale, the HCL Bill of Sale, the VCMI Mortgage and the Declaration, provided, that in each case, no enforcement, execution, levy or foreclosure proceeding shall have been commenced that is not being contested in good faith and by proper proceedings with appropriate reserves being maintained.

            "Permitted Investments" has the meaning set forth in Article I of the Declaration.

            "Permitted Remediation" has the meaning set forth in paragraph 13(b) of the Lease.

            "Person" means any individual, corporation, limited liability partnership, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government.

            "Plan" means a Single Employer Plan or a Multiple Employer Plan.

            "Plant" has the meaning set forth in Recital B of the Preliminary Statement to the Participation Agreement.

            "Prescribed Forms" means such duly executed form(s) or statement(s), and in such number of copies, which may, from time to time, be prescribed by Law and which, pursuant to applicable provisions of (a) an income tax treaty between the United States and the country of residence of the Purchaser providing the form(s) or statement(s), (b) the Code, or (c) any applicable rule or regulation under the Code, permit the Company and/or the Trustee to make payments under the Operative Documents for the account of the Trustee and/or such Purchaser free of deduction or withholding of income or similar taxes.

            "Primary Term" has the meaning set forth in paragraph 3(a) of the Lease.

            "Proceeding" has the meaning set forth in Article I of the Declaration.

            "Proceeds" has the meaning set forth in paragraph 12(a) of the Lease.

            "Proceeds Trustee" has the meaning set forth in paragraph 12(a) of the Lease.

            "Property" has the meaning set forth in Recital B of the Preliminary Statement to the Participation Agreement.

            "Property Charges" means all Impositions other than Excluded Charges and any income, gross receipts, franchise or similar Taxes.

            "Public Debt Rating" means, as of any date, the rating most recently announced by each of S&P, Moody's or Duff & Phelps, as the case may be, for any class of long-term senior unsecured debt issued by the Company. For purposes of the foregoing, (a) if only one of S&P, Moody's and Duff & Phelps shall have in effect a Public Debt Rating, the Applicable Margin and the Facility Fee shall be determined by reference to the available rating or, if only two ratings are then in effect, the lower rating; (b) if none of S&P, Moody's or Duff & Phelps shall have in effect a Public Debt Rating, the Applicable Margin and the Facility

Fee will be set in accordance with Schedule II to the Participation Agreement;
(c) if the ratings established by S&P, Moody's and Duff & Phelps shall fall within different levels, the Applicable Margin and the Facility Fee shall be established by the rating remaining after disregarding the highest and the lowest of the three available ratings; (d) if any rating established by S&P, Moody's or Duff & Phelps shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (e) if S&P, Moody's or Duff & Phelps shall change the basis on which ratings are established, each reference to the Public Debt Rating announced by S&P, Moody's or Duff & Phelps, as the case may be, shall refer to the then equivalent rating by S&P, Moody's or Duff & Phelps, as the case may be.

            "Purchasers" has the meaning set forth in the first paragraph of the Participation Agreement.

            "Qualified Sale" has the meaning set forth in paragraph 27(c) of the Lease.

            "Rating Level" means the applicable category of Public Debt Rating level contained in Schedule III to the Participation Agreement.

            "Receivables Financing" means, collectively, the transactions contemplated by (i) the Trade Receivables Purchase and Sale Agreement dated as of August 16, 1994 among the Company, Corporate Receivables Corporation and Citicorp North America, Inc., as agent, and (ii) the Parallel Purchase Commitment dated as of August 16, 1994 among the Company, the banks named therein and Citicorp North America, Inc., as agent, as each may be amended from time to time.

            "Record" has the meaning set forth in Section 6.02(d) of the Participation Agreement.

            "Reference Banks" means Citibank, NationsBank, N.A. and NBD Bank, N.A., provided, however, if any of these banks shall cease to be a Purchaser, then such bank shall no longer be a Reference Bank and a new Reference Bank shall be selected by the Company from among the Purchasers.

            "Register" has the meaning set forth in Article I of the Declaration.

            "Regulation A" means Regulation A of the Federal Reserve Board, as in effect from time to time.

            "Regulation D" means Regulation D of the Federal Reserve Board, as in effect from time to time.

            "Regulation G" means Regulation G of the Federal Reserve Board, as in effect from time to time.

            "Regulation T" means Regulation T of the Federal Reserve Board, as in effect from time to time.

            "Regulation U" means Regulation U of the Federal Reserve Board, as in effect from time to time.

            "Regulation X" means Regulation X of the Federal Reserve Board, as in effect from time to time.

            "Requisition" has the meaning set forth in Section 1.04(b) of the Participation Agreement.

            "Revolving Credit Facility" means the transactions contemplated by the Credit Agreement dated as of August 16, 1994 among the Company, the initial lenders named therein, Citibank, as administrative agent and NationsBank, N.A. as co-agent, as the same may be amended from time to time.

            "Reserve Costs" means, so long as a Note Purchaser shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (as defined in Regulation D), additional amounts equal to the product of (l) the aggregate principal amount of the Notes held by it, multiplied by (2) an interest rate per annum equal, at all times during the period in which such reserves were assessed, to the remainder obtained by subtracting (a) the LIBO Rate for such Interest Period from (b) the rate obtained by dividing such LIBO Rate for such Interest Period by a percentage equal to 100% minus the LIBO Rate Reserve Percentage of such Holder, which amounts shall be payable on each Payment Date.

            "Residual Guaranty" has the meaning set forth in Section 7.05(a) of the Participation Agreement.

            "Return Conditions" has the meaning set forth in Section 7.05(b) of the Participation Agreement.

            "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill Companies and any successor thereto which is a nationally recognized credit rating organization.

            "Sales Proceeds" has the meaning set forth in Article I of the Declaration.

            "Second Refinancing" has the meaning set forth in Section 1.02(b) of the Participation Agreement.

            "Second Refinancing Date" has the meaning set forth in Section 1.02(b) of the Participation Agreement.

            "Secured Obligations" means:

                  (1) Payment when due of all obligations of the Company under the Instrument Guaranty which accrue to the benefit (directly or indirectly) of (a) the Holders of the Applicable B Percentage of the Interim Notes (HCL Series), (b) the Holders of the B-Notes, and (c) the Holders of the Certificates, and the performance and discharge of each and every obligation of the Company set forth in the Instrument Guaranty which accrue to the benefit (directly or indirectly) of (i) the Holders of the Applicable B Percentage of the Interim Notes (HCL Series), (ii) the Holders of the B-Notes, and (iii) the Holders of the Certificates;

                  (2) Payment of all Fixed Rent and Additional Rent, with interest, if any, thereon, according to the terms of the Lease, and any and all extensions, amendments, modifications, substitutions or renewals thereof, and payment of the Unwind Fee, if any, pursuant to the Participation Agreement, which accrue to the benefit (directly or indirectly) of (a) the Holders of the Applicable B Percentage of the Interim Notes (HCL Series), (b) the Holders of the B-Notes, and (c) the Holders of the Certificates, and the performance and discharge of each and every obligation of the Company set forth in the Lease which accrue to the benefit (directly or indirectly) of (i) the Holders of the Applicable B Percentage of the Interim Notes (HCL Series), (ii) the Holders of the B-Notes, and (iii) the Holders of the Certificates.

                  (3) Payment of all other sums, with interest thereon, owing by the Company and becoming due or payable under the provisions of any of the Operative Documents which accrue to the benefit (directly or indirectly) of (a) the Holders of the Applicable B Percentage of the Interim Notes (HCL Series), (b) the Holders of the B-Notes, and (c) the Holders of the Certificates;

                  (4) Due, prompt and complete observance and performance of each and every obligation, covenant and agreement of the Company contained in any of the Operative Documents which accrue to the benefit (directly or indirectly) of (a) the Holders of the Applicable B Percentage of the Interim Notes (HCL Series), (b) the Holders of the B-Notes, and (c) the Holders of the Certificates.

            "Series A Maximum Amount" has the meaning set forth in Section 3.02 of the Declaration.

            "Series A Portion" has the meaning set forth in item I.B of Schedule B to the Lease.

            "Series A Trust Estate" has the meaning set forth in Article I of the Declaration.

            "Series B Maximum Amount" has the meaning set forth in Section 3.02 of the Declaration.

            "Series B Portion" has the meaning set forth in item I.B of Schedule B to the Lease.

            "Series B Trust Estate" has the meaning set forth in Article I of the Declaration.

            "Series C Maximum Amount" has the meaning set forth in Section 3.03(a)(i) of the Declaration.

            "Series C Trust Estate" has the meaning set forth in Article I of the Declaration.

            "Series C Portion" has the meaning set forth in item I.B of Schedule B to the Lease.

            "Services Agreement" has the meaning set forth in Recital G of the Preliminary Statement of the Participation Agreement.

            "Short-Term LIBO Period" means any period ending on the Interim Note Maturity Date or the Expiration Date and during which an Applicable Rate determined by reference to the LIBO Rate for a minimum Interest Period of at least one month is not available.

            "Single Employer Plan" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Company or any of its ERISA Affiliates and no Person other than the Company and its ERISA Affiliates or (b) was so maintained and in respect of which the Company or any of its ERISA Affiliates could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

            "Special Counsel" has the meaning set forth in Article I of the Declaration.

            "Special Environmental Counsel" means Chadbourne & Parke LLP as to matters of Federal law and Hughes & Luce as to matters of Texas law, or such other counsel as shall be reasonably satisfactory to the Agent and the Purchasers.

            "Specification Grade VCM" has the meaning set forth in Section 1.1 of the Services Agreement.

            "SSBTC" has the meaning set forth in the first paragraph of the Participation Agreement.

            "Stated Rate" has the meaning set forth in Section 9.18 of the Participation Agreement.

            "State Street" has the meaning set forth in the first paragraph of the Participation Agreement.

            "State Street Guaranty" has the meaning set forth in Recital H of the Preliminary Statement to the Participation Agreement.

            "State Street Guaranty Confirmation" means the Confirmation of Guaranty by SSBTC dated as of the Refinancing Date.

            "Subsidiary" means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock or the equivalent ownership or controlling interest, in either case having ordinary voting power to elect a majority of the board of directors, managers or trustees thereof (irrespective of whether at the time capital stock (or other evidence of ownership) of any other class or classes of such entity shall or might have the voting power upon the occurrence of any contingency) or (b) the beneficial interest in such trust or estate, is at the time owned or controlled, directly or indirectly, by the Company, by the Company and one or more of its other Subsidiaries or by one or more of the Company's other Subsidiaries.

            "Tax" or "Taxes" means, without limitation, any fee (including license, filing, recording, transfer and registration fees), foreign, Federal, state or local tax (including any income, gross receipts, withholding, franchise, excise, sales, use, value added, real, personal, tangible or intangible property tax or any tax similar to any of the foregoing taxes), interest equalization, recording, transfer or stamp tax, assessment (including any maintenance charge, owner association dues or charges), levy, impost, duty, charge or withholding of any kind or nature whatsoever, imposed or assessed by any foreign, Federal, state or local government or agency, or governmental authority, together with any addition to tax, penalty, fine or interest thereon.

            "Term" has the meaning set forth in paragraph 3 of the Lease.

            "Termination Notice" has the meaning set forth in paragraph 12(b)(i) of the Lease.

            "Termination Value" has the meaning set forth in Schedule C to the Lease.

            "Title Company" means a title company acceptable to the Agent.

            "Title Policy" has the meaning set forth in Section 2.01(g) of the Participation Agreement.

            "Total HCL Commitment" means the aggregate Note Commitments and Certificate Commitments of all of the Purchasers, not to exceed $50,000,000.

            "Total Note Commitment" means the aggregate Note Commitments of all of the Note Purchasers, not to exceed $164,900,000.

            "Transaction Documents" has the meaning set forth in Section 9.18 of the Participation Agreement.

            "Transactions" has the meaning set forth in Section 9.18 of the Participation Agreement.

            "Trust Estate" has the meaning set forth in Article I of the Declaration.

            "Trustee" has the meaning set forth in Article I of the Declaration.

            "Trustee's Counsel" has the meaning set forth in Section 2.03(c)(iv) of the Participation Agreement or such other counsel as shall be satisfactory to the Trustee.

            "UCC" means the Uniform Commercial Code as in effect from time to time in any jurisdiction whose Law governs the document in which such term is used and/or rights thereunder.

            "Unwind Event" has the meaning set forth in Section 7.03 of the Participation Agreement.

            "Unwind Fee" has the meaning set forth in Section 7.04 of the Participation Agreement.

            "Variable Rent" has the meaning assigned to it in item I.B of Schedule B to the Lease.

            "VCMI" means 1994 VCM Inc., a Texas corporation.

            "VCMI Loan Agreement" has the meaning set forth in Recital E of the Preliminary Statement to the Participation Agreement.

            "VCMI Mortgage" has the meaning set forth in Recital M of the Preliminary Statement to the Participation Agreement.

            "VCMI Note" has the meaning set forth in Recital M of the Preliminary Statement to the Participation Agreement.

            "Voting Stock" means outstanding shares of stock having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power because of default in dividends or some other default.

            "Withdrawal Liability" has the meaning set forth under Part I of Subtitle E of Title IV of ERISA.